UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. ____)

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FIRST INTERSTATE BANCSYSTEM, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2023 Proxy Statement

First Interstate BancSystem, Inc.

Member FDIC. Equal Housing Lender.

Core Beliefs:

What Makes Us *Us*

The enduring nature of our Company's Mission, Vision, and Values define why we do what we do, the way we do. They give weight and purpose to each of our interactions with clients, co-workers, and communities.

Mission

The focus of every action we take each day.

We help people and their money work better together.

Vision

Our North Star and ultimate goal.

To be the most relevant everyday experience our clients have with their money.

Values

The principles we live by and hold ourselves accountable to along the way.

People First, Always
Seek Greatness
Integrity
Celebrate Success
Commitment to Community

Notice of Annual Meeting of Shareholders
Participate in the Future of First Interstate — Please Cast Your Vote

Date:	Time:	Location:
May 24, 2023	4:00 p.m. MDT	First Interstate Great West Center
1800 6th Ave. North
Billings, MT

At the Annual Meeting, shareholders will be asked to vote on the following proposals:
(1)    To elect five directors to serve three-year terms, and until their respective successors have been elected and qualified;
(2)    To approve a plan of conversion to change the Company’s state of incorporation from Montana to Delaware;
(3)    To approve the First Interstate BancSystem, Inc., 2023 Equity and Incentive Plan;
(4)    To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers;
(5)    To approve, on an advisory basis, the frequency of future advisory votes on compensation of the Company’s Named Executive Officers; and
(6)    To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023.

YOUR VOTE IS IMPORTANT TO US. Shareholders of record as of the close of business on Friday, March 24, 2023, are entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Whether or not you plan to attend the annual meeting, we urge you to vote. A proxy that is signed and dated, but which does not contain voting instructions, will be voted as recommended by our Board of Directors on each proposal with respect to which a registered holder is entitled to vote.
Registered holders may vote:
▪By Internet — access http://www.voteproxy.com and follow the on-screen instructions;
▪By mail — sign, date, and mail your proxy card in the envelope provided as soon as possible; or
▪In person — vote your shares in person by attending the annual meeting.
BY ORDER OF THE BOARD OF DIRECTORS

Kirk D. Jensen
Corporate Secretary

Billings, Montana
April ___, 2023

(i)

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION
2022 Summary
The following is a summary of more detailed information found elsewhere in our proxy statement. This is only a summary, and it may not contain all the information that is important to you. For more complete information, please review this proxy statement in its entirety.
When we refer to the “Company,” “First Interstate,” “we,” “our,” and “us” in this proxy statement, we mean First Interstate BancSystem, Inc. and our consolidated subsidiaries, unless the context indicates that we refer only to the parent company, First Interstate BancSystem, Inc. When we refer to the “Bank” in this proxy statement, we mean First Interstate Bank, our wholly owned bank subsidiary.
This proxy statement and accompanying proxy card are being provided on or about April ___, 2023, to our shareholders of record who are entitled to vote at the annual meeting.

Annual Meeting

Time and Date:	4:00 p.m., Mountain Daylight Time, Wednesday, May 24, 2023
Place:	First Interstate Bank Great West Center, 1800 Sixth Avenue North, Billings, Montana 59101
Record Date:	Close of business on Friday, March 24, 2023
Voting:
Shareholders of record as of the record date are entitled to vote. We have outstanding only one class of common stock: Class A common stock. Each outstanding share of Class A common stock is entitled to one vote on all matters submitted to a vote of shareholders at the annual meeting.

Attendance:	If you plan to attend the annual meeting in person, you must bring the Notice of Internet Availability of Proxy Materials. If your shares are not registered in your name, you will need a legal proxy, account statement, or other documentation confirming your First Interstate BancSystem, Inc. holdings from the broker, bank, or other institution that is the record holder of your shares. You will also need a valid, government-issued picture identification that matches your Notice of Internet Availability of Proxy Materials, legal proxy, or other confirming documentation.
Adjournments:	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Agenda and Voting Recommendations

Proposal	Board Recommendation
PROPOSAL 1 Election of Five Directors	BOARD RECOMMENDATION **"FOR"** Each Nominee
PROPOSAL 2 Approval of the Company's Reincorporation from Montana to Delaware	BOARD RECOMMENDATION **"FOR"** Approval
PROPOSAL 3 Approval of the Company's 2023 Equity and Incentive Plan	BOARD RECOMMENDATION **"FOR"** Approval
PROPOSAL 4 Adoption of Advisory Resolution on Executive Compensation	BOARD RECOMMENDATION **"FOR"** Adoption
PROPOSAL 5 Election of the Non-Binding Option of "EACH YEAR" for the Frequency of Future Advisory Votes on Executive Compensation	BOARD RECOMMENDATION **"FOR"** Election
PROPOSAL 6 Ratification of Appointment of Independent Registered Public Accounting Firm	BOARD RECOMMENDATION **"FOR"** Ratification

Review your Proxy Statement and vote in one of three ways:

Via the Internet
Visit the website listed on your proxy card

By Mail
Sign, date and return your proxy card in the enclosed envelope

In Person
Attend the Annual Meeting in Billings, MT

2022 Financial Performance Highlights
In 2022, we reported net income of $202.2 million, or $1.96 per diluted share of common stock outstanding. Net income included selected after-tax items totaling $162.6 million, which reduced earnings by $1.57 per diluted share and were primarily related to the acquisition of Great Western Bancorp, Inc. (“Great Western”) and investment securities losses. Our reported return on average common equity ("ROAE") was 6.34% and our return on average tangible common equity (“ROATCE”) was 10.09%. Adjusted for the same items, the Company generated an Adjusted ROAE and Adjusted ROATCE of 11.44% and 18.21%, respectively.

$202.2	$1.96	6.34%	/	10.09%	$29.43
Net Income	Diluted Earnings Per Share	ROAE / ROATCE*			Book Value Per Share

$364.8	$3.53	11.44%	/	18.21%	$17.69
Adjusted Net Income*	Adjusted Diluted Earnings Per Share*	Adjusted ROAE* / Adjusted ROATCE*			Tangible Book Value Per Common Share*

* ROATCE, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted ROAE and ROATCE, and Tangible Book Value Per Common Share (TBVPS) are financial measures not defined in accordance with accounting principles generally accepted in the United States of America, or GAAP. See Appendix A to this proxy statement for a reconciliation of such measures to their most directly comparable GAAP financial measures, Net Income, Diluted Earnings Per Share (EPS), ROAE, ROAE, and Book Value Per Share (BVPS), respectively.
Delivering Long-term Value
We focus on generating strong financial results over the long term, growing organically and through strategic acquisitions. Over the last 10 years, our earnings have increased 247%. Over the same period, common equity has increased 309%, from $751.2 million as of December 31, 2012, to $3,073.8 million as of December 31, 2022, aided this past year by the issuance of $1,723.3 million of common stock for the Great Western acquisition.

Net Income
$220
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

With this growth in earnings, we have been diligent in returning capital to our shareholders. During 2022, the Company repurchased 5 million shares of common stock and paid $1.70 in total dividends per share, amounting to a total return of capital to shareholders of 188% of reported net income. Additionally, we have steadily increased regular dividends over the past 10 years, including a $0.07 increase to our quarterly dividend in Q4 2022, to $0.47 per share, in addition to making a one-time cash dividend of $0.60 per share in 2020.

Dividends
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Regular Dividend
Special Dividend

We have also delivered growth in EPS, BVPS, and TBVPS over the past 10 years, reflecting compound annual growth rates of 0.0%, 5.5%, and 2.7% respectively. On an adjusted basis, EPS growth has compounded at 6.8% over the last 10 years.

BVPS
TBVPS
EPS
$40.00
$30.00
$20.00
$10.00
$0.00
$1.96
$1.87
$1.90
$2.13
$2.05
$2.75
$2.83
$2.53
$3.11
$1.96
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

FIBK: TOTAL SHAREHOLDER RETURN (3/23/2010 THROUGH 12/31/2022)
FIBK
KBW Bank Index
S&P Financials Index
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
March-10
January-11
December-11
January-13
January-14
March-15
April-16
May-17
May-18
May-19
May-20
March-21
July-21
November-21
April-22
August-22
December-22

Additional information concerning our performance can be accessed on the Company's website at www.FIBK.com. The information contained on our website with respect to our performance, however, shall not be deemed to be a part of, or incorporated by reference in, this proxy statement for any purpose.

Commitment to Community
Commitment to Community is one of our core values. In furtherance of our commitment, we made a $21.5 million donation to the First Interstate BancSystem Foundation in connection with the Great Western merger to enhance our ability to provide meaningful and relevant assistance across the expanded footprint. This is in addition to our long-standing annual donation of 2% of our net income to local communities through grants and donations. As a result, we donated $9.1 million to more than 1,000 nonprofit organizations throughout our footprint to address food insecurity, communities fighting wildfires, and Native American Community Development efforts. We also held our annual Volunteer Day, safely and effectively helping 394 nonprofit organizations.
Our focus on our people, processes, and technology allowed us to continue delivering to each of our stakeholders in meaningful and compelling ways:

For our Employees

For the fifth consecutive year, First Interstate partnered with Gallup—an industry leader for employee engagement—to survey our employees. Our primary goal is to enhance participation and sustain a best-in-class engagement ratio year-over-year. In 2022, our employees averaged an engagement score of 4.12 out of 5. We are proud to maintain our commitment to fostering a culture of engagement in 2023 and beyond.

For our Clients

We continued to invest in our digital platform and strengthen our business processes in order to deliver quality products and services to our clients when and where they choose to interact with us.

For our Communities

Commitment to community serves as one of our guiding values—to be "all-in" when giving back to our communities with time, money, and heart. In 2022, we once again held a Company-wide Volunteer Day where we closed the Bank for half a day to assist those less fortunate across our footprint.

For our Shareholders

We believe engaged employees, satisfied clients, and strong communities have a significant impact on our financial results, which ultimately allows us to meet the expectations of our shareholders.

Full year earnings of

$202.2M

OR

$1.96 per diluted share

Commitment to Sound Corporate Governance
We have structured our corporate governance program to promote the long-term interests of shareholders, strengthen the accountability of our Board of Directors (“Board”) and management, and build public trust in the Company. Highlights of our efforts include:

☑	All Board Committees are chaired by independent directors;
☑	Regular executive sessions of independent directors;
☑	Equity ownership guidelines for directors and executive officers; and
☑	Cash and equity awards with clawback provisions.

Established in 1968, has existed for

55 YEARS

$32B+ TOTAL ASSETS

Community Bank

Operating in

14 states

300+ banking offices

3,700+ employees

Staying true to our roots means putting people first. When it comes to giving back, we start with the communities we serve across 14 states to build the foundation of our corporate giving program.

Volunteer Match Program

First Interstate supports nonprofits by matching eligible volunteer hours through our volunteer match program, enriching charitable organizations with much-needed support and financial resources.

19K hours in total

2022

$7.8M donated in 2022

First Interstate Bank commits 2% of its Net Income Before Taxes annually to charitable giving. In 2022, we gifted $7.8 million to help make a difference in our communities.

$91M in forgiven PPP Loans during 2022

Every Year, Even Greater Impact

Executive Compensation Highlights
Our executive compensation program is aligned with our business strategy and is designed to maximize long-term shareholder value.
What We Pay and Why — Goals and Elements of Compensation:
▪Emphasize pay for performance;
▪Attract, retain, and motivate talented and experienced executives within the banking industry;
▪Recognize and reward executives whose skill and performance are critical to our success;
▪Align interests of our executives with our shareholders; and
▪Discourage excessive risk taking.

Key Features of our Executive Compensation Program:

What We Do...		What We Do Not Do...
☑	Emphasize pay for performance	☒	Allow for short-selling, hedging, or pledging of Company securities
☑	Use multiple performance measures and caps on potential incentive payments	☒	Allow "single-trigger" accelerated vesting of equity-based awards upon change in control
☑	Engage an independent compensation consultant	☒	Grant excessive perquisites
☑	Require minimum equity ownership for directors and executive officers	☒	Pay excise tax "gross ups" upon change in control
☑	Maintain a clawback policy	☒	Reprice or recycle shares
☑	Discourage excessive risk taking by reserving the right to use discretion in the payout of all incentives	☒	Trade in Company securities during designated black-out periods, except under limited circumstances including valid rule 10b5-1 trading plans

Elements of Total Compensation
Using a consistent and calibrated pay for performance approach across the Company, we reward results, discourage excessive risk taking, and drive long-term shareholder value. To promote a culture that aligns the interests of management with those of our shareholders, our executive compensation program focuses on a mix of fixed and variable compensation.

We have three primary elements of compensation:
▪Base salary: Competitive fixed-base cash compensation determined by individual factors, such as scope of responsibility, experience, and strategic impact.
▪Short-term Incentive: Annual performance-based cash incentives aligned with the achievement of individual and Company financial and strategic growth objectives.
▪Long-term Incentive: Equity-based incentives to reward and retain executive officers and senior leaders, with an emphasis on long-term Company performance compared to peers.

Proposal One
Election of Directors
There are fifteen (15) directors serving in our fifteen (15) available seats on the Board, which is divided into three classes of directors serving staggered three-year terms. There are five directors in Class II with a term that expires at the 2023 annual meeting of shareholders, five directors in Class III with a term that expires at the 2024 annual meeting of shareholders, and five directors in Class I with a term that expires at the 2025 annual meeting of shareholders. All five incumbent directors currently serving in Class II have been nominated and agreed to be considered for election at the 2023 annual meeting to serve a three-year term expiring at the annual meeting to be held in 2026. The nominees for election as Class II directors at this annual meeting are:
▪Alice S. Cho
▪Thomas E. Henning
▪Dennis L. Johnson
▪Patricia L. Moss
▪Daniel A. Rykhus
Unless authority to vote is withheld or the votes are determined to be broker non-votes as discussed below under the caption “Information About the Shareholder Meeting,” the persons named as proxies in the proxy card accompanying these materials will vote the shares represented by a validly executed proxy card for the election of the above-named nominees. If, at the time of the annual meeting, any nominee becomes unavailable for any reason for election as a director, the persons entitled to vote as proxy will vote for the election of such substitute(s), if any, to the same extent as contemplated above and as the Board may recommend. At this time, the Board knows of no reason why any nominee might be unavailable or unwilling to serve.

Nominees
The individuals listed below have been nominated for election because the Board believes, based in part upon the recommendation of the Governance and Nominating Committee, they possess the skills, experience, personal attributes, and tenure needed to guide the Company’s strategy and to effectively oversee the Company’s risk management framework and management’s execution of its responsibilities. The following table sets forth information regarding the nominees for election at the annual meeting. Additional biographical information for each of the nominees follows below under the caption "Business Biographies."

Name and Age	Director Since	Principal Occupation
Alice S. Cho, 56	2020	Senior Advisor, Boston Consulting Group
Thomas E. Henning, 70	2022	Manager- Henning LLC companies
Dennis L. Johnson, 68	2017	Retired President and CEO, United Heritage Mutual Holding Company
Patricia L. Moss, 69	2017	Retired President and CEO, Cascade Bancorp.
Daniel A. Rykhus, 58	2022	Strategic Advisor, Raven Industries
If a quorum is present at the annual meeting, a majority of the voting power of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors is required to elect a director. This means each of the five nominees for director must receive the affirmative vote of more than 50% of the votes present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting to be elected.

Directors Other Than Nominees

The following table sets forth information regarding the directors serving in the Board Classes I and III not up for election at the annual meeting. Additional biographical information for each of these directors follows below under the caption "Business Biographies."

Name and Age	Director Since	Class	Term Expires	Principal Occupation
James P. Brannen, 60	2022	III	2024	Retired CEO, FBL Financial Group, Inc.
Stephen B. Bowman, 59	2021	I	2025	Retired CFO, The Northern Trust Corporation
Frances P. Grieb, 62	2022	I	2025	Retired Partner, Deloitte LLP
John M. Heyneman, 55	2010	III	2024	Executive Director, Plank Stewardship Initiative
David L. Jahnke, 69	2011	III	2024	Chair of the Board, First Interstate BancSystem, Inc.; Retired Partner, KPMG
Stephen M. Lacy, 69	2022	I	2025	Retired CEO, Meredith Corporation
Joyce A. Phillips, 60	2021	I	2025	CEO, EqualFuture Corp.
Jonathan R. Scott, 48	2020	I	2025	General and Limited Partner, Scott Land & Livestock, LP
Kevin P. Riley, 63	2015	III	2024	President and CEO, First Interstate BancSystem, Inc.
James R. Scott, 73	1971	III	2024	Former Chair of the Board, First Interstate BancSystem, Inc.

26.7% Women Directors

8

New Directors in the Last 5 Years

6.5 YEARS

Average Tenure of Directors

All board members, except the CEO, are independent directors

62.6 Average Age

62 Median Age

Directors and Executive Officers

The following table sets forth information concerning each of our directors, director nominees, and executive officers. Additional biographical information for each of these individuals follows below under the caption "Business Biographies.

Name	Age	Position
David L. Jahnke	69	Chair of the Board
Kevin P. Riley	63	President, Chief Executive Officer, and Director
Lorrie L. Asker	55	Senior Vice President & Interim Chief Banking Officer
Stephen B. Bowman	59	Director
James P. Brannen	60	Director
Alice S. Cho	56	Director
Scott E. Erkonen	51	Executive Vice President and Chief Information Officer
Frances P. Grieb	62	Director
Thomas E. Henning	70	Director
John M. Heyneman, Jr.	55	Director
Kirk D. Jensen	53	Executive Vice President and General Counsel
Dennis L. Johnson	68	Director
Karlyn M. Knieriem	55	Executive Vice President and Chief Risk Officer
Stephen M. Lacy	69	Director
Patricia L. Moss	69	Director
Marcy D. Mutch	63	Executive Vice President and Chief Financial Officer
Joyce A. Phillips	60	Director
Kristina R. Robbins	54	Senior Vice President and Chief Operations Officer
Daniel A. Rykhus	58	Director
James R. Scott	73	Director
Jonathan R. Scott	48	Director

Board Diversity Matrix (As of March 24, 2023)
	Female	Male
Total Number of Directors	15
Part I: Gender Identity
Directors	4	11
Part II: Demographic Background
Asian	1
White	3	11

Business Biographies
David L. Jahnke has been a director since September 2011, Chair of the Board since May 2020, and Vice Chair of the Board from August 2019 to May 2020. In 2010, Mr. Jahnke completed a 35-year career as a partner of KPMG with a focus on global clients, especially in the financial services industry.

Qualifications	Committee Memberships	Additional Current Public Company Board of Director Memberships
•Significant experience in the accounting, auditing, and financial service industries, both nationally and internationally
•Extensive knowledge in key issues, dynamics, and trends affecting the Company, its business, and banking industry in general
•Extensive knowledge regarding fiduciary obligations, insurance, and other legal requirements and duties of a public company.
	•Executive Committee (Chair) •Governance and Nominating Committee	•Swiss Re America Holding Corporation (Audit Committee Chair) •Schnitzer Steel Industries, Inc. (Lead Independent Director, Audit Committee and Compensation Committee Member)
Kevin P. Riley has been President and Chief Executive Officer of the Company and First Interstate Bank and a member of the Board of Directors since September 2015. Prior to his current role, Mr. Riley served as an Executive Vice President and the Chief Financial Officer of the Company from 2013 to 2015. Mr. Riley leads First Interstate Bank with expertise drawn from more than 36 years of experience in the banking industry. In December 2021, he completed his term representing the Federal Reserve Bank, Ninth District, serving as a member of the Federal Advisory Council. Mr. Riley serves as Chair of the First Interstate BancSystem Foundation board of directors. Mr. Riley also serves on the Pacific Bankers Management Institute Board of Directors. Prior to joining the organization, Mr. Riley was an Executive Vice President and Chief Financial Officer for Berkshire Hills Bancorp in Massachusetts and he served in various executive-level positions with KeyCorp. Mr. Riley earned a Bachelor of Science degree in business administration from Northeastern University in Boston, Massachusetts.

Qualifications	Committee Memberships	Additional Current Public Company Board of Director Memberships
•Extensive knowledge of key issues, dynamics, and trends affecting the Company, its business, and the banking industry in general. •Strategic insight and direction to the Company.	•Executive Committee	•None

Lorrie L. Asker is First Interstate Bank’s Interim Chief Banking Officer (CBO), a role she was awarded in February 2023 while serving as First Interstate’s Rocky Mountain Regional President. As Interim Chief Banking Officer, Ms. Asker leads the retail, commercial, treasury management, and wealth management teams at First Interstate. With nearly 30 years of experience in the financial services industry, Ms. Asker has track record of building strong relationships and producing results. Her strengths include developing long-term strategic plans that address the changing landscape of banking products and services. Prior to her role as Interim CBO, Ms. Asker served as First Interstate’s Rocky Mountain Regional President since 2019, managing a regional treasury team, 10 commercial banking teams and more than 50 branches. Ms. Asker previously served as a commercial banking executive for First Foundation Bank and Senior Vice President and Director of Commercial Loan Underwriting at Umpqua Bank. In these roles, she led the commercial underwriting and analysis teams and was responsible for the configuration and deployment of a new commercial loan origination and filing system. Ms. Asker’s career also includes tenures with Sterling Bank, US Bank, and West One Bank. Ms. Asker is actively involved in her community and was appointed to the Governor’s Economic Rebound Advisory Committee and is a member of the Idaho Bankers Association’s Government Affairs Committee. She also serves on the board of the United Way of Treasure Valley and the St. Alphonsus Regional Medical Center Foundation. Ms. Asker earned a Bachelor of Science in organizational communication from the University of Idaho and a Master of Business Administration from the College of William and Mary. She is a graduate and a current faculty member of the Pacific Coast Banking School.
Stephen B. Bowman has been a director since February 2021. Mr. Bowman served as Chief Financial Officer of The Northern Trust Corporation, a global financial institution, from 2014 until his retirement in 2020. As CFO, Mr. Bowman was responsible for the Company’s Global Finance function including Controller’s group, Financial Planning and Analysis, Tax, Investor Relations, Treasury, Capital Adequacy, Business Unit Finance, Corporate Real Estate, Procurement, Fee Billing, and Finance Technology. Prior to his CFO role, Mr. Bowman served in various leadership positions at The Northern Trust Corporation, including Chief Human Resources Officer and CEO of Northern Trust’s European region and North American region. Mr. Bowman is a National Trustee of Miami University and serves as the Chair of the Investment Subcommittee. Mr. Bowman also serves on the board of directors for Glenwood Academy. Mr. Bowman is a graduate of Miami University and earned an MBA from DePaul University.

Qualifications	Committee Memberships	Additional Current Public Company Board of Director Memberships
•Significant knowledge in the financial services industry, executive management, and legal requirements and duties of public companies	•Audit Committee (Financial Expert) •Compensation and Human Capital Committee	•None

James P. Brannen has been a director since February 2022. Mr. Brannen served as Chief Executive Officer of FBL Financial Group, Inc., a publicly held financial services company, from August 2012 through his retirement in January 2020. Prior to that, Mr. Brannen served for 29 years at FBL Financial Group, Inc. in various roles including Chief Financial Officer, Chief Administrative Officer and Treasurer, and Vice President of Finance. Mr. Brannen serves on the Amerisure board and chairs the audit committee. He also serves on the Globe Life, Inc. board and serves on its compensation committee. Mr. Brannen previously served as a member of the boards of Great Western Bancorp, the Iowa Business Council, the Greater Des Moines Partnership, Property Casualty Insurers Association of America, the Federation of Iowa Insurers and the Central Iowa Water Trails Campaign Advisory Council. Additionally, he was the 2020 Campaign Chair for the United Way of Central Iowa. In 2015, Mr. Brannen was named "Outstanding CPA in Business & Industry" by the Iowa Society of Certified Public Accountants.

Qualifications	Committee Memberships	Additional Current Public Company Board of Director Memberships
•More than 32 years of relevant business experience in the banking and financial services industry, including Chief Executive Officer and public company management experience.	•Executive Committee •Technology Committee	•Globe Life (Compensation Committee member)
Alice S. Cho has been a director since May 2020. Ms. Cho has been a Senior Advisor at the Boston Consulting Group, a global management consulting firm, since 2021. From 2017 to 2020, Ms. Cho served as Advisor to Varo Money, Inc., the nation’s first fintech to receive regulatory approvals to operate as a bank. In that role, Ms. Cho advised the Board, the CEO, and senior management on managing risk in the context of an innovative, digital-only business model. From 2005 to 2017, Ms. Cho served in various leadership roles, including Managing Director and the head of the West Coast Practice, at Promontory Financial Group. In that capacity, she was responsible for leading engagements and for advising directors and top executives of global financial institutions and leading fintech companies on issues relating to enterprise risk management, compliance, corporate governance, and regulatory strategy. Prior to joining Promontory, Ms. Cho was director at BITS, the technology arm of the Bank Policy Institute. Earlier, Ms. Cho served as Special Advisor to Vice Chair Alice M. Rivlin at the Federal Reserve Board in Washington, D.C., and worked on banking policy issues at the U.S. Office of Management and Budget. Ms. Cho also serves on the board of directors at Globe Life and on the Advisory Council at the University of Chicago Harris School of Public Policy. She is a graduate of Whitman College and earned a M.A. from the University of Chicago.

Qualifications	Committee Memberships	Additional Current Public Company Board of Director Memberships
•Significant knowledge in risk management and regulatory compliance issues •Knowledge in strategic initiatives and technology innovation, including digitization, in the financial services industry.	•Audit Committee (Financial Expert) •Risk Committee (Risk Management Expert) •Technology Committee	•Globe Life

Scott E. Erkonen is the Executive Vice President and Chief Information Officer for the Company, joining in February 2022. Prior to this appointment, Mr. Erkonen served as the Chief Information Officer for Great Western Bank since 2016, and provided overall leadership and executive oversight for Information Technology and Information Security. With over 25 years of experience in the industry, Mr. Erkonen has held various roles within the industry, including: Senior Vice President of Home Federal Bank (acquired by Great Western Bank in 2016); Director of Client Relationships for Orange Parachute – specializing in Information Security, Cyber Risk Management and Information Technology Governance; and Infrastructure and Information Security for First Premier Bank and First Premier Bankcard. Mr. Erkonen currently holds a CISSP designation, in addition to being one of the first to lead an ISO 27001 certification effort worldwide in 2005. Mr. Erkonen currently serves on the Board of First Priority of the Great Plains, and remains active in the community as a volunteer for various nonprofit organizations and advisory boards. Mr. Erkonen attended Augustana University in Sioux Falls, SD and is a former faculty member at the Graduate School of Banking located at the University of Wisconsin – Madison.
Frances P. Grieb has been a director since February 2022 and previously was a director of Great Western Bancorp and Great Western Bank since July 2014. Ms. Grieb is a retired partner with nearly 30 years of public accounting experience with Deloitte LLP, including leadership roles as Lead Client Service Partner and Audit Partner, Deputy Professional Practice Director, Midwest Region Audit Women’s Initiative Leader, Midwest Region Women’s Initiative Executive Council, Diversity and Inclusion Initiative Leader and Financial Services Leader for the Nebraska/Iowa practice and National Banking Practice FDICIA Implementation Group. Ms. Grieb has worked with a broad array of financial service entities throughout her career. Additionally, Ms. Grieb has five years of banking industry experience with Packers National Bank, Omaha, Nebraska. Ms. Grieb is also a Fellow of the Life Management Institute (FLMI), a professional designation in advanced insurance and financial services concepts and practiced as a CPA for 30 years. Ms. Grieb also serves on the Board of Principal Funds and is a member of the Audit Committee. She serves on the National Advisory Board of the College of Business at the University of Nebraska at Omaha and is a member of the AICPA, United Way of the Midland’s Women’s Leadership Council, and the National Association of Corporate Directors. Ms. Grieb earned her Bachelor of Science in Business Administration with an emphasis in Accounting from the University of Nebraska at Omaha.

Qualifications	Committee Memberships	Additional Current Public Company Board of Director Memberships
•Extensive experience with corporate governance and regulatory matters
•Significant relevant public company and board experience in the financial services industry, including banking, insurance, broker-dealer, investment company and real estate audit and consulting
•Significant experience with public company financial reporting and internal control matters
	•Audit Committee (Chair, Financial Expert) •Risk Committee (Risk Management Expert)	•None

Thomas E. Henning has been a director since February 2022. For over 25 years, Mr. Henning served as President and Chief Executive Officer of Assurity Group Inc., a privately held life and health insurance company. From 1985 through 1990, he served as Executive Vice President of First Commerce Bancshares and President and Chief Operating Officer of its lead bank, the National Bank of Commerce. From 1983 through 1985, he was President and Chief Executive Officer of First Commerce's Overland National Bank subsidiary. Prior to that, Mr. Henning served as a Vice President and loan officer specializing in agriculturally related credits. Mr. Henning also served on the board of directors of Great Western Bancorp and Federal Home Loan Bank of Topeka, where he served as chair of the risk management oversight committee and as a member of the Executive, Audit and Compensation Committees. Mr. Henning was re-elected to the Federal Home Loan Bank of Topeka in January 2023 and he serves on the Risk, Audit, and Compensation/Human Resources and Inclusion committees. In November 2022, Mr. Henning was appointed to the Nebraska Investment Council by the Nebraska Governor.

Qualifications	Committee Memberships	Additional Current Public Company Board of Director Memberships
•Over 32 years of relevant business experience in banking and financial services industry
•Significant management and leadership experience
•Completion of comprehensive program of study by National Association of Corporate Directors
•Chartered Financial Analyst and with substantial financial expertise
	•Risk Committee (Risk Management Expert) •Technology Committee	•Nelnet, Inc. (Finance and Risk Committee member)
John M. Heyneman, Jr. has been a director since May 2018 and was previously a director from 1998 to 2004 and from 2010 to 2016. Mr. Heyneman is based in Sheridan, Wyoming as the Executive Director for the Plank Stewardship Initiative, a nonprofit organization providing technical solutions to ranchers in the Northern Great Plains. Additionally, Mr. Heyneman is Chair of the Padlock Ranch, a diversified cow-calf, farm, and feedlot operation based in Dayton, Wyoming. From 2005 to 2010, Mr. Heyneman was involved in economic development and business recruitment in Sheridan, Wyoming. From 1998 to 2009, Mr. Heyneman managed and worked on large cattle ranches on public, private, and tribal lands in northern Arizona, Utah, Montana, and Wyoming. Mr. Heyneman received a Master of Science Degree from Montana State University and a Bachelor of Arts degree in American Studies from Carleton College. Mr. Heyneman is an N.A.C.D Leadership Fellow and has completed several executive education programs at the Northwestern University - Kellogg School of Management. Mr. Heyneman is the nephew of James R. Scott and the cousin of Jonathan R. Scott. Mr. Heyneman was recommended for Board service by the Scott Family Council.

Qualifications	Committee Memberships	Additional Current Public Company Board of Director Memberships
•Executive management and business experience in the agriculture industry
•Understanding of the regional economies and communities the Company serves
•Knowledge of the Company’s unique challenges, regulatory environment, and history as a result of his years of service to the Company
	•Governance and Nominating Committee (Chair) •Executive Committee	•None

Kirk D. Jensen is Executive Vice President and General Counsel, and joined First Interstate in January 2016. Prior to his employment with First Interstate, Mr. Jensen was a founding partner of the law firm BuckleySandler LLP in Washington, D.C., where he advised financial institutions on a variety of regulatory compliance matters and represented financial institutions in federal and state government enforcement actions and in high-stakes litigation. In 2018, he was recognized with the Global Counsel Award for Financial Services-Regulatory by the Association of Corporate Counsel and Lexology. He is also a fellow of the American College of Consumer Financial Services Lawyers, and has held various leadership positions in the American Bar Association’s Business Law and Litigation Sections. Mr. Jensen clerked for the Honorable Deanell Reece Tacha, Chief Judge of the United States Court of Appeals for the Tenth Circuit. He earned his Juris Doctor degree from Duke University School of Law in Durham, North Carolina, and his Bachelor of Arts degree from Brigham Young University in Provo, Utah.
Dennis L. Johnson has been a director since May 2017. Prior to his retirement in 2020, Mr. Johnson was President and Chief Executive Officer of United Heritage Mutual Holding Company since 2001, and United Heritage Financial Group and United Heritage Life Insurance Company, which are insurance, annuity, and financial products companies, since 1999. Mr. Johnson served as President and Chief Executive Officer of United Heritage Financial Services, a broker-dealer, from 1994-1998 and served as General Counsel of United Heritage Mutual Holding Company and its predecessor and certain of its affiliates from 1983 to 1999. Mr. Johnson also serves on the boards of Idaho Power Co. and Northwest Nazarene University Foundation. Mr. Johnson is a former trustee of the Public Employees Retirement System of Idaho and currently serves on the Idaho Citizens’ Committee on Legislative Compensation, appointed by the Idaho Supreme Court.

Qualifications	Committee Memberships	Additional Current Public Company Board of Director Memberships
•Significant experience in the insurance industry and risk management issues.	•Risk Committee (Chair, Risk Management Expert) •Audit Committee •Technology Committee	•IDACORP, Inc.
Karlyn M. Knieriem has served as the Company’s Executive Vice President and Chief Risk Officer since 2022. With over 25 years of experience in financial services across a variety of roles including finance, treasury, retail, credit and risk management, Ms. Knieriem first began this role in 2018 with Great Western Bank – originally joining as the Head of Enterprise Risk Management in 2016. In addition to these roles, Ms. Knieriem also enjoyed a lengthy career at First National Bank of Omaha where she worked in a number of senior leadership positions. Ms. Knieriem earned a Bachelor of Science in Business Administration degree with specialization in Accounting from the University of Nebraska at Omaha in Omaha, Nebraska.

Stephen M. Lacy has been a director since February 2022. Mr. Lacy is the retired Chair of Meredith Corporation, a public media and marketing company serving American women. He joined Meredith Corporation in 1998 as Vice President and Chief Financial Officer. He served as Vice President and Chief Financial Officer until 2006 and Chief Executive Officer from 2006 until 2019. He was appointed Chair of Meredith Corporation in 2010 and served until his retirement in November 2020. Mr. Lacy also served on the board of directors of Great Western Bancorp. Mr. Lacy currently serves on the board of the Kansas State University Alumni Association, The Community Foundation of Greater Des Moines, and United Way of Central Iowa.

Qualifications	Committee Memberships	Additional Current Public Company Board of Director Memberships
•Significant public company management experience and public company board experience •Public company corporate governance experience	•Compensation and Human Capital Committee •Governance and Nominating Committee	•Hormel Foods Corporation (Compensation Committee Chair, Audit Committee)
Patricia L. Moss has been a director since May 2017. Ms. Moss served as Chief Executive Officer of Bank of the Cascades and President and Chief Executive Officer of Cascade Bancorp from 1998 to 2012. Ms. Moss is a former Director of the Oregon Investment Council, a former board member of Clear One Health Plans and the Oregon Growth Board, and has served on various community boards, including Central Oregon Community College, Oregon State University Cascades Campus, and St. Charles Medical Center.

Qualifications	Committee Memberships	Additional Current Public Company Board of Director Memberships
•Significant banking experience as previous CEO of the Bank of the Cascades and Cascade Bancorp
•Significant public company management experience and public company board experience
•Knowledge of the unique history of the company prior to and after merging with First Interstate BancSystem, Inc.
	•Compensation and Human Capital Committee (Chair) •Executive Committee •Governance and Nominating Committee	•MDU Resources, Inc. •Aquila Group of Funds

Marcy D. Mutch has been Executive Vice President and Chief Financial Officer since September 2015. Prior to her current role, Ms. Mutch served as the Bank’s Investor Relations Officer from 2010 to 2015 and as Vice President of Corporate Tax from 2006 to 2010. Ms. Mutch contributes over 30 years of financial industry experience and expertise to First Interstate. Prior to joining the Bank, she served in tax and finance positions with Citizens Development Company and as a tax manager for Eide Bailly, LLP. Ms. Mutch earned a Bachelor of Science degree in business administration from Montana State University in Billings, Montana.
Joyce A. Phillips has been a director since February 2021. During a 25-year-plus career, Ms. Phillips has led significant businesses including retail banking, credit cards, insurance, and wealth management. Ms. Phillips is Founder and CEO of EqualFuture Corp., a FinTech startup based in San Francisco, that delivers affordable personal financial wellness via a SaaS model to individuals and businesses. Prior executive roles include Group Managing Director M&A, Chief Marketing and Innovation Officer, and CEO of Australia and New Zealand Banking Group Limited’s (ANZ) Global Wealth Division. Prior to joining ANZ, Ms. Phillips was President and Chief Operating Officer at American Life Insurance Company (ALICO), a global subsidiary of American International Group, Inc. Ms. Philips previously held senior executive roles for Citigroup including Head of International Retail Banking. In that role she was responsible for strengthening product and distribution in 42 countries. Ms. Phillips currently serves on the board of Girls Inc. NYC and the Smithsonian National Board. Ms. Phillips was included in the U.S. Banker "25 Most Powerful Women in Banking and Finance" list multiple years and named one of the Top 100 FinTech leaders in Asia. Ms. Phillips holds an MBA from the Stern School of Business at New York University.

Qualifications	Committee Memberships	Additional Current Public Company Board of Director Memberships
•Significant experience in financial services and FinTech industries •Knowledge of the regulatory environment	•Technology Committee (Chair) •Audit Committee	•Western Union Company •Katapult Holdings, Inc.
Kristina R. Robbins has been Chief Operations Officer since May 2022. Ms. Robbins has extensive banking experience serving in a variety of leadership roles throughout her 25-year career. Prior to her current role, Ms. Robbins served as First Interstate's Director of Loan Operations from August 2018 to March 2022. In this role, Ms. Robbins was responsible for leading key improvement efforts in the lending channels to better align the work to support both clients and bankers. She has experience in process improvement, including Lean, Six Sigma, and Agile methods. Ms. Robbins worked as an Executive Vice President for Sterling Bank from 2007 until its merger with Umpqua Bank in April 2014, when she was named Executive Vice President and Director of Loan Operations and the Call Center. Ms. Robbins is an active community volunteer, focusing her efforts on supporting the young people and the underserved in her community. Her efforts in these areas align around safe places to assemble, quality education, and technical training offerings, all which support a healthy community.

Daniel A. Rykhus has been a director since February 2022. Mr. Rykhus retired as President and Chief Executive Officer of Raven Industries in 2021 after serving in that role for 11 years and for the company for 31 years in leadership positions, and currently serves as a strategic advisor to Raven. Raven is a publicly held corporation that serves the precision agriculture, high performance specialty films, and situational awareness markets, and was acquired by CNHi at the time of Mr. Rykhus’ retirement as CEO. Under Mr. Rykhus’s leadership, the company transformed from an industrial company to a growing technology driven organization. Mr. Rykhus also served as a member of the board of directors of Raven Industries from 2008 to 2021. He currently serves as a strategic advisor to CNHi. In addition, Mr. Rykhus also served on the board of directors of Great Western Bancorp from 2011 to 2022 and served as chair of the compensation committee and was at various times a member of the executive, audit, and governance committees. Mr. Rykhus currently serves on the boards of directors of several non-profit organizations and advises other businesses.

Qualifications	Committee Memberships	Additional Current Public Company Board of Director Memberships
•31 years of leadership experience •Experience as a director and past audit committee member of Great Western Bancorp •Public company corporate governance experience	•Compensation & Human Capital Committee •Governance and Nominating Committee	•None
James R. Scott has been a director since 1971 and served as Chair of the Board from January 2016 to May 2020, the Executive Vice Chair of the Board from 2012 to January 2016, and the Vice Chair of the Board from 1990 to 2012. Mr. Scott served as a director of First Interstate Bank from 2007 to 2020, serving as Chair from 2011-2020. Mr. Scott is managing partner of J.S. Investments, Vice President of the Foundation for Community Vitality, board member of First Interstate BancSystem Foundation, board member of Padlock Ranch Corporation, board member of Blackfeet Indian Land Trust, and lifetime trustee at Fountain Valley School of Colorado. Mr. Scott also served as Chair of the Padlock Ranch Corporation from 1999-2017, Chair of Homer A. and Mildred S. Scott Foundation from 1990 to 2006, Chair of First Interstate BancSystem Foundation from 1990 to 2006, and Chair of Scott Family Services, Inc. from 2003 to 2012. Mr. Scott is the uncle of Jonathan R. Scott and John M. Heyneman, Jr.

Qualifications	Committee Memberships	Additional Current Public Company Board of Director Memberships
•Significant executive management, business, and corporate governance experience as a result of his years of service to the Company and other family-related businesses
•Extensive knowledge of key issues, dynamics, and trends affecting the Company, its business, and the banking industry in general
•Extensive knowledge of the Company’s unique challenges, regulatory environment, and history
	•Compensation & Human Capital Committee •Executive Committee	•None

Jonathan R. Scott has been a director since 2020. Mr. Scott is an entrepreneur, focusing on small business and real estate development. Mr. Scott was previously a director from 2006 to 2011 and 2013 to 2019. Mr. Scott served as President of the Jackson, Wyoming, branch from 2011 to 2019. Prior to that appointment, Mr. Scott served in various management and other positions within the Company, including serving as community development officer of First Interstate Bank from 2008 to 2011, president of FIB CT, LLC, dba Crytech, a related non-bank subsidiary, from 2004 to 2008, and an employee of the Financial Services and Marketing Divisions from 1998 to 2004. Mr. Scott received his Bachelor of Science degree in Economics from the University of Montana. Mr. Scott is the nephew of James R. Scott and the cousin of John M. Heyneman, Jr.

Qualifications	Committee Memberships	Additional Current Public Company Board of Director Memberships
•History of achievement in management positions as a result of his years of service to the Company •Extensive knowledge of the Company’s unique challenges, regulatory environment, and history	•Risk Committee •Technology Committee	•None

Corporate Governance

Key Corporate Governance Documents
Please visit our website at www.FIBK.com for our corporate governance documents. Shareholders may also request a copy of any corporate governance documents by contacting our Corporate Secretary at:
P.O. Box 30918, Billings, MT 59116	▪Corporate Governance Guidelines
▪Charters for each of the Company’s standing Board committees
▪Code of Conduct
▪Insider Trading Policy
Corporate Governance Practices
Our Board of Directors is committed to sound and effective governance practices that promote the highest standards of business ethics and integrity, provide robust oversight of management, and promote the long-term interests of our shareholders. The Board's responsibilities include:

☑	Overseeing our mission, vision, and values;
☑	Hiring and evaluating our Chief Executive Officer;
☑	Providing oversight of management regarding strategic direction;
☑	Ensuring management succession;
☑	Monitoring our performance against established criteria;
☑	Overseeing adherence to ethical practices;
☑	Overseeing compliance with federal and state law;
☑	Ensuring that full and fair disclosure is provided to shareholders, regulators, and other constituents;
☑	Overseeing risk management; and
☑	Approving certain policies for Company operations.
Board Structure and Composition
The size of our Board must be at least five and not more than 18, and the Board size currently is set at 15 in accordance with our bylaws. The Board is divided into three separate classes, Classes I, II, and III, with staggered three-year terms expiring at the annual shareholder meetings in 2025, 2023, and 2024 respectively. Our Corporate Governance Guidelines state that no director may stand for re-election to the Board after reaching the age of 72 unless otherwise determined by the Board. James R. Scott, a Class III director, is currently age 73.
Our governance standards require the Board’s Governance and Nominating Committee to review the qualifications of candidates to the Board, including how each candidate contributes to the diversity of the Board. This assessment includes a candidate’s personal and professional accomplishments; reputation for integrity in the business community; specific business experience and competence, including an assessment of whether the candidate has experience in, and possesses an understanding of, business issues applicable to the success of the banking industry and whether the candidate has served in policy-making roles in business, government, education, or other areas that are relevant to the Company’s regional activities; financial acumen, including whether the candidate, through education or experience, has an understanding of financial matters and the preparation and analysis of financial statements; professional and personal accomplishments, including involvement in civic and charitable activities; educational background; whether the candidate will devote sufficient time to carrying out the candidate's duties and responsibilities effectively; and is committed to service on the Board.

Board Tenure
Our Board’s composition also represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors. The tenure range of our directors (and director nominees) is as follows:

Tenure on Board	Number of Directors
More than 10 years	4
6-10 years	3
5 years or less	8
Controlled Company Matters
We no longer qualify as a "controlled company” under the NASDAQ Marketplace Rules because our shares of Class B common stock automatically converted on the record date for the 2022 annual meeting of shareholders into a like number of shares of Class A common stock, with the result that no individual shareholder or group of shareholders currently controls more than 50% of the voting power of our common stock following the issuance of shares of our Class A common stock to the former holders of Great Western common stock in connection with the Great Western merger in 2022. The conversion happened automatically on the record date pursuant to the terms of our articles of incorporation because the Class B common stock then constituted less than 20% of our total outstanding shares of all classes of our common stock. As a “controlled company,” we were eligible to take advantage of exemptions from the NASDAQ corporate governance requirements to have a majority of independent directors on our Board and Compensation and Nominating committees composed entirely of independent directors. We no longer avail ourselves of any exemptions from the NASDAQ corporate governance requirements.
Director Independence
The Board evaluates the independence of each director, including nominees for election to the Board, in accordance with applicable laws and regulations, the NASDAQ Marketplace Rules, and our Corporate Governance Guidelines. As required by applicable NASDAQ Marketplace Rules, as well as our Corporate Governance Guidelines, it has been affirmatively determined by our Board that a majority of our Board members meet the director independence standards under the NASDAQ Marketplace Rules, and all Board members serving on our Board committees that perform Audit, Compensation, and Nominating committee functions also meet such independence standards. All members of our Audit and Compensation and Human Capital committees are also independent directors as defined in the more stringent SEC rules and regulations applicable to those committee members, as well as under the independence standards of the NASDAQ Marketplace Rules.
The Board has determined that all of our directors and director nominees meet the director independence standards under the NASDAQ Marketplace Rules other than Mr. Riley, our President and Chief Executive Officer.
The Board considers all relevant facts and circumstances in determining independence, including, among other things, making an affirmative determination that the director has no material relationship with the Company directly or as an officer, shareholder, or partner of an organization that has a material relationship with the Company which would affect the director’s independence. In its determination of independence, the Board considered the relevant share ownership and banking and credit transactions that the Company conducts in the ordinary course of business with certain independent directors. See “Certain Relationships and Related Party Transactions” below. The Company employs, in non-executive roles, family members of certain directors. None of these transactions or relationships were deemed by the Board to impair the independence of any of these directors, including for serving on board committees, for purposes of the NASDAQ Marketplace Rules.
Separate Chair of the Board and Chief Executive Officer Roles
Our Board currently separates the roles of Chair of the Board and Chief Executive Officer. David L. Jahnke serves as Chair of the Board. Our Chair manages the overall Board function, and his current responsibilities include presiding at meetings of the Board; establishing the agenda for each Board meeting in consultation with our Chief Executive Officer and other senior management as appropriate; helping to establish, coordinate, and review the criteria and methods for evaluating the effectiveness of the Board and its committees; and exercising such other powers and duties as set forth in our bylaws and as may from time to time be assigned to him by the Board. Mr. Jahnke also calls and presides over meetings of the independent directors no less than semi-annually and more often as appropriate.

Board Meetings and Attendance
Directors are expected to attend all meetings of the Board and each committee on which they serve, as well as our annual meeting of shareholders. In 2022, our Board met 6 times, with each director who served for the entire year attending at least 75% of the total number of meetings of the Board and meetings of the Committees on which he or she served, during his or her tenure in 2022. All our directors and director nominees attended our 2022 annual meeting of shareholders, and all directors at that time attended our special shareholder meeting in January 2022.
Director Nomination, Selection, and Qualifications
The Governance and Nominating Committee is responsible for identifying and evaluating director nominees and recommending to the Board a slate of nominees for election at each annual meeting of shareholders. When formulating its recommendations for director nominees, the Governance and Nominating Committee considers recommendations offered by our Chief Executive Officer, our Board, our shareholders, and any outside advisors the Governance and Nominating Committee may retain. All such candidates for Board membership are evaluated by the Governance and Nominating Committee on the basis of experience, financial acumen, professional and personal accomplishments, how the candidate contributes to the diversity of the Board, educational background, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties. The qualifications, attributes, and skills of each nominee, together with their business experience, led to the conclusion that each nominee is qualified to serve as a director of the Company.
In addition to the foregoing, the Company has entered into a stockholders’ agreement with members of the Scott family that currently provides them with the right to designate up to three individuals to be nominated as directors on the Board (the “Shareholder Nominees”), with the total number of Shareholder Nominees that the Scott family shareholders are entitled to designate being decreased from time to time based on the aggregate percentage ownership of the Scott family members party to the agreement. Based on the beneficial ownership as of the Scott family (including, but not limited to, the Scott Family FIBK Shareholder Group identified in the beneficial ownership table included below) as of March 24, 2023, members of the Scott family currently have the right under the stockholders’ agreement to designate up to three individuals to be Shareholder Nominees; once their aggregate percentage ownership decreases below 5%, the designation rights expire. The agreement requires the Company to include each Shareholder Nominee to which the Scott family shareholders are entitled to designate on the Company’s slate of nominees for election as directors at any applicable meeting of shareholders at which directors are to be elected and, to the fullest extent permitted by applicable law, use its reasonable best efforts to cause each such Shareholder Nominee to be elected and maintained in office as a director. The agreement also provides that if a Shareholder Nominee resigns or is otherwise unavailable to serve as a director, the Scott family shareholders shall have the exclusive right to designate the replacement for such Shareholder Nominee for so long as the Scott family shareholders have the right to designate such Shareholder Nominee. Notwithstanding the foregoing, each designee of the Scott family shareholders to be nominated as a director must meet the director qualification and eligibility criteria of the Governance and Nominating Committee of the Board.
As discussed above, Great Western was entitled under the merger agreement covering its merger with the Company to designate five of its directors (the “GWB Directors”) for appointment to the Company’s Board, apportioned among the three classes of the Board as nearly evenly as possible, upon completion of the merger. It was further agreed in the merger agreement that the Chair of Great Western at the time of the merger would be appointed to the Executive Committee of our Board and that the GWB Directors would generally be eligible and given due consideration for committee service to the same extent as our other directors, and that each GWB Director would be appointed to at least two standing committees of the Board at the time of the closing of the merger. The Company also agreed in the merger agreement to cause the Board and the Governance and Nominating Committee of the Board to take all actions necessary to nominate the GWB Directors for re-election to the Board at the first annual meeting of shareholders of the Company following the closing date of the merger, and thereafter (provided such directors continue to meet the director qualification and eligibility criteria of the Governance and Nominating Committee of the Board) to nominate any GWB Director whose class term expires in fewer than three years from the closing date of the merger for reelection to the Board upon the expiration of his or her term, it being the intent that each GWB Director would serve as a member of the Board for a minimum of three full years from the closing date of the merger.
We do not otherwise have a formal policy concerning shareholder recommendations of candidates for Board membership. The Board views that such a formal policy is not necessary given the procedures described above and our willingness to consider candidates recommended by shareholders. Shareholders may recommend candidates by writing to our Corporate Secretary at our headquarters, 401 N. 31st Street, Billings, Montana 59101, giving the candidate’s name, contact information, biographical data, and qualifications, and otherwise following the requirements set forth in the Company’s bylaws. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. See “Shareholder Proposals” and “Shareholder Communications with the Board” contained herein.

Board Committees
The Board has six standing committees: Audit, Compensation and Human Capital, Executive, Governance and Nominating, Risk, and Technology. In addition to these committees, the Chair of the Board may from time to time designate and appoint, on a temporary basis, one or more directors to assist in the form of a limited or special assignment in the performance or discharge of any powers and duties of the Board or any committee thereof.
The Board makes committee and committee chair assignments annually at its meeting immediately following the annual meeting of shareholders, although further changes may be made thereafter from time to time as deemed appropriate by the Board. As a result, the full year 2022 committee membership and meeting information provided below includes information regarding the composition and activities of each of the committees and their members both before and after the annual meeting and other committee realignment determinations made by the Board, as well as individual director decisions made during the year. Each committee has a Board-approved charter, which is required to be reviewed annually by the respective committee. Changes to charters, if any, are submitted to the Board for approval. Each committee may retain and compensate consultants or other advisors as provided by the committee charter and as necessary for it to carry out its duties. A copy of the charters for each standing committee can be found on the Company’s website at www.FIBK.com by selecting “Governance Documents.”

CURRENT COMMITTEE ASSIGNMENTS
FIBK BOARD	AUDIT	COMPENSATION & HUMAN CAPITAL	EXECUTIVE	GOVERNANCE & NOMINATING	RISK	TECHNOLOGY
David L. Jahnke, Chair			Chair	X
Kevin P. Riley			X
Stephen B. Bowman	Financial Expert	X
James P. Brannen			X			X
Alice S. Cho	Financial Expert				Risk Mgmt Expert	X
Frances P. Grieb	Chair Financial Expert				Risk Mgmt Expert
Thomas E. Henning					Risk Mgmt Expert	X
John M. Heyneman, Jr.			X	Chair
Dennis L. Johnson	Financial Expert				Chair Risk Mgmt Expert	X
Stephen M. Lacy		X		X
Patricia L. Moss		Chair	X	X
Joyce A. Phillips	X					Chair
Daniel A. Rykhus		X		X
James R. Scott		X	X
Jonathan R. Scott					X	X

Audit Committee
Chair*: Frances P. Grieb	Additional Members: Stephen B. Bowman, Alice S. Cho, Dennis L. Johnson, and Joyce A. Phillips	Independence: Each member of the Audit Committee is independent under applicable law and NASDAQ Marketplace Rules
Meetings Held in 2022: 9
Key Committee Responsibilities:
•Represents and assists our Board in its oversight responsibility relating to the quality and integrity of the Company’s financial statements and related internal controls; internal and external audit independence, qualifications, and performance; and the processes for monitoring compliance with laws and regulations.

•Oversees the appointment, compensation, and retention of our independent, registered public accounting firm, including the performance of permissible audit, audit-related, and non-audit services, and the associated fees.

•Establishes procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting, reporting, internal control, or auditing matters as well as monitoring our compliance with ethics programs.

•Our Board has determined that Frances P. Grieb, Stephen B. Bowman, Alice S. Cho, and Dennis L. Johnson qualify as “audit committee financial experts” as that term is defined in applicable law and each of the Audit Committee members have the requisite financial literacy and accounting or related financial-management expertise required generally of an Audit Committee member under the applicable standards of the SEC and NASDAQ.

*Ross Leckie served as Chair of the Audit Committee until his retirement from the Board on January 12, 2023. Immediately following Mr. Leckie’s retirement, Ms. Grieb was appointed as Chair of the Audit Committee.

Compensation and Human Capital Committee
Chair: Patricia L. Moss	Additional Members: Stephen B. Bowman, Stephen M. Lacy, Daniel A. Rykhus, and James R. Scott	Independence: Each member of this committee is independent under applicable NASDAQ Marketplace Rules
Meeting Held in 2022: 5
Key Committee Responsibilities:
•Reviews and approves goals relevant to compensation for executive officers and evaluating the effectiveness of our compensation practices in achieving Company objectives, encouraging behaviors consistent with our values, and aligning performance objectives.

•Reviews and discusses with the Chief Executive Officer the compensation of our executive officers, recommends approval of the compensation of the Chief Executive Officer, and oversees succession planning for our executive officers.

•Oversees the Company’s equity and incentive compensation plans and operation of compensation programs affecting the Company’s employees generally. In addition, the Compensation and Human Capital Committee recommends compensation for Board members.

•All equity awards granted to the Company’s officers who are subject to Section 16 of the Exchange Act (“Section 16 Officers”) were approved by the Board's non-employee directors as that term is defined for purposes of Rule 16b-3 under the Exchange Act (collectively the “Outside Members”). The Compensation and Human Capital Committee has delegated authority to our Chief Executive Officer to make awards to employees who are not Section 16 Officers.

Compensation Consultant. The Compensation and Human Capital Committee has retained the services of Pearl Meyer & Partners (“Pearl Meyer”), a compensation consulting firm, to assist with its executive compensation review and to provide competitive market data. A consultant from Pearl Meyer generally attends the Compensation and Human Capital Committee meetings at which executive officer compensation is discussed and provides information, research, and analysis pertaining to executive compensation and updates on market trends as requested by the Compensation and Human Capital Committee. In connection with its engagement of Pearl Meyer, the Compensation and Human Capital Committee considered various factors bearing upon Pearl Meyer’s independence including, but not limited to, the amount of fees received by Pearl Meyer from the Company, Pearl Meyer’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact Pearl Meyer’s independence. After reviewing these and other factors, the Compensation and Human Capital Committee determined that Pearl Meyer was independent and that its engagement did not present any conflicts of interest. Pearl Meyer does not provide executive compensation services to the Company. The Compensation and Human Capital Committee sets compensation levels based on the skills, experience, and achievements of each executive officer, considering market analysis and input provided by Pearl Meyer and the compensation recommendations of our Chief Executive Officer, except with respect to his own position. The Compensation and Human Capital Committee believes that input from both Pearl Meyer and our Chief Executive Officer provides useful information and perspective to assist the Compensation and Human Capital Committee in determining the appropriate compensation.

Compensation and Human Capital Committee Interlocks and Insider Participation:
•No members of the Compensation and Human Capital Committee who served during 2022 were officers or employees of the Company during the year, or were former officers of the Company, or had any relationship requiring disclosure under the caption "Certain Relationships and Related Party Transactions" included below in this proxy statement other than James R. Scott, who served as Chair of the Board from 2016 to 2020 and as Vice Chair in prior periods.

•No executive officer of the Company served on the compensation committee or board of directors of another company that had an executive officer who served on the Company's Compensation and Human Capital Committee or Board.

Executive Committee
Chair: David L. Jahnke	Additional Members: James P. Brannen, John M. Heyneman, Jr., Patricia L. Moss, Kevin P. Riley, and James R. Scott	Independence: Each member of this committee is independent under applicable NASDAQ Marketplace Rules other than Mr. Riley.
Meetings Held in 2022: 3
Key Committee Responsibilities:
•The Executive Committee functions and acts on behalf of the Board between regularly scheduled board meetings, usually when time is critical, and assists the Board in carrying out its responsibility to monitor our capital management, strategic planning and budgeting, mergers and acquisitions, tax allocation, and management fees policies. The committee is also responsible for the CEO Succession Planning Process.

Governance and Nominating Committee
Chair: John M. Heyneman, Jr.	Additional Members: David L. Jahnke, Patricia L. Moss, Stephen M. Lacy, and Daniel A. Rykhus	Independence: Each member of this committee is independent under applicable NASDAQ Marketplace Rules
Meetings Held in 2022: 4
Key Committee Responsibilities:
•Oversees the Company’s corporate governance needs and assists the Board with the process of identifying, evaluating, and nominating candidates for membership to our Board.
•Evaluates the performance of our Chair and oversees the functions and needs of the Board and its committees, including overseeing the orientation and development of Board members, evaluating the effectiveness of the Board, each committee, and the respective performance of each Board member; and evaluating services provided to and communications with shareholders.

•Reviews and approves related party transactions.
•Assists the Board in providing primary oversight of the Company’s Environmental, Social, and Governance (ESG) program.
•Reviews each committee’s annual priorities during a meeting of the Chair of the Board and the committee chairs to increase the efficiency of the work of the Board and the committees.

Risk Committee
Chair: Dennis L. Johnson	Additional Members: Alice S. Cho, Frances P. Grieb, Thomas E. Henning, and Jonathan R. Scott	Independence: Each member of this committee is independent under applicable NASDAQ Marketplace Rules
Meetings Held in 2022: 4
Key Committee Responsibilities:
•Oversees the Company’s enterprise-wide risk management program and corporate risk function, which include the strategies, policies, and systems established by senior management to identify, assess, measure, monitor, and manage the Company’s significant risks.

•Assesses whether management’s implementation of the program is capable of managing those risks consistent with the Company’s risk appetite.
•Monitors whether the Company’s most significant enterprise-wide risk exposures are in alignment with the Company’s appetite for risk.
•Coordinates with and serves as a resource to the Board of Directors and other Board committees through facilitation of the understanding of enterprise-wide risk management processes and effectiveness.

Technology Committee
Chair: Joyce A. Phillips	Additional Members: James P. Brannen, Alice S. Cho, Thomas E. Henning, Dennis L. Johnson, and Jonathan R. Scott	Independence: Each member of this committee is independent under applicable NASDAQ Marketplace Rules
Meetings Held in 2022: 4
Key Committee Responsibilities:
•Assists the Board by providing oversight of our technology initiatives to allow the Company to meet its strategic objectives.
•Assesses and monitors technology, information, and cybersecurity risks; monitors technology and industry trends; and evaluates management’s assessment of their effects on our strategy and their implications for long-range planning.

•Oversees the Company’s technology risks and provides updates to the Board, with assistance from the Risk Committee.

Board’s Role in Risk Oversight
It is the responsibility of the Chief Executive Officer to fulfill the Board’s expectation of a strong risk management culture throughout the organization. It is the responsibility of the Chief Risk Officer to ensure an appropriate risk management framework is implemented to identify, assess, and manage our exposure to risk. The Board and its committees play an important role in overseeing executive management’s performance of their responsibilities relating to risk management. In general, this oversight includes working with executive management to determine an appropriate risk management culture, monitoring the amounts and types of risk taken in executing our business strategy, and evaluating the effectiveness of risk management processes against the policies and procedures established to control those risks. We have adopted a risk management oversight structure designed to ensure that all significant risks are actively monitored by the entire Board or one of its committees. Furthermore, given the significance of the Bank’s operations to us, additional risk management oversight is provided by the Bank’s Board of Directors.
In most cases, our respective Board committees are responsible for the oversight of specific risks as outlined in each of their respective charters. For example, in addition to its oversight of all aspects of our annual independent audit and the preparation of our financial statements, the Audit Committee has been delegated responsibility for oversight of risks associated with our internal controls over financial reporting, and reviewing and discussing processes in place to promote and monitor compliance with the Code of Conduct established by the Board. The Compensation and Human Capital Committee has been delegated responsibility for oversight of our compensation programs, including evaluating whether any of these programs contain features that promote excessive risk-taking by management and other employees, either individually or as a group. The Executive Committee oversees our capital positions and capital management activities to ensure compliance with applicable regulatory requirements and to ensure that our capital levels are a source of financial strength. The Governance and Nominating Committee has been delegated responsibility for establishing and reviewing the adequacy of our Code of Conduct; reviewing and approving certain related party transactions; developing criteria and qualifications for Board membership; considering, recommending, and recruiting candidates to fill new or vacant positions on the Board; providing primary oversight of our Environmental, Social, and Governance ("ESG") program; and ensuring an effective and efficient system of governance is in place. The Risk Committee further assists the Board in fulfilling its risk oversight responsibilities by overseeing responses to reports of examination, and monitoring whether our risk governance processes are adequate, our enterprise-wide risk monitoring activities are appropriate, and our enterprise-wide risk program is effective. The Risk Committee also provides oversight of compliance, credit, liquidity, and market risk in addition to oversight over regulatory matters. The Technology Committee has been delegated responsibility for oversight of technology, information, and cybersecurity risks. They also provide oversight regarding technology and industry trends that influence strategic impacts on business risks.
In addition to oversight of risk management by the Board and its committees, the Bank’s Board of Directors has the responsibility for overseeing management of the Bank’s lending activities, liquidity and capital position, asset quality, interest rate risk, and investment strategies. The chair of the Bank’s Board of Directors communicates relevant information with respect to these activities to the Company's full Board.

The Board’s committees carry out their responsibilities by requesting and obtaining reports and other information from management with respect to relevant risk areas. In addition to our committee structure, our entire Board periodically receives reports and information about key risks and enterprise risk management from the Chief Risk Officer.
Information Security/Cybersecurity
The Company is committed to protecting client information, and our Board of Directors and Chief Information Officer devote significant time to mitigating cybersecurity risks. The Board is responsible for overseeing the Company’s risk.
The Technology Committee is responsible for overseeing the Company’s technology risks, including information security and cybersecurity risk. The Chair of the Technology Committee provides updates to the Board.
Shareholder Communications with the Board
We have not, to date, developed a formal process for shareholder communications with the Board. We believe our current informal process, in which any communication sent to the Board either generally or in care of the Chief Executive Officer, Corporate Secretary, or other corporate officer or director is forwarded to all members of the Board, has adequately served the Board’s and the shareholders’ needs.
Environmental, Social, and Governance Oversight
The Governance and Nominating Committee of the Board has primary oversight of our efforts to be responsible stewards of the environment, to be a good corporate citizen in our communities, and to maintain strong governance practices. In addition, the Compensation and Human Capital Committee has oversight of various social efforts relating to that committee’s responsibilities, such as employee benefits, employee engagement, Company culture, and diversity, equity and inclusion.
This oversight helps us focus better on how we impact our key stakeholders and communities, while also strengthening our business performance.
We are focused on responsible and sustainable growth and environmental, social, and governance leadership. Additional information concerning our environmental, social, and governance efforts can be found on the Company’s website at www.FIBK.com by selecting “ESG.” The information contained on our website with respect to our environmental, social, and governance efforts and our Environmental, Social, and Governance Report that can be reviewed there shall not be deemed to be a part of, or incorporated by reference in, this proxy statement for any purpose.
Financial Code of Ethics
Our Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer or other persons performing similar functions are required to comply with our Financial Code of Ethics.
The purposes of the Financial Code of Ethics are as follows:
▪to deter wrongdoing and to promote, among other things, honest and ethical conduct;
▪to promote full, fair, accurate, timely, and understandable disclosure in SEC and public filings;
▪to promote compliance with applicable laws, rules, and regulations;
▪to facilitate prompt internal reporting of violations of the Financial Code of Ethics; and
▪to provide accountability for adherence to such code.
Employees may submit concerns or complaints regarding ethical issues on a confidential basis by means of a toll-free telephone hotline or the use of an internet-based reporting system. All concerns and complaints are reported to our Chief Audit Executive, General Counsel, Chief Risk Officer, and Financial Crimes Manager, among others. Investigations are monitored by the Chief Audit Executive who is responsible for reporting relevant complaints to the Audit Committee. A current copy of our Financial Code of Ethics is incorporated by reference as Exhibit 14.1 to the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2022. There were no amendments to or waivers from compliance with our Financial Code of Ethics in 2022, and we intend to disclose any amendments to or waivers from our Financial Code of Ethics on our website at www.FIBK.com.

Director Compensation
We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level required by us with respect to members of the Board.
For the 2022 service year, each director, other than Kevin P. Riley and David L. Jahnke, received an annual retainer valued at $110,000, with at least $60,000 of that being paid in the form of equity and the remainder paid in the form of cash or First Interstate common stock at the director's election.
For his services as Chair of the Board, David L. Jahnke received an annual retainer valued at $200,000. Mr. Jahnke received $110,000 of his retainer in the form of stock and $90,000 in the form of cash. These retainers were in lieu of all director fees and other retainers described below. The retainer paid to David L. Jahnke recognizes his work in providing an interface between the Board and our management, oversight of strategic planning, leadership of the Board, deployment and the creation of shareholder value, executive succession planning, and community visibility.
Committee members and committee chairpersons retainer fees are as follows:

Committee	Chair Retainer(1)	Member Retainer
Audit	$22,500	$10,000
Compensation and Human Capital	20,000	10,000
Executive	—	7,500
Governance and Nominating	17,500	7,500
Risk	20,000	10,000
Technology	17,500	7,500
(1) Amount is inclusive of member retainer for the Chair of the Committee.
Directors are reimbursed for ordinary expenses incurred in connection with attending board and committee meetings. Under our deferred compensation plan, directors may elect to defer any cash portion of director’s fees until an elective distribution date or the director’s retirement, disability, or death.

Director Compensation Table

Name	Fees Earned or Paid In Cash(1)	Stock Awards (2)	Options Awards	Total
David L. Jahnke	$87,500	$110,000	$—	$197,500
Kevin P. Riley (3)	—	—	—	—
Stephen B. Bowman	62,500	60,000	—	122,500
James P. Brannen(4)	67,083	78,333	—	145,416
Alice S. Cho	75,000	60,000	—	135,000
Frances P. Grieb(4)	58,333	93,333	—	151,666
Thomas E. Henning(4)	69,791	78,333	—	148,124
John M. Heyneman, Jr.	74,583	60,000	—	134,583
Dennis L. Johnson	85,312	60,000	—	145,312
Stephen M. Lacy(4)	70,625	78,333	—	148,958
Ross E. Leckie (5)	38,750	110,000	—	148,750
Patricia L. Moss	82,812	60,000	—	142,812
Joyce A. Phillips	75,625	60,000	—	135,625
Daniel A. Rykhus(4)	70,625	78,333	—	148,958
James R. Scott	55,833	60,000	—	115,833
Jonathan R. Scott	61,875	60,000	—	121,875

(1) The amounts listed in this column include the retainer and committee fees paid by the Company to the directors in the 2022 calendar year. Committee assignments, retainers and committee fees are set for the period of June-May.
(2) The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Because of the limited number of equity awards granted to non-employee directors, the number of outstanding equity awards held by the directors on December 31, 2022 was not materially different from the amounts reflected in the relevant footnotes to the Beneficial Ownership Table included herein under the heading “Security Ownership of Certain Beneficial Owners and Management.”
(3) Mr. Riley received no compensation for serving as a director, but he was compensated in his capacity as President and Chief Executive Officer and his compensation is included herein in the “Summary Compensation Table.”
(4) Messrs. Brannen, Henning, Lacy and Rykhus and Ms. Grieb joined the Company’s board of directors in February 2022. They each received pro-rated cash, stock and committee fee retainers for the remainder of the 2021-2022 committee plan year that runs through May. Ms. Grieb elected to receive her pro-rated cash retainer in stock. The number of shares awarded was determined based on the closing price of stock on February 1, 2022 of $38.41.
(5) Mr. Leckie elected to receive his 2022 cash retainer in stock. Mr. Leckie’s service as a director terminated as of January 12, 2023.

Director Equity Ownership Guidelines
Under our equity ownership guidelines, each director is encouraged to acquire and maintain ownership of our common stock equal in value to five times his or her annual cash retainer. Equity holdings are measured annually using the 12 month average closing common stock price. Under the current policy, directors are permitted to meet the ownership guidelines over time; however, until they have met the ownership requirements they may not sell or otherwise divest shares. If after satisfying the ownership requirements and subsequently sell or divest shares and it is determined that the director is no longer in compliance with the ownership requirement, the Compensation and Human Capital Committee in its discretion may require a director to receive their annual retainer entirely in shares of common stock. At the end of 2022, all directors except Mr. Bowman, Ms. Cho, and Ms. Phillips, each of whom joined the Board during 2020, met the ownership guidelines set forth in the policy.

Proposal Two
Approval of a Plan of Conversion to Change the Company’s State of Incorporation from Montana to Delaware

On February 28, 2023, the Board approved a plan of domestication and conversion that accompanies and is attached to this proxy statement as Appendix B (the “Plan of Conversion”) to effect a change of the Company’s state of incorporation from Montana to Delaware (the “Conversion”), subject to approval by the shareholders of the Company. If our shareholders approve the proposal, we intend to effect the Conversion promptly thereafter in compliance with both Montana law and Delaware law. Our wholly owned subsidiary Bank will remain a Montana corporation organized under the laws of the state of Montana. In this proxy statement, we sometimes refer to the Company as a Montana corporation before the proposed Conversion as “First Interstate-Montana” and the Company as a Delaware corporation after the proposed Conversion as “First Interstate-Delaware.”

If the shareholders approve this proposal and the Conversion becomes effective, the principal effects will be that:
a.the Company will cease to be governed by the Montana Business Corporation Act, as amended (the “MBCA”), and will become subject to and governed by the General Corporation Law of the State of Delaware, as amended (“DGCL”), and the existing First Interstate-Montana Third Amended and Restated Articles of Incorporation, as amended (the “Montana Articles”), and the Fourth Amended and Restated Bylaws, as amended (the “Montana Bylaws”), will be replaced by a new Delaware certificate of incorporation (the “Delaware Certificate of Incorporation”) and Delaware bylaws (the “Delaware Bylaws”), respectively, as more fully described below;
b.First Interstate-Delaware will (a) be deemed to be the same entity as First Interstate-Montana for all purposes under Montana and Delaware law, and (b) continue to have all of the rights, privileges and powers of First Interstate-Montana, except for the changes that result from being governed by Delaware law, including the DGCL instead of the MBCA, the Delaware Certificate of Incorporation and the Delaware Bylaws;
c.each outstanding share of First Interstate-Montana Class A common stock will continue as an outstanding share of First Interstate-Delaware common stock (without any special class designation), and each outstanding option, warrant or other right to acquire shares of First Interstate-Montana Class A common stock will continue as an outstanding option, warrant or other right to acquire shares of First Interstate-Delaware common stock;
d.First Interstate-Delaware will have only a single series or class of common stock designated at the time of the Conversion and will not have separate series or classes of common stock with differing voting rights, and there will be no outstanding series or class of preferred stock designated at the time of the Conversion;
e.other than the change in corporate domicile, the Conversion will not result in any change in the business, physical location, management, assets or liabilities of the Company, nor will it result in any change in location of our current employees, including management; and
f.the name of the Company following the Conversion will remain First Interstate BancSystem, Inc.

Reasons for the Conversion
We believe that the Conversion will give us a greater measure of flexibility and certainty in corporate governance than is available under Montana law and may enhance investors’ perception of our Company. The State of Delaware is recognized for adopting comprehensive, modern, and flexible corporate laws, which are revised periodically to respond to the changing legal and business needs of corporations. Delaware’s specialized business judiciary are experts in corporate law matters, and a substantial body of court decisions has developed construing Delaware corporate law. Accordingly, we believe that Delaware law may provide greater clarity, efficiency, and predictability with respect to our corporate legal affairs than is currently the case under Montana law. In this regard, many major U.S. corporations have incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to the Conversion.

We also believe that the Conversion will enhance our ability to attract and retain qualified directors and officers, and encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. We are in a competitive industry and compete for talented individuals to serve on our management team and on our board of directors. Delaware law is more familiar than Montana law to many potential director candidates, and offers directors and officers greater certainty and stability. Director and officer liability is more extensively addressed in Delaware court decisions and is therefore better defined and better understood than under Montana law. We believe that the better understood and comparatively stable corporate environment afforded by Delaware law will enable us to compete more effectively in the recruitment and retention of talented and experienced directors and officers.

For the reasons outlined above, the Board believes that our business and affairs can be conducted better if the Company is converted into a Delaware corporation.

Effect of Conversion
If this proposal is approved, the Conversion will effect a change in the legal domicile of the Company to Delaware and will result in other changes of a legal nature to the Company’s governance, the most material of which are described below in the section entitled “Comparison of Shareholder Rights Before and After the Conversion.”

The Conversion will not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor will it result in any change in location of our headquarters or current employees, including management. The Conversion is not expected to affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of the First Interstate-Delaware. The Conversion will not affect our daily business operations, our organizational structure or our consolidated financial condition and results of operations. In addition, the Conversion will not alter the composition of management or our Board. After the Conversion, the Company’s principal executive offices will remain located at 401 North 31st Street, Billings, MT 59101.

Plan of Conversion
The Conversion will be effected pursuant to the Plan of Conversion adopted by the Board and is being submitted to the shareholders for consideration and approval at the annual meeting. The Plan of Conversion provides that the Company will convert into a Delaware corporation and become subject to the DGCL. By virtue of the conversion, all of the rights, privileges and powers of First Interstate-Montana, all property owned by First Interstate-Montana, all debts due to First Interstate-Montana and all causes of action belonging to First Interstate-Montana immediately prior to the conversion will remain vested in First Interstate-Delaware following the conversion. In addition, by virtue of the conversion, all debts, liabilities and duties of First Interstate-Montana immediately prior to the conversion will remain attached to First Interstate-Delaware following the conversion. Each director and officer of First Interstate-Montana will continue to hold his or her respective office with First Interstate-Delaware.

If this proposal is approved by our shareholders, the Conversion would become effective upon the filing and effectiveness of the Montana Articles of Domestication, the Delaware Certificate of Conversion, and the Delaware Certificate of Incorporation. If this proposal is approved, it is anticipated that the Board will cause the Conversion to be effected promptly after shareholder approval is received (the time at which the Conversion becomes effective, the “Effective Time”). The Conversion may, however, be delayed by our Board or the Plan of Conversion may be terminated and abandoned by our Board at any time prior to the Effective Time, including after approval of this proposal by our shareholders, if our Board determines for any reason that doing so would be in the best interests of the Company and its shareholders.

At the Effective Time, each outstanding share of Class A common stock of First Interstate-Montana will automatically convert into one share of common stock of First Interstate-Delaware and each outstanding option, warrant or other right to purchase shares of First Interstate-Montana Class A common stock will constitute an option, warrant or other right to purchase an equal number of shares of First Interstate-Delaware common stock. There are currently no shares of Class B common stock of First Interstate-Montana outstanding, no shares of Class B common stock may be reissued currently by First Interstate-Montana and, at the Effective Time, First Interstate-Delaware will not be authorized to issue any separate class of common stock and the shares of Class B common stock previously authorized to be issued by First Interstate-Montana will be eliminated from the Delaware Certificate of Incorporation and not carried over to the capitalization of First Interstate-Delaware At the Effective Time, First Interstate-Delaware will have only one class of common stock authorized and outstanding.

First Interstate-Delaware shareholders and holders of stock options, warrants and other rights to acquire shares of First Interstate-Delaware common stock will not be required to exchange First Interstate-Montana stock certificates or stock options, warrants or other documents evidencing a right to acquire shares of First Interstate-Delaware common stock, if any, and should not destroy any stock certificate or stock option, warrant or other document evidencing a right to acquire shares of First Interstate-Delaware common stock, if any, or submit any stock certificate or stock option, warrant or other document to the Company unless they are requested to do so by the Company. Any First Interstate-Montana stock certificates submitted to the Company for transfer after the Effective Time, whether pursuant to a sale or otherwise, will be exchanged automatically for First Interstate-Delaware stock certificates. Shares of First Interstate-Montana Class A common stock held in book entry form only will automatically and without any further action required by any shareholder be converted into and be deemed to represent after the Conversion only shares in book entry form of First Interstate-Delaware common stock.

Dissenters’ or Appraisal Rights.
Our shareholders will not be entitled to dissenters’ rights or appraisal rights as a result of the Conversion.

Certain Risks Associated with the Conversion
Notwithstanding the belief of our Board as to the benefits to our shareholders of the Conversion, there can be no assurance that the Conversion will result in the benefits discussed in this proxy statement, including the benefits of or resulting from incorporation under Delaware law, the ability to attract and retain qualified directors and officers or the changes in our corporate governance discussed elsewhere herein.

Description of the Company’s Capital Stock at the Effective Time
If this proposal is approved by our shareholders and the Conversion becomes effective, at the Effective Time First Interstate-Montana will convert into First Interstate-Delaware, and the rights of shareholders of First Interstate-Delaware will generally be governed by the DGCL, the Delaware Certificate of Incorporation and the Delaware Bylaws. The following is a description of the capital stock of First Interstate-Delaware at the Effective Time. This description is not intended to be complete and is qualified in its entirety by reference to the full texts of the Delaware Certificate of Incorporation and Delaware Bylaws, copies of which are attached as Exhibits A and B, respectively, to the Plan of Conversion, which is attached to and accompanies this proxy statement as Appendix B, and relevant provisions of the DGCL.

Generally
At the Effective Time, the total number of shares of all classes of capital stock that the Company has authority to issue will be 150,100,000 shares consisting of (a) 150,000,000 shares of common stock and (b) 100,000 shares of preferred stock.

Description of Common Stock
At the Effective Time, the total number of shares of common stock that the Company has the authority to issue will be 150,000,000 shares, which is the same number of shares of Class A common stock that First Interstate-Montana has the authority to issue immediately prior to the Effective Time. All issued and outstanding shares of First Interstate-Montana Class A common stock will at the Effective Time be converted into the same number of issued and outstanding shares of First Interstate-Delaware common stock, all of the latter of which will remain outstanding immediately after the Effective Time.

At the Effective Time, the holders of shares of First Interstate-Delaware common stock will be entitled to one vote per share on all matters to be voted on by shareholders. Except with respect to the election of directors or as otherwise required by law, all questions submitted to a vote of First Interstate-Delaware shareholders will be approved at a meeting where a quorum is present if the votes cast favoring the action by shares present in person or represented by proxy at the meeting and entitled to vote on the matter exceed the votes cast opposing the action by shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Directors will be elected at a meeting where a quorum is present by a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, and First Interstate-Delaware shareholders will not be entitled to cumulate their votes for the election of directors.

First Interstate-Delaware common stock will not be redeemable, will not have subscription or conversion rights and will not entitle holders of common stock to any preemptive rights to subscribe for any shares of any class or series of First Interstate-Delaware capital stock, or for any obligations convertible into shares of any class or series of First Interstate-Delaware capital stock, whether now or hereafter authorized.

At the Effective Time, the holders of First Interstate-Delaware common stock will be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Company as may be declared thereon by the Board from time to time out of assets or funds of the Company, subject to limitations under Delaware law and the preferential rights of holders of any outstanding shares of preferred stock that may be issued from time to time in the future.

Upon any voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of our Company, the holders of First Interstate-Delaware common stock are entitled to share equally, on a per share basis, in all our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any outstanding shares of preferred stock that may be issued from time to time in the future.

The Montana Articles and Montana Bylaws have, and the Delaware Certificate of Incorporation and Delaware Bylaws will have, provisions that could have the effect of delaying or deferring a change in control of the Company, including provisions that:
a.grant our Board discretion to create series of preferred stock and issue preferred stock from time to time without shareholder approval;
b.provide that any vacancy on our Board may be filled only by the affirmative vote of a majority of the remaining directors then in office, and not by the shareholders; and
c.establish advance notice requirements for shareholders to nominate candidates for election as directors at any meeting of shareholders or to present any other business for consideration at any meeting of shareholders.

After the Effective Time, the Company’s common stock will continue to be listed on The Nasdaq Global Select Market® and continue to trade under the symbol “FIBK”.

American Stock Transfer & Trust Co, LLC will continue to be the transfer agent and registrar for First Interstate-Delaware common stock.

Description of Preferred Stock
At the Effective Time, the Delaware Certificate of Incorporation will continue to authorize the Company’s Board to create and provide for the issuance of up 100,000 shares of preferred stock without the approval of our shareholders. The Board will continue to be authorized from time to time to provide for the issuance of shares of preferred stock in one or more series, setting forth the designation of each such series, and fixing the relative rights and preferences of each such series. The Board may also continue to issue preferred stock with voting, conversion, and other rights that could be senior or in preference to the rights of the holders of common stock.

First Interstate-Montana is currently authorized to issue up 100,000 shares of preferred stock under the Montana Articles. As of the date hereof, the Company has no designated or issued and outstanding shares of preferred stock.

The Governing Documents of First Interstate-Delaware and First Interstate-Montana
The provisions of the Delaware Certificate of Incorporation and the Delaware Bylaws will be similar in substance to those of the Company’s existing Montana Articles and Montana Bylaws in most material respects. The material differences include:
a.directors elected by the Company’s Board to fill vacancies are to serve under Delaware law until the next election of the class of directors for which such directors have been chosen, rather than until the next annual meeting of shareholders as contemplated by the Montana Bylaws;
b.as permitted under Delaware law, the Delaware Certificate of Incorporation will limit the personal liability of the officers, in addition to the directors, to the corporation and its shareholders for monetary damages for breach of fiduciary duty as an officer; and
c.the Delaware Certificate of Incorporation will contain an exclusive jurisdiction provision, which provides that any shareholder derivative suits, fiduciary duty claims and other intra-corporate actions must be brought in Delaware courts.

For a discussion of all the legal changes that will result from the Conversion, see “Comparison of Shareholder Rights Before and After the Conversion,” as well as Exhibits A and B, respectively, to the Plan of Conversion, which is attached as Appendix B to this proxy statement.

No Changes to Employee Benefit Plans
At the Effective Time, all of the First Interstate-Montana employee benefit plans will be continued by First Interstate-Delaware, and each equity-based award issued and outstanding pursuant to any such plans will automatically be converted into an equity-based award with respect to the same number of shares of First Interstate-Delaware, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award. Approval of the Conversion would constitute approval of the assumption of these plans by First Interstate-Delaware. If the Conversion is approved, First Interstate-Delaware will continue each of the other employee benefit arrangements of First Interstate-Montana upon the terms and subject to the conditions currently in effect.

Anti-Takeover Implications
Delaware, like many other states, permits a corporation to include in its certificate of incorporation or bylaws or to otherwise adopt measures designed to reduce its vulnerability to unsolicited and potentially hostile takeover attempts. The Board is not, however, proposing that the Company complete the Conversion to prevent any threatened change in control and it is not aware of any present attempt by any person to acquire control of the Company or to obtain representation on the Company’s Board. The Company’s Board currently has no independent plans to implement any particular defensive strategies to enhance the ability of the Board to negotiate with an unsolicited bidder.

With respect to implementing defensive measures, Delaware law is generally considered preferable to Montana law because of the substantial judicial precedent on the legal principles applicable to defensive measures. As either a Montana corporation or a Delaware corporation, the Company could implement some of the same defensive measures. As a Delaware corporation, however, the Company would benefit from the predictability of Delaware law on these matters, including their enforceability under applicable law.

Comparison of Shareholder Rights Before and After the Conversion
The Conversion by default will result in changes to the rights of the Company’s shareholders because of differences between Montana law and Delaware law and differences between the Company’s governing documents before and after the Conversion. The most material provisions of the MBCA and the DGCL are summarized below in a comparative side-by-side format, with the differences between the rights of the Company’s shareholders immediately before and immediately after the Conversion being identified in the presentation. This summary is not an exhaustive list of all differences, or a complete description of the statutes described, and is qualified in its entirety by reference to applicable Montana law, Delaware law, the Montana Articles, the Montana Bylaws, the Delaware Certificate of Incorporation, and the Delaware Bylaws. Copies of the Montana Articles and Montana Bylaws are filed with the SEC as exhibits to our periodic reports. The Delaware Certificate of Incorporation and Delaware Bylaws are included in this proxy statement as Exhibit A and Exhibit B, respectively, to the Plan of Conversion that is attached hereto as Appendix B.

Before the Conversion: Provisions Applicable to First Interstate-Montana	After the Conversion: Provisions Applicable to First Interstate-Delaware
Elections; Voting; Procedural Matters
Voting – Director Elections	Voting – Director Elections
The Montana Articles and Montana Bylaws provide that directors are elected by a majority of the voting power of the shares of capital stock present in person or represented by proxy at an annual meeting of shareholders and entitled to vote on the election of directors.
The Delaware Certificate of Incorporation and Delaware Bylaws will be substantially identical to the Montana Articles and Montana Bylaws with respect to majority voting requirements for directors.

Term of Directors	Term of Directors
The Montana Articles and Montana Bylaws provide that directors are elected at annual meetings of shareholders for three year terms and hold office until a successor is elected and has qualified or until their earlier death, resignation, removal or disqualification.
The Delaware Certificate of Incorporation and Delaware Bylaws will be substantially identical to the Montana Articles and Montana Bylaws with respect to the terms of directors.

Classified Board	Classified Board
The Montana Articles and Montana Bylaws provide that directors shall be divided into three classes with each class to be as nearly equal with the other classes in number as possible.	The Delaware Certificate of Incorporation and Delaware Bylaws will be substantially identical to the Montana Articles and Montana Bylaws with respect to the classified board.

Number of Directors	Number of Directors
The Montana Bylaws provide that the number of directors shall at least five (5) and not more than eighteen (18), with the precise number of directors within that range to be set from time to time by resolution of the board of directors.
The Delaware Bylaws will be substantially identical to the Montana Bylaws with respect to the number of directors and the manner within the range that they are to be set.

Removal of Directors by Shareholders	Removal of Directors by Shareholders
The Montana Articles provide that, subject to the rights of the holders of any series of preferred stock then outstanding, any director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Company then entitled to vote in the election of directors.
The Delaware Certificate of Incorporation will be substantially identical to the Montana Articles with respect to the removal of directors by shareholders with or without cause.

Board Vacancies; Newly Created Directorships	Board Vacancies; Newly Created Directorships
The Montana Articles and Montana Bylaws provide that, except as otherwise provided for or fixed by or pursuant to the Montana Articles in relation to the rights of the holders of preferred stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors, created in accordance with the Montana Bylaws, and any vacancies on the Board resulting from death, resignation, removal, disqualification, or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. Any director elected to fill a vacancy or a newly created directorship shall hold office until the next annual meeting of shareholders and until such director’s successor shall have been elected and qualified, or until such director’s earlier death, resignation or removal.

The Delaware Certificate of Incorporation and Delaware Bylaws will be substantially identical to the Montana Articles and Montana Bylaws with respect to board vacancies and newly created directorships, except that any directors elected to fill vacancies by the remaining directors then in office shall in accordance with Delaware law hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified, rather than until the next annual meeting of shareholders and until their successors shall be elected and qualified.

Shareholder Voting – Quorum	Shareholder Voting – Quorum
The Montana Bylaws provide that shareholders representing a majority of the voting power of the issued and outstanding capital stock of the corporation, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders.
The Delaware Bylaws will be substantially identical to the Montana Bylaws with respect to determining a quorum for the transaction of business at all meetings of the shareholders.

Shareholder Voting – Action Generally	Shareholder Voting – Action Generally
The Montana Bylaws provide that, if a quorum exists, action on a matter, other than the election of directors, is approved by the shareholders if the votes cast favoring the action exceed the votes cast opposing the action, unless the Montana Articles or the MBCA requires a greater number of affirmative votes.
The Delaware Bylaws will provide for substantially the same voting requirements for approval of general matters, other than the election of directors, to be considered by shareholders for a vote.

Shareholder Proposals; Advance Notice	Shareholder Proposals; Advance Notice
The Montana Bylaws provide that shareholders who wish to present an item of business or nominate a director at an annual meeting must provide written notice to the Company’s corporate secretary not earlier than 120 days prior and not later than 90 days prior to the anniversary date of the immediately preceding annual meeting unless the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, and in which case, written notice must be submitted within 10 days after the first public announcement of such annual meeting. With respect to shareholder director nominees, such notice must contain the information described in Section 2.15 of the Montana Bylaws, including specific biographical information, beneficial ownership and other information about such nominee, as well as a description of any compensatory arrangement or other financial arrangement or understanding between the proposed nominee and the proposing shareholder (and its affiliates) within the last three years and a description of any business or personal interests that could be reasonably be expected to place the nominee in a potential conflict of interest with the Company. With respect to other proposals, such notice must contain the information described in Section 2.14, including a brief description of the business desired to be brought before the annual meeting, the text of the proposal, and the reasons for such proposal. In addition, shareholders must provide certain information with respect to themselves and must meet certain criteria to be eligible to submit any director nominee(s) or propose matters to be brought before a meeting, including that the shareholder is a shareholder of record at the time of giving notice of that shareholder’s nominee or proposal and that the shareholder is a shareholder of record at the time of the annual meeting.
The Delaware Bylaws will have substantially the same advance notice requirements for shareholder proposals and shareholder director nominees as the Montana Bylaws currently provide.

Shareholder Voting – Mergers	Shareholder Voting – Mergers
Montana law provides that in addition to approval by the board of directors, unless the articles of incorporation require a greater vote or a lesser vote, the terms of a merger or a share exchange generally must be approved by a majority of the votes entitled to be cast on the plan of merger or share exchange and, if any class or series of shares is entitled to vote as a separate group on the plan of merger or share exchange, the approval of a majority of the votes entitled to be cast on the merger or share exchange by that voting group.

The Montana Articles provide that if the merger or share exchange would constitute a “Change of Control Transaction”, as defined in the Montana Articles and which term includes mergers and share exchanges involving the Corporation in which shares of the Company’s common stock are exchanged for, converted into or otherwise changed into other stock or securities or the right to receive cash or any other property, the transaction must be approved by the affirmative vote of the shareholders holding the greater of: (i) a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote thereon, voting together as a single class, and (ii) sixty-six and two-thirds percent (66.67%) of the voting power of the shares of capital stock present in person or represented by proxy at the shareholder meeting called to consider the Change in Control Transaction and entitled to vote thereon, voting together as a single class.

A shareholder vote is not required for a plan of merger if (a) the company will survive the merger, (b) the articles of the corporation will not be amended or the amendment is such that shareholder approval is not required, (c) each shareholder with shares that were outstanding immediately before the merger’s effective date will hold the same number of shares with identical preferences, rights and limitations immediately after the merger, and (d) the issuance in the merger of shares or other securities convertible into or rights exercisable for shares does not require a vote under Montana law.

Delaware law is consistent with Montana law in this respect and provides that in addition to approval by the board of directors, the terms of a merger or a consolidation of a corporation generally must be approved by a majority of outstanding shares entitled to vote on the merger or consolidation.

The Delaware Certificate of Incorporation will also contain provisions substantially identical to the Montana Articles with respect to the approval of mergers or consolidations that would constitute a “Change of Control Transaction”, as defined in the current Montana Articles.

A shareholder vote of the surviving corporation in a merger is generally not required (unless otherwise required by its certificate of incorporation) if (a) the plan of merger does not amend the existing certificate of incorporation, (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger, and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

Shareholder Action by Written Consent	Shareholder Action by Written Consent
Montana law allows shareholders to act by written consent, but, unless otherwise provided by the company’s articles of incorporation, such actions must be consented to by all of the shareholders entitled to vote on that action.

The Montana Articles and Montana Bylaws prohibit the shareholders from taking any action by written consent.

Delaware law provides that unless the certificate of incorporation provides otherwise, any action to be taken at a meeting of the shareholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to the action in writing.

The Delaware Certificate of Incorporation and Delaware Bylaws will be substantially identical to the Montana Articles and Montana Bylaws with respect to prohibiting shareholder action by written consent.

Special Meetings of Shareholders	Special Meetings of Shareholders
Montana law provides that special meetings of the shareholders may be called by (i) the board of directors, (ii) the person or persons authorized to do so by the articles of incorporation or bylaws or (iii) by shareholders holding at least 10% of all the votes entitled to be cast on an issue proposed to be considered at the proposed special meeting, provided that the articles of incorporation may fix a lower percentage or a higher percentage, not exceeding 25%, of all the votes entitled to be cast on any issue proposed to be considered.

The Montana Articles and the Montana Bylaws provide that, unless otherwise required by law, special meetings of the shareholders may be called at any time, for any purpose or purposes, only by (i) the Board, (ii) the Chair of the Board, (iii) the Chief Executive Officer (or, in the absence of the Chief Executive Officer, the President) of the corporation, or (iv) holders of more than ten percent (10%) of the total voting power of the outstanding shares of capital stock of the corporation then entitled to vote.

Delaware law provides that special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

The Delaware Certificate of Incorporation and Delaware Bylaws will be substantially identical to the Montana Articles and the Bylaws with respect to who will be authorized to call special meetings of shareholders.

Amendment of Montana Articles	Amendment of Delaware Certificate of Incorporation
Montana law provides that a corporation may amend its articles of incorporation by adoption of a board resolution followed by a majority vote of shareholders entitled to vote, unless the articles of incorporation require a greater or lesser vote. In addition, unless the articles of incorporation provide otherwise, directors may amend the company’s articles of incorporation without shareholder approval (i) to make certain administrative changes, (ii) if the corporation has only one class of shares outstanding: to change each issued and unissued authorized share of the class into a greater number of whole shares of that class or to increase the number of authorized shares of the class to the extent necessary to permit the issuance of shares as a share dividend, or (iii) if so authorized by the articles of incorporation to classify or reclassify any unissued shares into one or more classes or into one or more series within a class as provided.

The Montana Articles provide that the Montana Articles may be amended pursuant to Montana law.

Delaware law provides that a corporation may amend its certificate of incorporation by adoption of a board resolution followed by the affirmative vote of the majority of shareholders. If an amendment directly affects the shares of a class or series of stock, the holders of the class or series are entitled to vote on the amendment as a class, unless the certificate of incorporation opts out of the separate class vote for increases or decreases in the number of authorized shares of any class of stock. If a certificate of incorporation requires a greater vote for action by the board of directors, shareholders or other security holders than otherwise required under Delaware law, the provision requiring the greater vote may be amended only by that greater vote.

With the exception of the statutory provisions described above, the Delaware Certificate of Incorporation will be substantially identical to the Montana Articles with respect to amendments to the certificate of incorporation.

Amendment of Bylaws	Amendment of Bylaws
Montana law provides that shareholders may amend or repeal the company’s bylaws. Montana law also provides that the board may amend or repeal the bylaws unless the articles of incorporation or Montana law reserves that power exclusively to the shareholders or if the shareholders in amending, repealing, or adopting a bylaw expressly provide that the board of directors may not amend, repeal, or adopt that bylaw, except that with respect to bylaws pertaining to proxy solicitations for the election of directors, the shareholders in amending, repealing, or adopting such a bylaw may not limit the authority of the board of directors to amend or repeal any condition or procedure set forth in or to add any procedure or condition to such bylaw to provide for a reasonable, practical, and orderly process.

The Montana Articles and Montana Bylaws provide that the Montana Bylaws may be adopted, amended or repealed by a majority of the voting power of the shareholders entitled to vote or by the Board.

Delaware law provides that a corporation’s shareholders may adopt, amend or repeal the corporation’s bylaws without board approval. If permitted by a corporation’s certificate of incorporation, the corporation’s directors may amend or repeal the bylaws, subject to the shareholders’ power to amend or repeal the bylaws. A bylaw amendment adopted by shareholders which specifies the votes necessary for director elections cannot be amended or repealed by the board of directors.

The Delaware Certificate of Incorporation and Delaware Bylaws will be substantially identical to the Montana Articles and Montana Bylaws with respect to the power to amend the Delaware Bylaws.

Board or Committee Action by Written Consent	Board or Committee Action by Written Consent
The Montana Bylaws permit the Board, or any committee of the Board, to take any action by a written consent, without a meeting, if such action is consented to by all of the members of the Board or such committee.
The Delaware Delaware Bylaws will be substantially identical to the Montana Bylaws with respect to action by written consent of the board of directors or any of its committees.

Interested Party Transactions	Interested Party Transactions
Montana law provides that a contract or transaction between a corporation and one or more of its directors, or between a corporation and any other entity in which one or more of its directors are directors or officers, or have a financial interest, may not be enjoined, set aside or give rise to damages if: (i) it is approved by a majority of qualified directors; (ii) it is approved by the affirmative vote of a majority of all qualified shares; or (iii) at the time of commitment, the transaction was fair to the corporation. For purposes of this provision, a “qualified director” is one who does not have (a) a conflicting interest respecting the transaction or (b) a familial, financial, professional or employment relationship with a second director who does have such a conflict and which relationship would reasonably be expected to exert an influence on the first director’s judgment when voting on the transaction. “Qualified shares” are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest respecting the transaction.

The Montana Articles and Montana Bylaws do not vary from Montana law.

Delaware law provides that a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if: (i) the material facts of the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed to or known by the board or committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of the majority of the disinterested directors (even if these directors are less than a quorum); (ii)  the material facts of the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed to or known to the shareholders entitled to vote on the matter and they specifically approve in good faith the contract or transaction; or (iii)  the contract or transaction is fair to the corporation as of the time it was authorized, approved or ratified.

The Delaware Certificate of Incorporation and Delaware Bylaws will not vary from Delaware law.

Dissent and Appraisal Rights	Dissent and Appraisal Rights
Montana law provides that a shareholder is entitled to dissent from and, upon perfection of his or her appraisal right, to obtain fair value of his or her shares in the event of certain corporate actions, including certain mergers, consolidations, share exchanges, sales of substantially all assets of the corporation, and amendments to the corporation’s articles of incorporation that materially and adversely affect shareholder rights. Subject to certain exceptions, however, appraisal rights do not apply to shares of any class or series of shares that is: (i) a covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933; (ii) traded in an organized market and has at least 2,000 shareholders and a market value of at least $20 million, exclusive of the value of shares of that class or series held by the corporation’s subsidiaries, senior executives, and directors and by any beneficial shareholder and any voting trust beneficial owner owning more than 10% of those shares; or (iii) issued by an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940 and that may be redeemed at the option of the holder at net asset value.

The Montana Articles and Montana Bylaws do not vary from Montana law.

Delaware law provides that appraisal rights are available only in connection with statutory mergers or consolidations, or an amendment of a corporation’s certificate of incorporation to cause it to become a public benefit corporationthe conversion of a corporation into another type of entity, and only to shareholders who have neither voted in favor of nor consented in writing to the action. In addition, in the case of most mergers, unless the certificate of incorporation provides otherwise, shareholders do not receive appraisal rights for any class or series of stock (a) listed on a national securities exchange or (b) that has more than 2,000 shareholders, except if shareholders are required to accept anything other than (i) shares of the corporation surviving or resulting from the merger or consolidation, (ii) shares of any other corporation which at the effective time of the merger or consolidation are either listed on a national securities exchange or that has more than 2,000 shareholders, (iii) cash in lieu of fractional shares, or (iv) any combination of the foregoing shares and cash in lieu of fractional shares.

The Delaware Certificate of Incorporation and Delaware Bylaws will not vary from Delaware law.

Sale of Assets; Dissolution; Winding Up	Sale of Assets; Dissolution; Winding Up
Montana law provides that, unless the articles of incorporation require a greater vote or a lesser vote, a sale, lease, exchange, or other disposition of assets, not in the ordinary course of business, requires approval of the corporation’s shareholders if the disposition would leave the corporation without a significant continuing business activity. In such instances, as well as a dissolution of the corporation, the disposition or dissolution requires approval of a majority of the votes entitled to be cast and, if any class or series of shares is entitled to vote as a separate group, the approval of a majority of the votes entitled to be cast by that voting group.

The Montana Articles and Montana Bylaws do not vary from Montana law.

Delaware law provides that the holders of a majority of the outstanding voting stock of a corporation must vote to approve (a) the disposition of all or substantially all of a corporation’s property and assets, and (b) the dissolution of the corporation, unless a greater vote is provided for in the certificate of incorporation.

The Delaware Certificate of Incorporation and Delaware Bylaws will not vary from Delaware law.

Limitation on Personal Liability of Directors and Officers	Limitation on Personal Liability of Directors and Officers
Montana Law provides that a corporation’s articles of incorporation may eliminate or limit personal liability for conduct as a director, except for the amount of an improper personal benefit, intentional misconduct, intentional violations of criminal law, or unlawful distributions. Montana law does not provide for the elimination or limitation of personal liability for conduct as an officer.

The Montana Articles provide that no director of First Interstate-Montana will be personally liable to First Interstate-Montana or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Montana law.

Delaware law provides that a corporation is permitted to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of directors and officers to the corporation and its shareholders for monetary damages for breach of fiduciary duty as directors or officers. Delaware law currently provides that this limitation of liability does not apply to liability (a) for breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) of a director for illegal distributions to shareholders or unlawful stock repurchases, (d) for any transaction from which the director or officer derived any improper personal benefit, or (e) of an officer in any action by or in the right of the corporation.

The Delaware Certificate of Incorporation will be substantially identical to the Montana Articles with respect to the limitation on personal liability of directors to First Interstate-Delaware, and will expand the limitation of personal liability to include officers as permitted under Delaware law.

Indemnification of Directors and Officers	Indemnification of Directors and Officers
Montana law provides that indemnification of directors and officers is authorized to cover judgments, amounts paid in settlement, and expenses arising out of actions where the director or officer acted in good faith and in or not opposed to the best interests of the corporation, and, in criminal cases, where the director or officer had no reasonable cause to believe that his or her conduct was unlawful. Unless limited by the corporation’s articles of incorporation, Montana law requires indemnification if the director or officer is wholly successful on the merits of the action.

The Montana Articles and Montana Bylaws require that First Interstate-Montana indemnify directors and officers to the fullest extent permitted by law.

Delaware law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person:

(a)  acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and

(b)  with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

With respect to actions by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which a person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

The Delaware Certificate of Incorporation and Delaware Bylaws will require that First Interstate-Delaware indemnify directors and officers to the fullest extent permitted by law.

Advancement of Expenses	Advancement of Expenses
Montana law provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is a director if the director delivers to the corporation a signed, written undertaking of the director to repay any funds advanced in the event that (i) the director is not entitled to mandatory indemnification under Montana law and (ii) it is ultimately determined under Montana law that the director is not entitled to indemnification.

The Montana Articles and Montana Bylaws do not vary from Montana law with respect to advancement of expenses.

Delaware law provides that expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

The Delaware Certificate of Incorporation and Delaware Bylaws will not vary from Delaware law with respect to advancement of expenses.

Exclusive Jurisdiction	Exclusive Jurisdiction
The Montana Bylaws do not contain an exclusive jurisdiction provision.
The Delaware Bylaws will contain an exclusive jurisdiction provision, which will provide that any shareholder derivative suits, fiduciary duty claims and other intra-corporate actions must be brought in Delaware courts, in order for the Company to take full advantage of, and ensure it receives the full benefit of, becoming a Delaware corporation.

Authorized Shares; Dividends
Authorized Shares	Authorized Shares
The Montana Articles authorize 150,000,000 shares of Class A common stock, 100,000,000 shares of Class B common stock (which may not be reissued without first obtaining the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock), and 100,000 shares of preferred stock
The Delaware Certificate of Incorporation will authorize 150,000,000 shares of common stock and 100,000 shares of preferred stock.

Preferred Stock	Preferred Stock
The Montana Articles authorize the board of directors from time to time to provide for the issuance of shares of preferred stock in one or more series, and to fix the relative rights and preferences of each such series.
The Delaware Certificate of Incorporation will be substantially identical to the Montana Articles with respect to preferred stock.

Declaration and Payment of Dividends	Declaration and Payment of Dividends
Montana law does not provide any specific statutory provisions dealing with dividend sources. Under Montana law, a corporation may make distributions to its shareholders as long as, after giving effect to such distribution, (a) the corporation would be able to pay its debts as they become due in the usual course of business or (b) the corporation’s total assets would not be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The Montana Articles do not vary from Montana law. The Montana Bylaws provide that the board of directors shall have the authority to declare dividends and other distributions to the extent permitted by law.

Delaware law provides that unless further restricted by the certificate of incorporation, a corporation may declare and pay dividends (a) out of surplus (as defined under Delaware law), or (b) if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, but only if the capital of the corporation (as defined under Delaware law) is greater than or equal to the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

The Delaware Certificate of Incorporation and Delaware Bylaws will not vary from Delaware law, and will provide that shareholders are entitled to receive dividends when, as and if declared by the board of directors from the assets of funds of First Interstate-Delaware legally available therefor.

Anti-Takeover Statute
Business Combination Statute	Business Combination Statute
Montana law does not contain any “anti-takeover” provisions imposing specific requirements or restrictions on transactions between a corporation and its significant shareholders.
Delaware law provides that a corporation that is listed on a national securities exchange or that has more than 2,000 shareholders is not permitted to engage in a business combination with any interested shareholder for three years after the person became an interested shareholder, unless (a) before the person became an interested shareholder, the board of directors approved either the transaction resulting in a person becoming an interested shareholder or the business combination, (b) upon consummating the transaction which resulted in the person becoming an interested shareholder, the interested shareholders owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans), or (c) on or after the date the person becomes an interested shareholder, the business combination is approved by the board of directors and at an annual or special meeting of shareholders by the affirmative vote of at least sixty‑six and two-thirds percent (66.67%) of the corporation’s outstanding voting stock which is not owned by the interested shareholder.

An interested shareholder generally is a person who owns 15% or more of the outstanding shares of a corporation’s voting stock. These provisions do not apply, among other exceptions, if (i) the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by these provisions or (ii) the corporation, by action of its shareholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by these provisions, which action must be approved by the affirmative vote of a majority of the shares entitled to vote.

The Delaware Certificate of Incorporation will contain a provision opting out of this Delaware law, with the result that the “anti-takeover” provisions will not be applicable and the rights of the Delaware shareholders will be substantially identical to the Montana shareholders in this respect.

Material U.S. Federal Income Tax Consequences
The following discussion summarizes the material U.S. federal income tax consequences of the Conversion to holders of our Class A common stock. This summary is not a comprehensive description of all of the U.S. federal income tax consequences of the Conversion that may be relevant to holders, including holders that are subject to special tax rules. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and non-income tax consequences to you of the Conversion, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of the U.S. tax legislation commonly referred to as the “Tax Cuts and Jobs Act” or other changes in U.S. federal or other tax laws.

The Conversion provided for in the Plan of Conversion is intended to be a “reorganization” under Section 368(a) of the U.S. Internal Revenue Code, specifically a reorganization constituting a mere change in identity, form of place of organization as described in Section 368(a)(1)(F) of the Internal Revenue Code. Assuming the Conversion qualifies as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code, and subject to the qualifications and assumptions described in this proxy statement: (a) holders of First Interstate-Montana common stock will not recognize any gain or loss as a result of the consummation of the Conversion, (b) the aggregate tax basis of shares of First Interstate-Delaware common stock held by a holder immediately following consummation of the Conversion will be equal to the aggregate tax basis of the shares of First

Interstate-Montana Class A common stock held by a holder immediately before consummation of the Conversion, and (c) the holding period for the shares of First Interstate-Delaware’s common stock held by a holder following the Conversion will include the holding period of First Interstate-Montana Class A common stock converted therefor.

Accounting Consequences Associated with the Conversion
We expect that the Conversion will have no effect on the Company from an accounting perspective because there is no change in the entity or our accounting practices as a result of the Conversion. As such, the historical financial statements of the Company, which have previously been included in our period reports filed with the SEC, as of and for all periods through the date of this proxy statement, will remain the financial statements of First Interstate-Delaware following the Conversion.

Effect of Vote for the Conversion Proposal
A vote in favor of this proposal is a vote in favor of the Plan of Conversion and the Conversion to be effected thereby, which will authorize us to file the Montana Articles of Conversion, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation, each in the appropriate Secretary of State office for the applicable filings, and adopt the Delaware Bylaws.

Effect of Not Obtaining Required Vote for Approval of the Conversion Proposal
If we do not obtain the requisite vote of shareholders for approval of this proposal, the Conversion will not occur and the Company will continue to be incorporated in Montana and governed by Montana Law, the Montana Articles and the Montana Bylaws.

Approval by Stockholders
If a quorum is present at the annual meeting, the Plan of Conversion will be approved and adopted only if a majority of the total number of shares of common stock outstanding and entitled to vote on the record date vote in favor of the Plan of Conversion. This means that the Plan of Conversion will be approved and adopted only if votes present in person or represented by proxy and entitled to vote on the proposal at the annual meeting that are cast by shareholders “FOR” the proposal exceed 50% of the total number of shares of Company common stock outstanding on the record date and entitled to vote on the proposal, whether or not present in person or by proxy at the annual meeting. The persons named as proxies in the proxy card accompanying these materials will vote the shares represented by a validly executed proxy card “for” the approval and adoption of the Plan of Conversion unless a vote “against” the proposal or an “abstention” is specifically indicated on the proxy card in respect of this proposal.

Proposal Three
Approval of the First Interstate BancSystem, Inc.
2023 Equity and Incentive Plan
On February 28, 2023 (the “Effective Date”), the Board approved the First Interstate BancSystem, Inc. 2023 Equity and Incentive Plan (the “2023 Plan”), subject to approval by the shareholders of the Company. The Company currently maintains the First Interstate BancSystem, Inc. 2015 Equity and Incentive Plan (the “2015 Plan”). The 2023 Plan does not increase the number of shares of the Class A common stock that are available for awards under the 2015 Plan. If shareholders approve the 2023 Plan, no new awards will be granted under the 2015 Plan after the Annual Meeting. The 2015 Plan will, however, continue to govern outstanding equity awards made under the 2015 Plan.
General
The purpose of the 2023 Plan is to advance the interests of our shareholders by enabling us to attract and retain the types of individuals who will contribute to our long-range success, provide incentives that align the interests of such individuals with those of our shareholders and promote the success of our business.
The 2023 Plan is designed to provide us with flexibility to select from among various equity-based and performance compensation methods, and to be able to address changing accounting and tax rules and corporate governance practices by optimally utilizing performance-based compensation.
Principal Features of the 2023 Plan
A summary of the principal features of the 2023 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2023 Plan that is attached to this Proxy Statement as Appendix C.
The 2023 Plan will permit awards of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards as described below.
Awards and grants under the 2023 Plan are referred to as “Awards.” Those eligible for Awards under the 2023 Plan are referred to as “Participants.” Participants include any employee, consultant or director who is designated by the Board or a committee of the Board to receive one or more Awards under the 2023 Plan.
Shares Available for Issuance
As of December 31, 2022, approximately 361,605 shares of Class A common stock were available for new grants under our 2015 Plan and there were approximately 741,099 shares of our Class A common stock subject to outstanding Awards under the 2015 Plan. As indicated above, no new grants or Awards will be made under the 2015 Plan if the 2023 Plan is approved. Upon approval of the 2023 Plan, all shares of Class A common stock available for new grants under the 2015 Plan will be cancelled and no longer available for issuance. Even upon approval of the 2023 Plan, the 2015 Plan will continue with respect to the Awards then outstanding under the 2015 Plan.
If shareholders approve the 2023 Plan, the maximum number of shares reserved for issuance under the 2023 Plan will be two million (2,000,000) new shares of Class A common stock. See the New Plan Benefits Table (below) for more information regarding equity awards to officers and employees under the 2023 Plan that are contingent on approval of the 2023 Plan by shareholders of the Company at the Annual Meeting .
The total compensation paid to a director who is not also an employee, including equity Awards and cash compensation, in any calendar year may not exceed $500,000.
The 2023 Plan prohibits the repricing of Awards without shareholder approval. The 2023 Plan also prohibits the recycling of shares tendered in payment of a stock option exercise price, or delivered or withheld to satisfy tax withholding obligations, or covered by a stock-settled stock appreciation right or stock option that was not issued upon the settlement of the Award. These shares will not again be available for issuance under the 2023 Plan.
Administration and Eligibility
The 2023 Plan will be administered by the Compensation and Human Capital Committee of the Board (the “Committee”), provided that the Board may itself exercise or delegate to any other person or committee any of the authority granted to the Committee with respect to the Plan.
The Committee may establish procedures such that Awards to “covered employees and officers” will comply with the exemption requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which case the Awards will be determined and made by a subcommittee consisting solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act.

The administrator of the 2023 Plan, whether it is the Committee or the Board, shall have exclusive authority to construe and interpret the 2023 Plan, including the authority to (i) determine to whom Awards will be granted, the timing, manner and nature of Awards granted, the number of shares to be subject to any Award, the purchase price, exercise price, medium of payment and vesting provisions of any Award, (ii) designate Awards as performance Awards and select performance criteria and/or performance goals with respect to such Award, (iii) modify the time and/or manner of vesting, or the term of any outstanding Award subject to Participant’s consent, (iv) determine the duration and purpose of leaves of absence which may be granted to grantees without constituting termination of service for purposes of the 2023 Plan, (v) make decisions with respect to outstanding Awards upon a change of control or other triggering event, and (vi) all other discretionary determinations necessary or advisable for administration of the 2023 Plan. The Committee’s discretionary determination will be final, binding and conclusive on all parties. Members of the Committee are appointed by and serve at the pleasure of the Board and may be removed by the Board at its discretion.
We have agreed to indemnify and hold harmless each person who is or was a member of the Committee or the Board against and from (a) any loss, cost, liability or expense that may result from any claim, action, suit or proceeding to which such person may be a party, or in which such person may be involved, by reason of any action taken or failure to act under the 2023 Plan, and (b) all amounts paid by such person in settlement thereof, with our approval, or paid by such person, in satisfaction of judgment in any such action, suit or proceeding against such person, provided such person shall give us an opportunity, at our own expense, to handle and defend the action, suit or proceeding before such person undertakes to handle and defend it on such person’s own behalf.
Terms and Conditions of Awards
The 2023 Plan allows us to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance stock, restricted stock units and performance Awards.
Stock Options. A stock option is the right to purchase a specified number of shares of our Class A common stock in the future at a specified exercise price and subject to other terms and conditions specified in the option agreement and the 2023 Plan. Stock options granted under the 2023 Plan will be either “incentive stock options,” which are intended to receive special tax treatment under the Internal Revenue Code or options other than incentive stock options (referred to as “non-qualified stock options”), as determined by the Committee and stated in the applicable option agreement. The exercise price of any stock option must be at least equal to the fair market value of the Class A common stock on the date of the grant. The exercise price of any incentive stock option granted to stockholders who own greater than 10% of our voting stock must be at least equal to 110% of the fair market value of the Class A common stock on the date of the grant. At the time of grant, the Committee, in its sole discretion, will determine when stock options are exercisable and when they expire, provided the term cannot exceed ten years (five years for incentive stock options granted to stockholders who own greater than 10% of our voting stock). Each stock option shall be evidenced by a stock option agreement that shall state whether it is an incentive stock option or a non-qualified stock option, the option exercise price, the duration of the stock option, the number of shares of Class A common stock to which the stock option pertains, the vesting schedule of the stock option and such other terms and conditions as may be determined from time to time by the Committee. For purposes of the 2023 Plan, “fair market value” means the closing sale price for the primary trading session in the principal U.S. market for the Company’s Class A common stock on the first trading day immediately prior to the date of grant.
The purchase price for any shares purchased pursuant to exercise of a stock option granted under the 2023 Plan must be paid in full upon exercise of the stock option either in cash, or, in the discretion of the Committee and upon such terms and conditions as it may approve (in the case of incentive stock options, such determination shall be made at the time of grant), the exercise price may be paid by (a) transferring to the Company shares of previously acquired Class A common stock, at their fair market value on the date of delivery, (b) through a “cashless” exercise program established with a broker, (c) with respect to non-qualified stock option only, by a reduction in the number of shares of Class A common stock otherwise deliverable upon exercise of the non-qualified stock option, (d) by a combination of these methods, or (e) in such other manner as the Committee may determine. No fractional shares may be tendered or will be accepted in payment of the purchase price upon exercise. The foregoing alternatives are, however, subject to any applicable limitations on loans to officers and to applicable “insiders” and other trading rules and regulations of the Securities and Exchange Commission (the “SEC”).
No incentive stock option may be granted to an optionee, which, when combined with all other incentive stock options becoming exercisable in any calendar year that are held by that optionee, would have an aggregate fair market value in excess of $100,000 (or such other limit as then in effect under the Code), as determined at the time of grant. In the event an optionee is awarded $100,000 in incentive stock options which all vest in the same calendar year, any incentive stock options in excess of $100,000 which vest during the same year will be treated as non-qualified stock options.
Non-qualified stock options may, in the sole discretion of the Committee, be transferable to a permitted transferee, upon written approval of the Committee to the extent provided in the Award agreement. If the Award agreement so provides, then non-qualified stock options are generally transferable to family members by gift or by will or the laws of descent and distribution.
Stock options granted under the 2023 Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) are subject to the terms and conditions set by the Committee and may be granted on a stand-alone basis (“free-standing rights”) or in tandem with stock options granted under the 2023 Plan (“related rights”). A SAR granted under the 2023 Plan entitles its holder to receive, at the time of exercise, an amount per SAR equal to the excess of the fair market value at the date of exercise of a share of our Class A common stock over a specified exercise price fixed by the Committee. Payment may be made in cash, shares of Class A common stock, or in any combination of the two, as determined by the Committee.
The exercise price of a free-standing right shall not be less than 100% of the fair market value of one share of Class A common stock on the date of grant of the SAR. A related right will have the same exercise price, is transferable upon the same terms and conditions and is exercisable only to the same extent as the related stock option. Upon the exercise of a related right, the number of shares of Class A common stock for which any related stock option is exercisable will be reduced by the number of shares for which the related right has been exercised.
Restricted Stock. Restricted stock consists of shares of Class A common stock that are transferred or sold to a Participant but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. The Committee determines the eligible Participants to whom, and the time or times at which, grants of restricted stock will be made, the number of shares of Class A common stock to be granted, the price to be paid, if any, the time or times within which the shares of Class A common stock covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the Awards. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company, the passage of time or other restrictions or conditions determined by the Committee. Unless otherwise provided in the Award agreement, the restricted stock Participants generally have the rights and privileges of a shareholder, including the right to vote and receive dividends on the restricted stock. In the event a restricted stock Participant is entitled to receive dividends on the restricted stock, the right to such dividends will be subject to the same restrictions applicable to the restricted stock and such dividends will be distributed only upon the release of the restrictions on the applicable restricted stock to which the dividends relate.
Restricted Stock Units. Restricted stock units (“RSUs”) are hypothetical common stock units that have a value equal to the fair market value of an identical number of shares of our Class A common stock and entitle the Participant to payment in cash or shares of Class A common stock upon the expiration of the restricted period. The Committee determines the eligible Participants to whom, and the time or times at which, grants of RSUs will be made, the number of RSUs to be granted, the time or times at which the restrictions will terminate, the time or times at which settlement or payment of the RSUs will be made and all other terms and conditions of an RSU Award. A Participant has no voting rights with respect to RSUs. RSUs awarded to Participants are subject to forfeiture until the expiration of the restricted period including satisfaction of any applicable performance goals during such period. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company, the passage of time or other restrictions or conditions determined by the Committee. Upon the expiration of the restricted period, upon the payment date specified in the RSU Award agreement, we will deliver to the Participant, or his or her beneficiary, without charge, one share of Class A common stock for each outstanding vested RSU and cash or, at the discretion of the Committee, shares of Class A common stock having a fair market value equal to any dividend equivalents credited on the RSUs, if any; provided, however, that, if explicitly provided in the applicable Award agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Class A common stock in lieu of delivering only shares of Class A common stock for vested RSUs.
Performance Awards. The Committee has the authority, at the time of grant of any Award described in the 2023 Plan to designate such Award as a performance Award based on the Participant’s right to such Award, including the grant, vesting or settlement of the Award being based on performance criteria and/or goals determined by the Committee. The performance goals may consist of one or more business or other criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee. The Committee may determine that performance Awards will be granted and/or settled upon the achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of a performance Award. Performance goals may be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries, or business segments, as applicable and may differ for performance Awards granted to any one Participant or to different Participants. All determinations by the Committee as to the establishment of performance goals, the amount of any potential individual performance Awards and the achievement of performance goals relating to performance Awards will be made in writing.
Deferral of Awards
The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Class A common stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

Effect of Certain Events on Awards
In the event of any material change in the outstanding shares of Class A common stock by reason of any stock dividend or split, combination or exchange of shares, recapitalization or other change in our capital structure, the Committee shall make such substitution or adjustment as may be deemed equitable as to (a) the number and kind of securities to be delivered under the 2023 Plan, (b) the number and kind of securities subject to outstanding Awards, (c) the exercise price of any outstanding stock option or SAR or (d) any other characteristics or terms of the Awards as it may determine necessary to preserve the economic intent of Awards outstanding under the 2023 Plan.
In the event of a change of control of the Company, the Committee may provide without further consent or agreement by the Participant, that Awards will be assumed, or substantially equivalent Awards will be substituted by the acquiring or succeeding corporation with appropriate adjustments as to the number and kind of shares and prices. To the extent Awards are not assumed by the acquiring or succeeding corporation, the Committee may provide either (a) that outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, prior to or upon consummation of the change of control of the Company and to the extent not exercised, will be terminated in connection with the change of control of the Company or (b) that outstanding Awards will be terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the change of control of the Company.
For purposes of the 2023 Plan, a change of control generally occurs when: (1) any corporation, person or group obtains common stock that represents 50% or more of the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; (2) the majority of our directors constituting our Board on the Effective Date changes, subject to certain exceptions; (3) a reorganization, merger, statutory share exchange or similar corporate transaction involving the Company that requires approval of the Company’s shareholders occurs, unless following the transaction, (i) more than 50% of the voting power of the surviving company, or, if applicable, a sufficient number of voting securities eligible to elect a majority of the board of directors of the parent entity of the surviving entity, in either case, is held by the same holders, in substantially the same proportion, of the voting securities as immediately prior to the transaction, (ii) no person holds 50% or more of the voting power of the outstanding securities eligible to elect members of the board of directors of the parent or surviving entity, or (iii) at least a majority of the members of the board of directors of the parent or surviving company are the same as those prior to the corporate transaction; or (4) one person, or more than one person acting as a group, acquires or has acquired all or substantially all of the assets of the Company and its subsidiaries in one or a series of transactions. A change of control does not include a transaction solely undertaken to change the jurisdiction of the Company’s incorporation.
Unless otherwise provided in an Award agreement, or unless the Award has been terminated in connection with a change in control of the Company, in the event of a Participant’s termination of service by the acquiring or succeeding corporation without cause or by the Participant for good reason during the 24-month period following a change of control of the Company, all outstanding stock options and SARs will become immediately exercisable, the restricted period will expire immediately with respect to all outstanding shares of restricted stock and RSUs, and all performance goals and other vesting criteria will be deemed achieved at the greater of (i) 100% of target levels and (ii) actual performance as of the date of the change of control, with respect to outstanding performance Awards.
Termination of Employment
Unless the applicable Award agreement provides otherwise, in the event of a Participant’s termination of employment or service due to his or her death or disability, such Participant’s stock options and/or related rights (to the extent exercisable at the time of such termination) will remain exercisable until the date 12 months following such termination (but not beyond the original expiration of the term of the stock option or related right) and thereafter will be canceled and forfeited to the Company. Unless the applicable Award agreement provides otherwise, in the event of a Participant’s voluntary termination of employment or service (and not due to such Participant’s death or disability), such Participant’s stock options and/or related rights (to the extent exercisable at the time of such termination) will remain exercisable until three months following such termination (but not beyond the original term of the stock option or related right) and thereafter will be canceled and forfeited to the Company. In the event of a Participant’s termination of employment or service for cause, such Participant’s outstanding stock options and/or related rights will immediately be canceled and forfeited to the Company, regardless if vested.
The vesting and/or forfeiture of any other type of Award in connection with a termination of employment or service will be as provided for in the applicable Award agreement.
Amendment and Termination
The Board may amend, alter, suspend or terminate the 2023 Plan provided that no such amendment or termination of the 2023 Plan or amendment of outstanding Awards may materially impair the previously accrued rights of any recipient of an Award under the 2023 Plan without his or her written consent. The Board will be required, however, to obtain approval of the shareholders of any amendment of the 2023 Plan that is required by law, rule or regulation, as determined by the Company.
The 2023 Plan will terminate on the 10 year anniversary of the Effective Date unless the 2023 Plan is terminated earlier by our Board or due to delivery of all shares of Class A common stock available under the 2023 Plan. No Awards may be granted under the 2023 Plan once it terminates; however, any Awards outstanding when the 2023 Plan terminates will remain outstanding until such Awards vest, are exercised, terminate or expire.

U.S. Federal Income Tax Consequences
The federal income tax consequences to the Company and to its eligible employees or directors of various Awards under the 2023 Plan are complex and subject to change. The following discussion is only a summary of some of the general rules applicable to the 2023 Plan, based on federal income tax laws in effect on the date of this Proxy Statement, and is intended solely for the general information of the shareholders considering how to vote with respect to this proposal and not as tax guidance to Participants in the 2023 Plan. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular Participant based upon his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code § 409(A)), or other tax laws other than federal income tax law.
The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties.
Because individual circumstances may vary, we strongly advise all Participants to consult with their tax advisors concerning the tax implications and treatment of Awards granted under the 2023 Plan.
This summary assumes that all Awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If an Award fails to comply with Section 409A of the Code, the Award may be subject to immediate taxation, interest and tax penalties in the year the Award vests or is granted.
Stock Options. The grant of stock options under the 2023 Plan will not result in taxable income to the grantee of the option or an income tax deduction for the Company. The transfer of common stock to an option holder upon exercise of his or her options may or may not, however, give rise to taxable income to the option holder and tax deductions for the Company, depending upon whether the options are “incentive stock options” or “non-qualified stock options.”
Upon the exercise of a non-qualified stock option by an option holder, such holder will recognize taxable compensation income (which is subject to tax at ordinary rates), and the Company will recognize a corresponding deduction for compensation paid, equal to the difference, if any, between the fair market value of the shares of common stock acquired by exercising the option, minus the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the date of such exercise will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares, long-term if the holder holds those shares for more than a year after the date of exercising the option.
In general, the exercise of an incentive stock option is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for the Company if the holder has been an employee of ours at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to death or disability). If the holder has not been so employed during that time, the holder will be taxed as described above for nonqualified stock options. If the option holder disposes of the shares purchased more than two years after the incentive stock option was granted and more than one year after the option was exercised, then the option holder will recognize gain or loss upon disposition of those shares as long-term capital gain or loss. If, however, the option holder disposes of the shares prior to satisfying these holding periods (known as “disqualifying dispositions”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price, or (2) the amount realized upon the disposition of the shares minus the exercise price. The Company would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition of the shares would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the option holder. Such capital gain or loss would be long-term if the holder holds those shares for more than a year after the date of exercising the option.
Stock Appreciation Rights and Restricted Stock Units. The granting of SARs and RSUs does not result in taxable income to the recipient or a tax deduction for the Company. Upon exercise of an SAR or the settlement of an RSU, the amount of any cash the Participant receives and the fair market value of any common stock received are taxable to the Participant as ordinary income and such amount will be deductible by the Company.
Restricted Stock. Unless an election is made by the recipient under Section 83(b) of the Code, a Participant will not recognize any taxable income upon the Award of shares of restricted stock that are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock, if any, will be taxable as compensation income to the Participant. Generally the Participant will recognize taxable ordinary income at the first time the shares of restricted common stock become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse, less any amount paid with respect to the Award of restricted stock. The recipient’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The recipient’s holding period will commence on the date on which the restrictions lapse.

As indicated above, a Participant may elect, under Section 83(b) of the Code, to recognize taxable ordinary income upon the Award date of restricted stock (rather than being taxed as described above) based on the fair market value of the shares of common stock subject to the Award on the date of the Award. If a Participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the Participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock Award lapse. Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a Participant in connection with his or her restricted stock Award in the taxable year in which that Participant recognizes that ordinary income.
Performance Awards. The granting of a performance Awards (whether payable in shares or cash) generally should not result in the recognition of taxable income by the recipient or a tax deduction by the Company. The payment or settlement of these Awards should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by the Company. If the shares covered by the Award are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the Participant and the Company will be similar to the tax consequences of restricted stock Awards described above. If the Award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the Award, and the Company will be entitled to a corresponding tax deduction.
New Plan Benefits Table
As part of its regular annual process of granting equity awards to its officers and employees, on March ____, 2023, the Company opted to make grants under the 2023 Plan that are contingent on approval of the 2023 Plan by shareholders of the Company at the Annual Meeting (the “Contingent Grants”). The Contingent Grants consisted of __ time-based RSUs and performance-based PRSUs. See the New Plan Benefits Table (below) for more information. Other than the Contingent Grants, it is not possible to determine the benefits that will be received in the future by participants in the 2023 Plan because awards to be granted under the 2023 Plan are at the discretion of the Committee. Certain tables in this proxy statement set forth information with respect to prior awards granted to our named executive officers under the 2015 Plan.

2023 Plan

Name and position	Dollar value ($)		Number of units
Kevin P. Riley, President and Chief Executive Officer	$	[●]	[●]
Marcy D. Mutch, Executive Vice President and Chief Financial Officer	$	[●]	[●]
Kirk D. Jensen, Executive Vice President and General Counsel	$	[●]	[●]
Karlyn Knieriem, Executive Vice President and Chief Risk Officer	$	[●]	[●]
Scott Erkonen, Executive Vice President and Chief Information Officer	$	[●]	[●]
All Current Executive Officers as a Group	$	[●]	[●]
All Non-Executive Directors as a Group	$	[●]	[●]
Non-Executive Officer Employees as a Group	$	[●]	[●]

Approval by Stockholders
If a quorum is present at the Annual Meeting, the 2023 Plan will be approved and adopted only if the votes cast by the shareholders favoring the adoption of the 2023 Plan exceed the votes cast by the shareholders opposing the adoption of the 2023 Plan. This means that the 2023 Plan will be approved and adopted if more votes present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting are cast by shareholders “FOR” the proposal than “AGAINST” the proposal. The persons named as proxies in the proxy card accompanying these materials will vote the shares represented by a validly executed proxy card “for” the approval and adoption of the 2023 Plan unless a vote “against” the proposal or an “abstention” is specifically indicated on the proxy card in respect of this proposal.

Proposal Four
Adoption of Non-Binding Advisory Resolution on Executive Compensation
Section 14A of the Exchange Act provides shareholders an opportunity to cast a non-binding advisory vote to approve the compensation of the “Named Executive Officers” or “NEOs” identified in the Summary Compensation Table included on page 73 of this document.

The Company has a general compensation philosophy that executive compensation should align with shareholders’ interests without encouraging excessive risk taking. First Interstate's executive compensation programs, which are described in greater detail in the Compensation Discussion and Analysis portion of this document beginning on page 61, are designed to attract and retain qualified executive officers and establish an appropriate relationship between executive pay and First Interstate’s annual financial performance and long-term growth objectives. Long-term executive compensation, through awards of restricted First Interstate Class A common stock or restricted stock units containing time- and performance-based vesting provisions, encourages growth in executive stock ownership and helps drive performance that rewards both executives and shareholders.

The advisory vote on this resolution is not intended to address any specific element of executive compensation; rather, the advisory vote relates to the compensation of the Company’s Named Executive Officers as disclosed in this document in accordance with the compensation disclosure rules of the Securities and Exchange Commission (the "SEC"). The vote is advisory only, which means that it is not binding on the Company, its Board, or the Compensation Committee of the Board. The Company’s Board and its Compensation Committee value the opinions of shareholders and therefore will take into account the outcome of the vote when considering future executive compensation arrangements.

Accordingly, the shareholders are requested to vote on the following resolution at the Company’s annual meeting of shareholders:

RESOLVED, that the First Interstate shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this document pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis portion of this document, the Summary Compensation Table included in this document, and the other related tables and disclosures included in this document.

Proxies solicited hereby will be voted for the proposal unless a vote against the proposal or abstention or non-vote is specifically indicated. If a quorum is present at the annual meeting, we will consider the non-binding, advisory approval of the compensation paid to our Named Executive Officers to have occurred if the vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on this matter is voted for the resolution. This means that the approval will be obtained if more than 50% of the votes present in person or by proxy at the annual meeting are cast by shareholders “for” this proposal.

Proposal 5
Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Our shareholders are entitled, at least once every six years, to cast a non-binding advisory vote regarding how frequently (“Say on Frequency”) the Company should include a proposal asking for a non-binding advisory vote on the compensation of the Company’s Named Executive Officers (“Say on Pay”). Therefore, the Company’s shareholders are being asked at this annual meeting to express their preference as to whether an advisory vote to approve the compensation of the Named Executive Officers should be included every one, two or three years. Shareholders may also abstain from casting a vote on this proposal.

The Company has historically held an advisory vote on executive compensation every other year, consistent with the frequency receiving the most votes cast by the Company’s shareholders at the Company’s annual meetings held in 2011 and 2017. At those times, the Board recommended an advisory vote every two years to reach a compromise between the perceived advantages of the annual and triennial voting alternatives, in particular in light of the Company’s then status as a “controlled company” under applicable Nasdaq rules. Since the Company is no longer deemed to be a controlled company, reconsideration of the frequency alternatives was determined to be appropriate, given the experience of the Board over the last several years and other factors, and thus the Board now believes that a shift to an annual advisory vote would be appropriate for the following reasons:

a.It will help the Board and Compensation Committee obtain contemporaneous and more direct feedback from shareholders regarding the Company’s compensation practices and policies;
b.It provides perhaps a higher level of accountability to the shareholders and fosters more frequent communication between Compensation Committee and our shareholders;
c.An annual vote furthers the Company’s commitment to maintaining high standards of corporate governance;
d.If a negative response to the “Say on Pay” vote is received, the Company will be able to make changes to its practices without having to wait two or three years to receive shareholder feedback about the changes; and
e.Providing for annual “Say on Pay” votes eases the procedural burden on the Company as opposed to implementing a biennial or triennial vote because an annual vote creates procedural consistency from year to year.

Shareholders who may have concerns about executive compensation between advisory votes are welcome to bring their specific concerns to the attention of the Board. Information about communicating with the Board is included under the caption “Shareholder Communications with the Board” on page 30 of this document.

This vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee of the Board. The Board and its Compensation Committee value the opinions of the shareholders, and therefore will take into account the outcome of the votes when considering the frequency of future advisory votes on executive compensation. Nevertheless, the Board may decide that it is in the best interests of the Company and its shareholders to hold an advisory vote on executive compensation on a different frequency than the frequency receiving the most votes cast by its shareholders or recommended by the Board, and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The proxy card accompanying this document provides shareholders with the opportunity to choose among four options on this proposal (holding the advisory vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board.

The next advisory vote on the frequency of the advisory vote on executive compensation is expected to occur at our 2029 annual meeting of shareholders.

Proposal Six
Ratification of Appointment of Independent Registered Public Accounting Firm
RSM US LLP was appointed by the Audit Committee of the Board as our independent registered public accounting firm for the year ending December 31, 2023. While the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, the Audit Committee has requested that the Board submit the selection of RSM US LLP to our shareholders for ratification as a matter of good corporate governance. No representatives of RSM US LLP are expected to be present at the annual meeting.
Neither the Audit Committee nor the Board is required to take any action as a result of the outcome of the vote on this proposal. If our shareholders do not ratify the selection of RSM US LLP as our independent registered public accounting firm, however, the Audit Committee will consider whether to retain RSM US LLP or to select another independent registered public accounting firm. Furthermore, even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interest of the Company and our shareholders.
If a quorum is present at the annual meeting, the affirmative vote of a majority of the voting power of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this proposal is required to ratify the appointment of the independent registered public accounting firm. This means that the appointment of RSM US LLP as the independent registered public accounting firm for the Company will be ratified if more than 50% of the votes present in person or represented by proxy and entitled to vote on the proposal at the annual meeting are cast by shareholders in favor of ratification. The persons named as proxies in the proxy card accompanying these materials will vote the shares represented by a validly executed proxy card for the ratification of the selection of the independent registered public accounting firm unless a vote against the proposal or an abstention is specifically indicated on the proxy card in respect of this proposal.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee charter requires advance approval of all audit and non-audit services performed by the independent registered public accounting firm to assure that such services do not impair the auditor’s independence from the Company. The Audit Committee may delegate the authority to pre-approve services to the Audit Committee chair or any two other members of the Audit Committee, subject to ratification by the Audit Committee at its next committee meeting. In 2021 and 2022, all of the fees paid to our independent auditor were approved in advance by the Audit Committee.
Principal Accounting Fees and Services
RSM US LLP has been the Company’s independent registered public accounting firm since 2004. RSM US LLP was paid the following fees for services performed during the fiscal years ended December 31, 2022 and 2021:

	2022	2021
Audit fees (1)	$1,805,000	$1,018,000
Audit-related fees (2)	19,300	105,700
Tax fees	—	—
All other fees (3)	—	34,125

(1)	Audit fees consist of fees for the audit of the financial statements included in our Annual Report and reviews of the Quarterly Reports on Form 10-Q, including procedures related to acquisitions.
(2)	Audit-related fees for 2022 and 2021 consist of fees for review of our registration statement on Form S-4 filed with SEC on November 4, 2021, our Form S-4/A filed with the SEC on December 14, 2021, and our Form S-4/Acq Plan filed with the SEC on April 7, 2022.
(3)	Includes non-prohibited services provided by our principal accountant not applicable to the first three categories.
Audit Committee Report
The Audit Committee of the Board of Directors is currently composed of five independent directors and operates under a charter approved by the Board of Directors. The SEC and the NASDAQ stock market have established standards relating to Audit Committee membership and functions. With regard to such membership standards, the Board has determined that each of Frances P. Grieb, Stephen B. Bowman, Alice S. Cho, and Dennis L. Johnson meet the requirements of an “audit committee financial expert” as defined by the SEC and each of the Audit Committee members have the requisite financial literacy and accounting or related financial management expertise required generally of an Audit Committee member under the applicable standards of the SEC and NASDAQ.
The primary duties and responsibilities of the Audit Committee are to monitor: (i) the quality and integrity of the financial statements and related internal controls; (ii) the internal audit and independent registered public accounting firm’s qualifications and independence; (iii) the performance of the Company’s internal audit function and independent auditors; and (iv) compliance by the Company with legal and regulatory requirements. While the Audit Committee has the duties and responsibilities set forth above and those set forth in its charter: management is responsible for the internal controls and the financial reporting process; the Company’s internal auditors are responsible for preparing an annual audit plan and conducting internal audits under the control of the Chief Audit Executive, who is accountable to the Audit Committee; and the independent registered public accounting firm is responsible for performing an integrated audit of our financial statements and of the effectiveness of our internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon.
The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management regarding the effectiveness of internal control over financial reporting, and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Audit Committee also relies on the opinions of the independent auditors on the consolidated financial statements and on the effectiveness of internal control over financial reporting. The Audit Committee’s oversight does not provide assurance that the opinions and representations of management and the auditor are correct.
In the performance of its oversight function, the Audit Committee has performed the duties required by its charter, including meeting and holding discussions with management, the independent registered public accounting firm and internal audit, and has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2022, with management and the independent registered public accounting firm. The Audit Committee’s review of and discussions about the financial statements included discussions about the quality, not just the acceptability, of the accounting principles used, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also discussed with the independent auditors all matters required to be discussed by the applicable standards issued by the PCAOB and has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors their independence and any relationships that might have an impact on their objectivity and independence and reviewed and approved the amount of fees paid for audit and audit-related services.
Based upon a review of the reports and discussions with management, the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the Report of Independent Registered Public Accounting Firm, subject to the limitations on its role and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC.
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. RSM US LLP (RSM) has been retained as the Company’s independent registered public accounting firm continuously since they were appointed in fiscal year 2004. In determining whether to reappoint RSM, the Audit Committee takes into consideration various factors, including: the historical and recent performance of RSM on the audit; its professional qualifications; the quality of ongoing discussions with RSM; external data, including recent PCAOB reports on RSM; the appropriateness of fees and RSM’s tenure, including the benefits of that tenure, and the controls and processes in place (such as rotation of key partners every five years) that help ensure RSM’s continued independence in the face of such tenure. As part of the normal rotation, a new lead partner was selected for 2019. The process for selection of the new lead engagement partner included meetings between the candidates for that role and senior management and the Chair of the Audit Committee, as well as discussion with the full Audit Committee. The Audit Committee has selected RSM to be the Company’s independent registered public accounting firm for fiscal year 2023.
Submitted by the Audit Committee of the Board of Directors:

Frances P. Grieb (Chair)	Stephen B. Bowman	Alice S. Cho	Dennis L. Johnson	Joyce A. Phillips

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our common stock as of March 24, 2023, for (i) each of our directors and director nominees, (ii) each of the executive officers named in the summary compensation table, (iii) all directors and executive officers as a group, and beneficial owners of more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us or disclosed in filings made with the SEC, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
The percentage of shares shown as beneficially owned as of December 31, 2022, is based on 104,442,023 shares of our common stock outstanding. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed shares of common stock subject to options and other derivative securities held by that person that were exercisable or vesting based only on the expiration of time on or within 60 days of March 24, 2023, to be outstanding. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise noted below, the address for each director, director nominee, NEO, and beneficial owner of more than 5% of a class of our common stock listed in the table below is: c/o First Interstate BancSystem, Inc., 401 North 31st Street, Billings, MT 59101.

Beneficial Ownership Table
	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class

Directors and nominees for director
David L. Jahnke	19,873	*
Kevin P. Riley	208,105	*
Stephen B. Bowman	3,579	*
James P. Brannen	17,685	*
Alice S. Cho	4,184	*
Frances P. Grieb	18,519	*
Thomas E. Henning	20,651	*
John M. Heyneman, Jr.(1)	1,506,311	1.4%
Dennis L. Johnson	7,847	*
Stephen M. Lacy	13,473	*
Patricia L. Moss	13,818	*
Joyce A. Phillips	2,991	*
Daniel A. Rykhus	18,645	*
James R. Scott (2)	4,358,047	4.2%
Jonathan R. Scott (3)	526,732	*

Named Executive Officers who are not directors
Marcy D. Mutch	55,558	*
Scott E. Erkonen	13,610	*
Karlyn Knieriem	24,714	*
Kirk D. Jensen	24,756	*
Jodi Delahunt Hubbell	[____]	*
Russell A. Lee	[____]	*

All executive officers and directors as a group ([**] persons)	6,872,914	6.6%

5% or greater security holders
Scott Family FIBK Shareholder Group (4)	15,843,272	15.2%
The Vanguard Group (5)	7,885,516	7.55%
BlackRock, Inc. (6)	6,537,202	6.3%

* Less than 1% of the class of common stock outstanding.

(1)
Includes 257,508 shares over which Mr. Heyneman reports shared voting and dispositive power. Mr. Heyneman disclaims beneficial ownership, except to the extent of his pecuniary interest therein, over 1,343,000 of the shares reported as beneficially owned indirectly by Mr. Heyneman, which shares are reported as indirectly beneficially owned, in the aggregate, through a limited partnership and several family trusts. Mr. Heyneman has caused a trust through which he reports indirect beneficial ownership in the shares to pledge as collateral security for a loan (line of credit) from Western Security Bank 11,700 shares of Class A common stock.

(2)
Includes 376,989 shares over which Mr. Scott reports shared voting and dispositive power. Mr. Scott has caused a trust through which he reports indirect beneficial ownership in the shares to pledge as collateral security for a loan from Western Security Bank 395,000 shares of Class A common stock.

(3)
Mr. Scott has caused a trust through which he reports indirect beneficial ownership in the shares to pledge as collateral security for a loan from Western Security Bank 380,000 shares of Class A common stock.

(4)
Based in part on an amendment to Schedule 13D filed with the SEC on March 31, 2022 (the “Schedule 13D/A”), as well as reports filed pursuant to Section 16 of the Exchange Act. As disclosed in the Schedule 13D/A, the Scott Family FIBK Shareholder Group is composed of John M. Heyneman, Jr., Susan Heyneman, Julie Scott Rose, Homer Scott, Jr., James R. Scott, James R. Scott, Jr., Jeremy P. Scott, Jonathan R. Scott, Risa K. Scott, and several trusts, foundations, entities and other shareholders of the Company affiliated with such Scott family members which are identified in the Schedule 13D/A and which signed with such family members a Stockholders’ Agreement with the Company dated September 15, 2021. The foregoing family members report sole or shared voting and dispositive power over all of such shares.

(5)	Based solely on an amendment to Schedule 13G filed with the SEC on February 9, 2023 (the “Schedule 13G/A”). As disclosed in the Schedule 13G/A, this includes 0 shares over which the Vanguard Group has sole voting power, 62,799 shares over which the Vanguard Group has shared voting power, 7,734,827 shares over which the Vanguard Group has sole dispositive power, and 150,689 shares over which the Vanguard Group has shared dispositive power. The address for the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(6)	Based solely on an amendment to Schedule 13G filed with the SEC on February 1, 2023 (the “Schedule 13G/A”). As disclosed in the Schedule 13G/A, this includes 6,295,934 shares over which BlackRock, Inc. (“BlackRock”) has sole voting power and 6,537,202 shares over which BlackRock has sole dispositive power. The address for BlackRock is 55 East 52nd Street New York, New York 10055.

Compensation Discussion and Analysis
The compensation discussion and analysis describes our executive compensation program for 2022. Our Named Executive Officers, or “NEOs” are our Chief Executive Officer, our Chief Financial Officer, three of our most highly compensated other executive officers who were serving in that capacity at the end of the year 2022, and two former highly compensated executives that were not employed as of 12/31/2022. Our NEOs for 2022 are listed below:
•Kevin P. Riley, President and Chief Executive Officer
•Marcy D. Mutch, Executive Vice President and Chief Financial Officer
•Kirk D. Jensen, Executive Vice President and General Counsel
•Karlyn M. Knieriem, Executive Vice President and Chief Risk Officer(3)
•Scott E. Erkonen, Executive Vice President and Chief Information Officer(3)
•Jodi Delahunt Hubbell, former Executive Vice President and Chief Operating Officer(1)
•Russell A. Lee, former Executive Vice President and Chief Banking Officer(2)
(1) Ms. Delahunt Hubbell terminated employment with the Company effective May 31, 2022.
(2) Mr. Lee terminated employment with the Company effective December 30, 2022.
(3) Ms. Knieriem and Mr. Erkonen joined the Company in February 2022 following the merger with Great Western.
Executive Summary
2022 Performance Highlights
We produced strong results in 2022, with net income of $202.2 million, and diluted earnings per share of $1.96, and managed through the successful integration of the Great Western acquisition. Adjusted for certain items related to the acquisition and investment securities losses, we reported adjusted net income of $364.8 million, or adjusted earnings per share of $3.53, which is up from $3.17 per share in 2021 on the same basis, or an increase of 11.4%. On an adjusted basis, the Company generated a return on average equity of 11.44% in 2022, up from 9.91% in 2021. See Appendix A to this proxy statement for a reconciliation of adjusted return on average equity to its most directly comparable GAAP financial measures.

With our strong results, we returned 188% of reported net income to our shareholders, or $379.5 million, in the form of a quarterly stock dividend and repurchases of five million shares (5 million) through our share repurchase program. In total, we paid $1.70 per share in dividends, after increasing the regular quarterly payout to $0.47 per share in the fourth quarter, which annualized to a 4.4% yield against our average stock price in the quarter of $42.30.

There was significant improvement in credit quality following the closing of the acquisition on February 1, 2022. From the end of the first quarter, non-performing assets to total assets and criticized loans declined 43% and 28%, respectively, through year end. Including targeted restructuring of certain acquired loans, net charge-offs of $30.1 million were still only 0.18% of total average loans. Our allowance for credit loss coverage ratio to non-performing loans increased throughout the year, ending at 3.35x, and our allowance for credit losses to total loans held for investment ended at 1.22%. Management believes that this will position the Company well to manage what it believes to be an uncertain macro-economic environment in the years ahead.

Subsequent to the acquisition, the Company generated organic loan growth of 10.8% in the second half of the year, on an annualized basis, with positive contributions from across the Company’s combined, 14-state footprint. The funding side of the balance sheet proved more challenging in 2022. Deposit balances declined since the end of the first quarter, primarily attributable to aggressive rate increases from the Federal Reserve driving disintermediation of non-interest bearing accounts, as well as our decision to let certain non-relationship balances leave the balance sheet. However, despite these challenges, our strategic positioning of the balance sheet drove the expansion of our adjusted net interest margin (excluding purchase accounting) by 103 basis points from the fourth quarter of 2021 to 3.49% for the fourth quarter of 2022.

Our employee engagement strategy is focused on creating and maintaining a work environment where all employees’ voices are heard. In 2022, 89% of our employees participated in our annual employee engagement survey. Amid the tight labor market, we continued to focus on developing company-wide role-based training programs, tools around performance coaching, career development, and the retention of top talent through succession planning. Taking care of our employees remains one of our primary strategic pillars. In 2022, in response to the rampant inflationary pressures impacting much of our staff, we implemented a fuel stipend for a significant percentage of our employees to help them with commuting expenses. Additionally, in the fourth quarter of 2022, we instituted our second minimum wage increase in the last eighteen months.

Our philosophy in how we manage our Company is driven by our focus on the long-term, sustainable success of our people, our clients, our communities and ultimately our shareholders. The following graphs provide information demonstrating the commitment to our long-term financial success. See Appendix A to this proxy statement for a reconciliation of adjusted pre-provision net revenue, efficiency ratio, and EPS to their most directly comparable GAAP financial measures.

FIBK: TOTAL SHAREHOLDER RETURN (3/23/2010 THROUGH 12/31/2022)
FIBK
KBW Bank Index
S&P Financials Index
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
March-10
January-11
December-11
January-13
January-14
March-15
April-16
May-17
May-18
May-19
May-20
March-21
July-21
November-21
April-22
August-22
December-22

2022 Compensation Highlights
Below is a summary of the highlights of our executive compensation program and compensation decisions that the Compensation and Human Capital Committee made for fiscal 2022.
Salary: The Compensation and Human Capital Committee reviewed NEO salaries based on peer group data reflective of the increased size of the Company upon the closing of the Great Western acquisition. The Compensation and Human Capital Committee approved the non-CEO NEO salaries and the Board approved Kevin Riley’s annual base salary change with increases effective in March 2022. Increases ranged from 5%-20% to better align with the compensation levels of peers and expanded scope of responsibilities for each NEO resulting from the acquisition.
Short-Term Incentives: The performance metrics that fund our 2022 Short Term Incentive (“STI”) plan were updated from Core Earnings Per Share (60%) and Core Efficiency Ratio (40%) to Adjusted Pre-Provision Net Revenue per Share (60%) and Adjusted Efficiency Ratio (40%). Based on actual performance results, both metrics exceeded their established goal maximums resulting in 150% performance achievement results. In addition to these two performance metrics, there is a modifier of +10% if the Company achieves certain credit quality targets by December 31, 2022. For 2022, the Compensation and Human Capital Committee approved the modifier of +10% to be applied based on the Company’s achievement of absolute dollar targets in Non-Performing Assets and Total Criticized Assets and relative improvement as compared to peers in Non-Performing Assets to Total Loans and Criticized Assets to Total Loans, resulting in the STI Plan funding at 165%. Details are provided under the heading “2022 Short-Term Incentive Performance Results”.
Long-Term Incentives: For the performance equity awards granted in 2022, the KBW Regional Banking Index (the “KRX index”) was selected and approved by the Compensation & Human Capital Committee as the comparator peer group for the performance award. Performance measurements under the 2020 performance equity award were completed for the performance measurement period ending on December 31, 2022, resulting in vesting of the awards at 33.95%. Details are provided under the heading “2020 Long-Term Incentive Performance Results”
Stock Ownership Policy: To better align with market best practices, the Compensation and Human Capital Committee amended the Stock Ownership policy in May 2022 which removed outstanding performance based equity awards from counting toward the ownership requirements. The Committee also removed the five-year requirement, permitting executives to meet the ownership requirements over time. However, until ownership requirements are met, executives may not sell or divest shares with the exception of satisfying tax withholding obligations arising in connection with the vesting of any equity awards.

Results of Shareholder Advisory Approval of Named Executive Officer Compensation
The Company holds non-binding advisory votes on executive compensation every other year with the last vote occurring during the 2021 Annual Meeting of Shareholders. At that meeting, shareholders were asked to approve, on an advisory basis, the NEO compensation for 2020 as reported in our 2021 proxy statement. This say-on-pay proposal was approved by over 98% of the shares present in person or by proxy and entitled to vote on the matter. The Compensation and Human Capital Committee considered the results of the 2021 advisory vote, along with shareholder input and other factors discussed in this Compensation Discussion and Analysis and concluded that no changes to the Company’s compensation policies and practices were warranted in response to the shareholder advisory vote.
Key Features of our Executive Compensation Program:

What We Do...		What We Do Not Do...
☑	Emphasize pay for performance	☒	Allow for short-selling, hedging, or pledging of Company securities
☑	Use multiple performance measures and caps on potential incentive payments	☒	Allow "single-trigger" accelerated vesting of equity-based awards upon change in control
☑	Engage an independent compensation consultant	☒	Grant excessive perquisites
☑	Require minimum equity ownership for directors and executive officers	☒	Pay excise tax "gross ups" upon change in control
☑	Maintain a clawback policy	☒	Reprice or recycle shares
☑	Discourage excessive risk taking by reserving the right to use discretion in the payout of all incentives	☒	Trade in Company securities during designated black-out periods, except under limited circumstances including valid rule 10b5-1 trading plans
What Guides our Program
What We Pay and Why: Goals and Elements of Compensation
Our executive compensation program is aligned with our business strategy and is designed to maximize long-term shareholder value.

Elements of Total Compensation
We have three primary elements of total compensation: base salary, short-term incentive, and long-term incentives.

Pay Element	Payment Form	Description/Objectives
Base Salary	Cash	•Competitive fixed base compensation •Amount based on individual factors such as scope of responsibility, experience, and strategic impact
Short Term Incentive	Cash
•Awarded based on individual and Company performance
•Awards are not guaranteed
•Awards aligned with Company financial and strategic growth objectives
•Awards established at threshold, target, and maximum values

Long Term Incentive	Equity	•Emphasis on long-term Company performance compared to peers •Objective is to retain top talent and align interests of management and our shareholders

Pay Mix
To promote a culture that aligns management's interests with those of our shareholders, our 2022 executive compensation program focused on a mix of fixed and variable compensation as illustrated in the charts below.

The Decision-Making Process
Compensation and Human Capital Committee Oversight
The Compensation and Human Capital Committee approves our compensation structure, policy, and programs to ensure we have in place appropriate incentives and employee benefits. The Compensation and Human Capital Committee has the sole authority to approve salary, annual short-term cash incentives, and long-term equity incentives for Named Executive Officers. For our executives who are not Named Executive Officers, the Chief Executive Officer, in consultation with the Compensation and Human Capital Committee, reviews and approves their compensation which similarly may consist of salary, annual short-term cash incentives, and long-term equity incentives. For the salary, annual short-term cash incentives, and long-term equity incentives awarded to our Chief Executive Officer, outside members of the Compensation and Human Capital Committee (those members who meet the definition of a non-employee director, as that term is defined for purposes of Rule 16b-3 under the Exchange Act) make recommendations to the Board (excluding the Chief Executive Officer), who ultimately has the authority to approve the compensation of the Chief Executive Officer. Details of the Compensation and Human Capital Committee’s authority and responsibilities are specified in its charter, which may be found on the Company’s website at
www.FIBK.com by selecting “Governance Documents.”

Role of Management
Members of our management team regularly attend meetings pertaining to executive compensation, Company and individual performance, and the metrics to determine competitive compensation levels and practices. However, the authority to set compensation Named Executive Officers resides with the Compensation and Human Capital Committee and, for the Chief Executive Officer, the Board. The Chief Executive Officer does not participate in the deliberations of the Compensation Committee regarding his own compensation.

Role of Compensation Consultants
The Compensation and Human Capital Committee has retained the services of Pearl Meyer & Partners (“Pearl Meyer”), a compensation consulting firm, to assist with its executive compensation review and to provide competitive market data. A consultant from Pearl Meyer generally attends the Compensation and Human Capital Committee meetings at which executive officer compensation is discussed and provides information, research, and analysis pertaining to executive compensation and updates on market trends as requested by the Compensation and Human Capital Committee. The Compensation Committee sets compensation levels based on the skills, experience, and achievements of each executive officer, taking into consideration market analysis and input provided by Pearl Meyer as well as the compensation recommendations of our Chief Executive Officer (except with respect to his own compensation).

In connection with its engagement of Pearl Meyer, the Compensation Committee assesses Pearl Meyer’s independence by weighing various factors including, but not limited to, the amount of fees received by Pearl Meyer from the Company, Pearl Meyer’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact Pearl Meyer’s independence. After reviewing these and other factors, the Compensation Committee has determined that Pearl Meyer was independent and that its engagement did not present any conflicts of interest.

Role of Peer Group Market Analysis
The Compensation and Human Capital Committee evaluates, with the input and guidance from Pearl Meyer, the competitiveness of executive officer compensation based on data from a comparator peer group which are comprised of commercial banks or bank holding companies with geographic and operational and business model characteristics similar to the Company that are traded on major national securities exchanges with total assets between 50% and 200% of our total assets (post-merger). The Compensation and Human Capital Committee reviews and approves the peer group on an annual basis. The following companies were approved by the Compensation and Human Capital Committee as our peer group for making compensation related decisions for 2022:

Ameris Bancorp	Pacific Premier Bancorp, Inc.
Associated Banc-Corp	PacWest Bancorp
BankUnited, Inc.	Pinnacle Financial Partners, Inc.
Cadence Bank	Prosperity Bancshares, Inc.
Commerce Bancshares, Inc.	Simmons First National Corporation
F.N.B Corporation	SouthState Corporation
Fulton Financial Corporation	UMB Financial Corporation
Glacier Bancorp, Inc.	Umpqua Holdings Corporation
Hancock Whitney Corporation	United Bankshares, Inc.
Old National Bancorp, Inc.	Valley National Bancorp

2022 Executive Compensation In Detail
Base Salaries
In consultation with the outside members of the Compensation and Human Capital Committee, the Board, excluding the Chief Executive Officer, approved the 2022 base salary for our current Chief Executive Officer, Mr. Riley. The Compensation and Human Capital Committee approved the 2022 base salaries for the non-CEO NEOs, as recommended by our Chief Executive Officer.

The following table shows the 2022 base salary increases for each Named Executive Officer.

Officer	12/31/2021 Base Salary ($)	12/31/2022 Base Salary ($)	% Increase
Kevin P. Riley	$870,975	$931,943	7%
Marcy D. Mutch	467,250	499,958	7
Kirk D. Jensen	347,140	381,854	10
Karlyn M. Knieriem	—	337,050	—
Scott E. Erkonen	—	270,250	—
Jodi Delahunt Hubbell	446,119	468,424	5
Russell A. Lee	367,200	440,640	20
Short-Term Incentives
Consistent with the overall compensation philosophy of linking incentive awards to Company-wide and individual performance, our executive officers are eligible for annual performance-based, short-term incentives paid in cash.
The Compensation and Human Capital Committee recommends, and the Board of Directors approves, financial metrics that are considered in awarding short-term incentives. Our employees’ opportunity for the short-term incentive awards is based on a percentage of eligible employees' base salary. The plan-based award opportunities are established at threshold, target, and maximum levels. The funding percentage between each level is interpolated on a linear basis, with the funding percentage to be 0% for all performance below the threshold level. The maximum performance opportunity (prior to the application of any Committee-determined modifier and/or individual performance adjustment) is capped at 150% of the target percentage. The corporate performance goals are established in the first quarter of each year.
The 2022 short-term incentive plan for the NEOs was based primarily on two corporate metrics related to our 2022 financial performance, as compared with initial budget expectations:
•Sixty percent (60%) of the STI Plan opportunity was based on Pre-Provision Net Revenue (PPNR) per Share adjusted for securities gains or losses, the recovery of prior mortgage servicing rights impairment, gains on the disposition of debt, and acquisition and litigation expenses (“Adjusted PPNR”).
•Forty percent (40%) of the STI plan opportunity was based on the efficiency ratio, adjusted for securities gains or losses, the recovery of prior mortgage servicing rights impairment, gains on the disposition of debt, and acquisition and litigation expenses. By definition the efficiency ratio also excludes OREO-related expense/income and amortization expense related to intangibles (“Adjusted Efficiency Ratio”).

A reconciliation of Adjusted Pre-Provision Net Revenue per share and Adjusted Efficiency Ratio to their most directly comparable GAAP financial measures, is provided in Appendix A.

The incentive plan opportunity also included a modifier of +10% if the Company achieved certain credit quality targets by December 31, 2022. The credit quality targets were determined based on meeting an absolute dollar goal of Non-Performance Assets and Criticized Assets, in addition to relative improvement as compared to peers on two credit performance metrics: (1) Non-Performing Assets to Total Loans and (2) Criticized Assets to Total Loans.
The Committee believed, and the Board concurred, that this methodology demonstrated a direct link between the Company’s goals in light of the acquisition, the outcomes achieved, and payouts awarded to its employees.
Varying short-term incentive award percentages for NEOs reflect the recommendations made by the CEO with input from the Compensation and Human Capital Committee. It is the Compensation and Human Capital Committee’s belief that an executive officer’s scope of work, responsibilities, and performance should all be considered when awarding incentives.

2022 Short-Term Incentive Performance Results
Short-term incentive goals and performance outcomes (prior to adjustment for assessment of individual performance) were as follows:

		Performance Goals
Performance Measure	Weight	Minimum 50% of Target	Target Performance	Maximum 150% of Target	Actual Performance Result	Weighted Performance Outcome as a % of Target
Adjusted PPNR per Share*	60%	$3.64	$4.04	$4.44	$4.65	90%
Adjusted Efficiency Ratio*	40	59.83%	57.80%	55.83%	55.81%	60
Payout Ratio Before Modifier						150
Total Payout Ratio Adjusted for 10% Modifier						165
*See reconciliation to most directly comparable GAAP financial measures in Appendix A.
2022 Short-Term Incentives Awarded
The short-term incentive plan funded at 165% based on Company performance results achieved in 2022 as described above. The following table shows the STI payouts for each NEO reflective of individual performance adjustments.

		Target Payout Opportunity		Actual Payouts
Officer	12/31/2022 Base Salary ($)	Target (as a % of Base Salary)	2022 Target Value ($)	Actual (as a % of Target Value)	2022 Actual Total Payout Value ($)
Kevin P. Riley	$931,943	100%	931,943	165%	$1,537,706
Marcy D. Mutch	499,958	70	349,970	174	610,000
Kirk D. Jensen	381,854	60	229,112	165	378,035
Karlyn M. Knieriem	337,050	60	202,230	136	275,000
Scott E. Erkonen	270,250	60	162,150	165	267,548
Jodi Delahunt Hubbell (1)	468,424	60	281,054	—	—
Russell A. Lee (2)	440,640	100	440,640	100	440,640
(1) Ms. Delahunt Hubbell was not eligible for an incentive for the 2022 performance year due to her termination in May 2022.
(2) Mr. Lee was employed through the entire 2022 performance year, in which it was agreed upon his separation of employment to pay his short-term incentive at target.
Long-Term Incentives
We believe long-term equity incentive compensation encourages employees to focus on the long-term performance of the Company. Long-term incentives in the form of equity compensation also provide an opportunity for executive officers and senior leadership to increase their equity ownership in the Company, further aligning their interests with those of our shareholders.
Under the Company's 2015 Equity Incentive Plan, as amended, the Compensation and Human Capital Committee approves equity awards for directors and the CEO, and reviews and provides input to the CEO regarding equity awards to certain officers, including the NEOs. Awards are granted to enhance our ability to attract, retain, and motivate employees by providing them with both equity ownership opportunities and performance-based incentives intended to align their interests with those of our shareholders. The Compensation and Human Capital Committee has delegated authority to the Company’s Chief Executive Officer, subject to certain terms and limitations as established by the Committee, to make awards to employees who are not Section 16 officers. For additional information regarding our equity compensation plans, see the information provided under the caption “Equity Compensation Plans” included in this proxy statement.

2022 Long-Term Incentives Granted
In 2022, long-term incentives granted to the NEOs included a mix of performance (60% of the award) and time-based (40% of the award) restricted stock awards. All awards under our equity compensation plan are based on the closing price of the underlying common stock as quoted on NASDAQ Stock Market for the last market trading day prior to the date of the award.

		Target Award		Shares Awarded
Officer	12/31/2022 Base Salary ($)	Target (as a % of Base Salary)	2022 Target LTI Granted ($)	Performance Restricted Shares (#)	Time-Based Restricted Shares (#)
Kevin P. Riley	$931,943	200%	$1,863,886	28,675	19,116
Marcy D. Mutch	499,958	90	449,962	6,922	4,614
Kirk D. Jensen	381,854	60	229,112	3,524	2,349
Karlyn M. Knieriem	337,050	60	202,230	3,111	2,074
Scott E. Erkonen	270,250	60	162,150	2,494	1,663
Jodi Delahunt Hubbell	468,424	80	374,739	5,765	3,843
Russell A. Lee	440,640	30	132,192	2,033	1,355
Time-based restricted stock awards have a three-year graded vesting period. Performance restricted stock awards have a three-year cliff vesting period that vest in varying percentages based upon the Company’s performance relative to that of a comparator group composed of the component companies of the KRX Index as of January 1, 2022.
The 2022 performance awards vest in percentages ranging from 0% to 200% of target, based on the Company’s three-year adjusted return on average common stockholders’ equity (weighted at 50%) and the three-year total shareholder return (weighted at 50%) as compared to the comparators (the "percentile ranking"). For purposes of Long-Term Incentives, and as further detailed in Appendix A, adjusted return on average common stockholders’ equity is defined as adjusted net income divided by average equity. Adjusted net income is defined as pre-tax net income, adjusted for non-recurring revenue and expense items, with non-recurring items being defined by S&P Global (or its successor.) The measurement period for 2022 performance stock awards is from January 1, 2022 to December 31, 2024. The performance stock awards granted in 2022 will vest to the extent the performance criteria are met with respect to such awards on March 15, 2025.
2022 performance stock awards will vest based upon the following scale, interpolated on a linear basis between vesting tiers.

Percentile Ranking	Award Range
Below 35th percentile	0%
35th percentile	50%
50th percentile	100%
90th percentile	200%

For additional information regarding long-term incentives granted to NEOs in 2022, see the information provided under the caption “Grants of Plan-Based Awards” included in this proxy statement.

2020 Long-Term Incentive Performance Results
Performance-based vesting restricted awards granted to executive officers in 2020 vested on March 15, 2023. The measurement period for the performance-based vesting restricted awards was from January 1, 2020 through December 31, 2022. The awards vested based upon the Company’s performance relative to a comparator group composed of all U.S commercial banks or bank holding companies, as applicable, traded on a major exchange with total assets between 50% and 200% of our December 31, 2019, total assets, and were based on our three-year return on average equity, and the three-year total shareholder return.
The performance results were as follows:

Goal	Percentile Rank	Unweighted % of Target Award	Goal Weight	Vesting %
Return on Average Equity	22.26%	—%	50%	—%
Total Shareholder Return	40.37%	67.90%	50%	33.95%
Total			100%	33.95%

The following chart shows the vesting results applied to the 2020 performance awards for the NEOs that were impacted:

Officer	2020 Target Performance Shares Granted (#)	2020 Performance Shares Vested (#)
Kevin P. Riley	19,304	6,553
Marcy D. Mutch	7,531	2,556
Kirk D. Jensen	3,596	1,220
Russell A. Lee	3,046	1,034

Other Compensation Practices, Policies and Guidelines
Equity Ownership Guidelines
To further align management's interests with the interests of the Company, our Board, based upon the recommendation of the Compensation and Human Capital Committee, approved an equity ownership guideline policy. The Board has delegated oversight of the policy to the Compensation and Human Capital Committee, and has authorized the committee to recommend policy modifications from time to time. Under the current policy, each executive officer is encouraged to acquire and maintain ownership of our common stock, including time restricted equity awards subject to vesting conditions, equal in value to a specified multiple of the executive officer’s base salary.
The policy currently recommends the following equity holdings for our NEOs:

Equity Ownership Guidelines
Chief Executive Officer	Five (5) times base salary
Chief Financial Officer and Chief Banking Officer	Three (3) times base salary
All other Executive Officers	Two (2) times base salary
Ownership is measured annually in the fourth quarter using the 12-month average closing common stock price. During the last review, and as a result of changes made to the stock ownership policy, Kevin Riley and Karlyn Knieriem were the only two NEOs meeting the guidelines as set forth in the policy. NEOs that did not meet the guidelines will not be allowed to sell shares until the ownership requirement is satisfied, with the exception of selling or forfeiting for the sole purpose of satisfying tax withholding obligations in connection with the vesting of any equity awards.
Clawback Provisions
Our Board has approved a clawback policy for all Section 16 officers, including the NEOs. The clawback policy authorizes the Board to recoup all performance-based compensation paid during the years affected by a financial statement restatement or executive misconduct. The Board may also direct the Company to cancel any equity-based awards granted to the executives during the applicable time period and recoup any gains realized during the time period with respect to equity-based awards. The Company intends to adopt a revised clawback policy in compliance with final rules from NASDAQ when they become effective.

Securities Trading Policy
Our insider trading policy prohibits our directors and Section 16 officers from trading in our securities during certain designated blackout periods, during any time in which they are aware of material non-public information, and from engaging in hedging transactions or short-sales and trading in puts and calls with respect to our securities. The policy also cautions against holding our securities in a margin account or pledging our securities as collateral for a loan.
Other Benefits
We provide a competitive benefits package to all full-time employees, including the NEOs, that includes health and welfare benefits such as medical, dental, vision care, disability insurance, life insurance benefits, and a 401(k) savings plan.
We provide a non-qualified deferred compensation plan under which eligible participants, including our NEOs, may defer a portion of their base salary, short-term incentives and, if applicable, supplemental executive retirement plan contributions, subject to maximums as set forth by the plan administrator.
We have obtained life insurance policies covering selected officers of our banking subsidiary, First Interstate Bank, including certain of our NEOs. Under these policies, we receive benefits payable upon death of the insured. An endorsement split dollar agreement or survivor income benefit agreement has been executed with each of the insureds whereby a portion of the death benefit or a lump-sum survivor benefit is payable to the insured’s designated beneficiary if the participant is employed by us at the time of death.
Severance and Change-in-Control Benefits
We provide severance pay and other benefits to executive officers, including the NEOs, who have their employment terminated, including through involuntary termination by us without cause and, in some cases, voluntary termination of the executive for good reason. These arrangements provide security of transition income and benefit replacements that allow such executives to focus on our prospective business priorities that create value for shareholders. We believe the level of severance and benefits provided by these arrangements is consistent with the practices of our peers and are necessary to attract and retain key employees. Potential payments and benefits available under these arrangements are discussed further under the caption “Potential Payments upon Termination or Change of Control” included elsewhere in this proxy statement.
Tax Considerations
The Compensation and Human Capital Committee annually reviews and considers the deductibility of the compensation paid to our executive officers, which includes each of the NEOs. Under the Tax Cuts and Jobs Act of 2017, the exemption for qualifying performance- based compensation was repealed for taxable years beginning after December 31, 2017. As a result, compensation paid to our executive officers (on or after January 1, 2018) in excess of $1 million is generally not deductible unless it qualifies for certain transition relief. While the Company will monitor guidance and developments in this area, the Compensation and Human Capital Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the Compensation and Human Committee may pay or provide compensation that is not tax deductible or is otherwise limited as to tax deductibility.

Risk Assessment of Compensation Programs
The Compensation and Human Capital Committee designs our compensation programs to encourage appropriate risk management while discouraging behavior that may result in excessive risk. In this regard, the following elements have been incorporated in our compensation programs for executive officers:

☑	Use of multiple metrics in short and long-term incentive plans for executive officers;
☑	Application of caps on incentives;
☑	Providing time-based share awards that vest ratably over three years and performance-based awards that cliff vest after a three year performance period;
☑	Emphasizing long-term and performance-based compensation;
☑	Instituting formal clawback policies applicable to both cash and equity performance-based compensation; and
☑	Aligning interests of our executive officers with the long-term interests of our shareholders through equity ownership guidelines.
The Compensation and Human Capital Committee periodically reviews with management an assessment of whether risks arising from the Company’s compensation policies and practices for all employees are reasonably likely to have a material adverse effect on the Company, as well as the means by which any potential risks may be mitigated, such as through governance and oversight policies. Based on the 2022 assessment, the Compensation and Human Capital Committee concluded that our compensation policies and practices for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company.
Compensation and Human Capital Committee Report
The Compensation and Human Capital Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” information with management and, based on such review and discussions, the Compensation and Human Capital Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and be incorporated by reference into the Company’s 2022 Annual Report.
Submitted by the Compensation and Human Capital Committee of the Board of Directors:

Patricia L. Moss, Chair	Stephen B. Bowman	Stephen M. Lacy	Daniel A. Rykhus	James R. Scott
The foregoing Report of the Compensation and Human Capital Committee shall not be deemed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

Compensation of Named Executive Officers
2022 Summary Compensation Table
The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal years ended December 31, 2022, 2021, and 2020, as required by applicable rules of the SEC. When approving total compensation for each of the NEOs, the Compensation and Human Capital Committee considers compensation paid to executives in comparable financial institutions, including our Peers.

Name and Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation (4) ($)	Total ($)
Kevin P. Riley	2022	922,564	—	1,856,680	1,537,706	—	300,134	4,617,084
President & Chief	2021	864,594	—	1,442,198	649,817	—	244,634	3,201,243
Executive Officer	2020	823,423	—	943,409	800,036	—	372,305	2,939,173
Marcy D. Mutch	2022	494,926	—	448,174	610,000	—	37,822	1,590,922
Exec. Vice President &	2021	463,827	—	365,948	261,454	—	33,069	1,124,298
Chief Financial Officer	2020	440,385	—	368,062	335,000	—	33,233	1,176,680
Kirk D. Jensen	2022	376,514	—	228,166	378,035	17.51	29,670	1,012,403
Exec. Vice President &	2021	346,042	—	169,913	161,871	—	29,123	706,949
General Counsel	2020	338,242	—	175,733	145,000	—	29,527	688,502
Karlyn M. Knieriem	2022	303,345	50,000	401,428	275,000	—	41,694	1,071,467
Exec. Vice President &	—	—	—	—	—	—	—	—
Chief Risk Officer	—	—	—	—	—	—	—	—
Scott E. Erkonen	2022	243,225	75,000	261,495	267,548	—	16,520	863,788
Exec. Vice President &	—	—	—	—	—	—	—	—
Chief Information Officer	—	—	—	—	—	—	—	—
Jodi Delahunt Hubbell(5)	2022	198,351	—	373,271	—	—	1,467,364	2,038,986
Former EVP &	2021	442,851	—	349,380	249,630	—	28,931	1,070,792
Chief Operating Officer	2020	418,933	—	351,436	308,000	—	32,222	1,110,591
Russell A. Lee(6)(7)	2022	429,342	—	131,624	440,640	—	1,313,053	2,314,659
Former EVP &	2021	366,092	—	215,688	205,470	—	23,250	810,500
Chief Banking Officer	2020	358,462	—	148,873	240,000	—	1,225,402	1,972,737
(1) The amounts in Bonus column include a sign-on bonus for Ms. Knieriem and Mr. Erkonen upon their joining the Company in February 2022.
(2) The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Equity awards are a combination of time-based and performance-based restricted stock awards. The totals included in this column for performance-based restricted stock awards assume a target level performance. For more information regarding the valuation assumptions in determining grant date fair value, as well as the total grant date fair value of performance-based restricted stock awards if maximum level performance were achieved, see the information provided under the caption “Grants of Plan-Based Awards” included in this proxy statement.
(3) The change in Nonqualified Deferred Compensation earnings for Mr. Riley, Ms. Mutch, and Ms. Delahunt Hubbell were negative as reported under the heading “2022 Non-Qualified Deferred Compensation” and as such are not included in the totals above. Mr. Jensen had an increase of $17.51 in his non qualified deferred compensation earnings.
(4) See “All Other Compensation Table” below for the breakdown for each NEO.
(5) Ms. Delahunt Hubbell’s employment with the Company terminated as of May 31, 2022.

(6) Mr. Lee’s service as the Company’s Chief Banking Officer terminated as of November 28, 2022. Mr. Lee continued to serve in a transitional capacity through December 30, 2022.
(7) We have non-competition, consulting and release agreements with Russell A. Lee, our former chief banking officer, that were agreed upon in 2018 in connection with our acquisition of Northwest Bancorporation, Inc., where Mr. Lee served as president and chief executive officer. For two years following the termination of his employment with the Company, the non-competition agreement restricts his ability to (i) engage in any business or enterprise that competes directly or indirectly with the Company or First Interstate Bank in Idaho, Montana, Oregon or Washington, and (ii) solicit any employee of First Interstate Bank to leave the employ of First Interstate Bank or divert any business from First Interstate Bank. In consideration of this arrangement and a full release of legal claims the Bank agreed to pay Mr. Lee $1.2 million in August 2020, which amount is subject to a corresponding pro-rata clawback for any portion of the two-year restriction following any breach by Mr. Lee of the restrictive covenants.
All Other Compensation Table

Name	401K Match	Personal Use of Company Vehicle/Aircraft	SERP Contribution	Dividends on Unvested Stock	Social Club Dues	Long Term Care(1)	Other(2)(3)(4)	Total
Kevin P. Riley	$9,150	$27,021	$208,755	$49,562	$5,328	$317	$—	$300,133
Marcy D. Mutch	18,300	2,843	—	13,656	2,684	338	—	37,821
Kirk D. Jensen	18,300	—	—	6,674	4,518	178	—	29,670
Karlyn M. Knieriem	17,890	—	—	9,598	—	—	14,206	41,694
Scott E. Erkonen	10,914	—	—	5,606	—	—	—	16,520
Jodi Delahunt Hubbell	11,901	—	—	5,740	—	234	1,449,488	1,467,363
Russell A. Lee	18,300	—	—	5,379	—	610	1,288,765	1,313,054
(1) The amounts shown in Long Term Care for each NEO except Ms. Knieriem and Mr. Erkonen include premiums paid by the Company for individual long-term care plans. This benefit plan ended effective July 1, 2022. The amounts do not reflect premiums paid by us for group health, life and disability insurance policies that apply generally to all salaried employees on a nondiscriminatory basis.
(2) The amount shown in Other for Ms. Knieriem is for relocation expenses paid.
(3) The amount shown in Other for Ms. Delahunt Hubbell consists of the severance pay commitment upon her termination in May 2022 pursuant to the terms of her employment agreement. Details regarding the severance for Ms. Delahunt Hubbell can be found under the “Post-Employment Payments” heading.
(4) The amount shown in Other for Mr. Lee consists of the severance pay commitment upon his termination in December 2022 pursuant to the terms of his employment agreement. Details regarding the severance for Mr. Lee can be found under the “Post-Employment Payments” heading.

Time and performance equity awards are presented below for each NEO included in the 2022 Summary Compensation table above, as applicable for the periods during which they qualified as NEOs for the Company.

		Time-Based Vesting Restricted Equity Awards (#)	Performance-Based Restricted Equity Awards (1) (#)
Kevin P. Riley	2022	19,116	28,675
	2021	11,594	17,392
	2020	12,869	19,304
Marcy D. Mutch	2022	4,614	6,922
	2021	2,942	4,413
	2020	5,021	7,531
Kirk D. Jensen	2022	2,349	3,524
	2021	1,366	2,049
	2020	2,397	3,596
Karlyn M. Knieriem	2022	7,440	3,111
Scott E. Erkonen	2022	4,346	2,494
Jodi Delahunt Hubbell	2022	3,843	5,765
	2021	2,809	4,213
	2020	4,794	7,191
Russell A. Lee	2022	1,355	2,033
	2021	1,734	2,601
	2020	2,031	3,046

(1) The number of shares listed assumes target level performance. The 2020, 2021, and 2022 time-based vesting awards and the portion of the performance-based vesting awards that vests based on return on adjusted average equity (“ROAE”) were valued at $28.36 per share, $50.82 per share, and $38.13 per share respectively. The portions of the 2020, 2021 and 2022 performance-based vesting awards which vest based on total shareholder return (“TSR”) were valued based on the index using a Monte Carlo simulation method. The key assumptions used in the valuation were: (a) volatility (b) correlations; and (c) the risk-free rate of return. Based on the performance goals and these assumptions, the award was valued at $31.57 per share, $47.27 per share, and $38.50 per share, respectively.
Equity Compensation Plans
The Company has equity awards outstanding under its 2015 Equity Incentive Plan, as amended (the “2015 Plan”). This plan was primarily established to enhance the Company’s ability to attract, retain, and motivate employees.
The 2015 Plan, approved by the Company’s shareholders in May 2015, was established to provide us with flexibility to select from various equity-based compensation methods, and to be able to address changing accounting and tax rules and corporate governance practices by optimally utilizing equity-based compensation.
The 2015 Plan contains the following important features:

☑	The maximum number of shares of our Common Stock reserved for issuance under the 2015 Plan was 2,000,000, which was approximately 9.2% of our previously existing Common Stock outstanding at the time of shareholder approval.
☑	The 2015 Plan prohibits the repricing of awards without shareholder approval.
☑	The 2015 Plan prohibits the recycling of shares.
☑	Awards under the 2015 Plan are subject to broad discretion by the Compensation and Human Capital Committee administering the plan.
☑	All awards under the 2015 Plan are based on the closing price of the underlying common stock as quoted on NASDAQ Stock Market for the last market trading day prior to the date of the award.
The following terms apply to equity awards granted for each of the last three years:
•Time restricted awards - three-year graded vesting period; and
•Performance restricted awards - cliff vesting as of March 15 of the third year following the year of the award for 2022, 2021, and 2020 respectively, based on achievement of specified performance conditions.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Equity Awards
Name	Grant Date	Threshold(1) ($)	Target (2) ($)	Maximum (3) ($)	Threshold (4) (#)	Target (5) (#)	Maximum (6) (#)	Number of Stock or Units(7) (#)	Grant Date Fair Value of Equity Awards(8) ($)
Kevin P. Riley		465,972	931,943	1,537,706	—	—	—	—	—
	3/15/2022	—	—	—	—	—	—	19,116	745,524
	3/15/2022	—	—	—	14,338	28,675	57,350	—	1,111,156
Marcy D. Mutch		174,985	349,970	577,451	—	—	—	—	—
	3/15/2022	—	—	—	—	—	—	4,614	179,946
	3/15/2022	—	—	—	3,461	6,922	13,844	—	268,228
Kirk D. Jensen		114,556	229,112	378,035	—	—	—	—	—
	3/15/2022	—	—	—	—	—	—	2,349	91,611
	3/15/2022	—	—	—	1,762	3,524	7,048	—	136,555
Karlyn M. Knieriem		101,115	202,230	333,680	—	—	—	—	—
	2/15/2022	—	—	—	—	—	—	5,366	199,991
	3/15/2022	—	—	—	—	—	—	2,074	80,886
	3/15/2022	—	—	—	1,556	3,111	6,222	—	120,551
Scott E. Erkonen		81,075	162,150	267,548	—	—	—	—	—
	2/15/2022	—	—	—	—	—	—	2,683	99,995
	3/15/2022	—	—	—	—	—	—	1,663	64,857
	3/15/2022	—	—	—	1,247	2,494	4,988	—	96,643
Jodi Delahunt Hubbell		140,527	281,054	463,739	—	—	—	—	—
	3/15/2022	—	—	—	—	—	—	3,843	149,877
	3/15/2022	—	—	—	2,883	5,765	11,530	—	223,394
Russell A. Lee		220,320	440,640	727,056	—	—	—	—	—
	3/15/2022	—	—	—	—	—	—	1,355	52,845
	3/15/2022	—	—	—	1,017	2,033	4,066	—	78,779
(1) This represents the threshold payout of 50% of target under the STI plan for fiscal year 2022. In order to receive this threshold payout, the Company would need to achieve the goal thresholds set on Adjusted Pre-Provision Net Revenue per Share and Adjusted Efficiency Ratio as shown under the heading “2022 Short-term Incentive Performance Results” in the CD&A.
(2) This represents the target payout of 100% of target under the STI plan for fiscal year 2022.
(3) This represents the payout at 165% of target where (a) the Company meets or exceeds the maximum goals for each performance measure to achieve funding at 150% and (b) the Company also meets the defined credit quality targets allowing for a +10% multiplier to be applied under the STI plan for fiscal year 2022.
(4) This represents the threshold payout of 50% of target on the performance shares awarded, one half of which is based on TSR and one half on ROAE. In order to receive this threshold payout, the Company’s future three-year TSR/ROAE must be at the 35th percentile or above when compared to the comparator group.
(5) This represents the target payout of 100% of target on the performance restricted equity awarded, one half of which is based on TSR and one half on ROAE. In order to receive this threshold payout, the Company’s future three-year TSR/ROAE must be at the 50th percentile or above when compared to the comparator group. Dividends are accrued on performance-restricted equity and payable upon vesting at the same rate as dividends are paid to other shareholders.
(6) This represents the maximum payout of 200% of target on the performance-based vesting restricted equity awarded, one half of which is based on TSR and one half on ROAE. In order to receive this maximum payout, the Company’s future three-year TSR/ROAE must be at the 90th percentile or above when compared to the comparator group.
(7) This represents the shares of time restricted equity that vest at a rate of one-third (1/3) each year through March 15, 2025, contingent on continued employment. Dividends are paid out on these shares at the same time and same rate as dividends are paid to other shareholders.

(8) The dollar value of stock awards shown represents the grant date fair value calculated on the basis of the fair value of the underlying shares of common stock at target on the grant date in accordance with FASB ASC Topic 718. The fair value for time-based vesting restricted equity is the fair market value on the date of grant of $39.00. The value shown for the performance-based vesting restricted equity represents the number of awards that could be earned at target multiplied by the fair value, which is the fair market value on the date of grant of $39.00 for the portion that vests based on ROAE and the Monte Carlo simulation method fair value of $38.50 for the portion that vests based on TSR. The key assumptions for the Monte Carlo simulation method used in the valuation were:(a) volatility (b) correlations; and (c) the risk-free rate of return.
Equity Awards Outstanding as of December 31, 2022

	Equity Awards
	Restricted Stock		Performance Stock
Name	Number of Shares or Units That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2)	Market Value of Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
Kevin P. Riley	31,136	$1,203,406	65,371	$2,526,589
Marcy D. Mutch	8,250	318,863	18,866	729,171
Kirk D. Jensen	4,059	156,880	9,169	354,382
Karlyn M. Knieriem	7,440	287,556	3,111	120,240
Scott E. Erkonen	4,346	167,973	2,494	96,393
Jodi Delahunt Hubbell	—	—	—	—
Russell A. Lee	—	—	7,680	296,832
(1) Represents unvested time-based vesting restricted stock, which at original issuance vested at a rate of one-third each year, contingent on continued employment.
(2) Represents the target number of performance-based vesting restricted stock shares that are expected to vest March 15, 2023, March 15, 2024, and March 15, 2025 based upon achievement of specified performance conditions and continued employment.
(3) Market value is based on closing price of the common stock on 12/31/2022 of $38.65 per share.
Equity Awards Vested During 2022

	Equity Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Kevin P. Riley	17,113	$663,424
Marcy D. Mutch	6,116	236,847
Kirk D. Jensen	3,028	117,274
Karlyn M. Knieriem	—	—
Scott E. Erkonen	—	—
Jodi Delahunt Hubbell	4,758	184,082
Russell A. Lee	4,443	191,629
(1) The number of shares acquired on vesting is prior to any share withholding to cover tax liability.
(2) The amount in the Value Realized on Vesting column reflects the closing price of the common stock as reported on the NASDAQ Stock Market on the day of vesting multiplied by the number of shares vesting.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information, as of December 31, 2022, regarding our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plan(1)
Equity compensation plans approved by shareholders(2)	—	$—	361,605
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	—	$—	361,605

(1) Excludes number of securities to be issued upon exercise of outstanding options, warrants and rights.
(2) The only equity compensation plan previously approved by shareholders is the 2015 Equity and Incentive Plan.
2022 Non-Qualified Deferred Compensation
The Company has a non-qualified deferred compensation plan (the “Deferred Compensation Plan”) established for the benefit of a select group of management and highly compensated employees, including NEOs. Under the terms of our Deferred Compensation Plan, eligible employees, as determined by our Board or Compensation and Human Capital Committee, may defer a portion of base salary, short-term incentives and, if applicable, supplemental executive retirement plan contributions, subject to maximums as set forth by the plan administrator. Deferral elections generally are made by eligible employees during the last quarter of each year for amounts to be earned in the following year; eligible employees are permitted, however, to change the time and/or form of a scheduled distribution in accordance with procedures established by the plan administrator, provided that any subsequent election to delay a payment must be made at least 12 months prior to the date the first scheduled distribution payment would have been made and the first payment must be deferred for at least five years from the date the first scheduled distribution payment would have been made. We make discretionary contributions to the Deferred Compensation Plan on behalf of the executive officer participants for 401(k) plan matching contributions and profit-sharing contributions in excess of Code limitations. Other contributions on behalf of a participant may be made at the discretion of our Board.
The deferral account of each participant is adjusted by investment earnings or losses based upon the performance of the underlying investments selected by the participant from among alternatives selected by the plan administrator. Benefits under the Deferred Compensation Plan are generally not paid until the beginning of the year following the participant’s retirement or termination from the Company. Benefits can be received either as a lump sum payment or in annual or monthly installments over a period not to exceed ten years or, for contributions made after 2016, 15 years, based on the employee’s election made at least one year prior to retirement. The distribution elections are all made in accordance with Section 409A of the Code.
The following table shows the contributions, earnings, and aggregate balance of total deferrals for each of our NEOs as of December 31, 2022.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Kevin P. Riley	$324,909	$174,195	$(295,352)	$—	$3,469,402
Marcy D. Mutch	65,364	—	(47,758)	—	320,852
Kirk D. Jensen	—	—	17.51	—	1,167
Karlyn M. Knieriem	—	—	—	—	—
Scott E. Erkonen	—	—	—	—	—
Jodi Delahunt Hubbell	191,984	—	(24,318)	(167,666)	—
Russell A. Lee	—	—	—	—	—
(1) The amounts in this column are included as salary and/or short-term incentives for each of the NEOs in the year the contribution was earned.
(2) The amounts in this column are included as other compensation for each of the NEOs in the year the contribution was paid.
The Chief Executive Officer participates in a supplemental executive retirement plan, or SERP, which was implemented in 2015. This benefit is intended to be part of a competitive retirement and benefit package necessary to attract and retain executive talent. Consistent with this objective, the SERP consists of a Base Contribution and a Performance Contingent

Contribution. The amount of the base contribution is 20% of the Participant's annualized base salary as of the last day of the Performance Period (the "Base Contribution"). The amount of the performance-contingent contribution, if earned, will be up to an additional 20% of the Participant's annualized base salary as of the last day of the Performance Period (the "Performance-Contingent Contribution").
The Performance-Contingent Contribution is based on Company's Total Shareholder Return compared to the established peer group for the measurement period. The Performance-Contingent Contribution amounts fund based on the following scale, interpolated on a linear basis between funding tiers: 0% if below the 35th percentile; 10% if greater than or equal to the 50th percentile; and 20% if greater than or equal to the 75th percentile. The SERP Contributions vested 50% on December 31, 2019, and will vest at 10% on each December 31st thereafter, so long as Participant remains employed by the employer on each such date. Vesting will be accelerated in the event of death, disability, and certain terminations of service in connection with a Change in Control, each as more fully described in the Deferred Compensation Plan.
2022 Other Compensation
We provide our NEOS with other compensation that the Compensation and Human Capital Committee believes is reasonable and consistent with the overall compensation program to better enable us to attract and retain talented employees for key positions. The Compensation and Human Capital Committee annually reviews the levels of other compensation provided to NEOs.
The NEOs participate in our health and group life and disability insurance plans. Additional benefits offered to the NEOs may include some or all of the following:
▪Individual life insurance, as described below under “Survivor Income Benefits;”
▪Payment of social club dues;
▪Dividends on unvested time restricted equity awards;
▪Use of a Company automobile and airplane; and
▪Long-term care insurance.
Survivor Income Benefits
We obtained life insurance policies on selected officers of First Interstate Bank. Under these policies, we receive all benefits payable upon death of the insured. A survivor income agreement was executed with Mr. Riley, Ms. Mutch, Mr. Jensen, and Ms. Delahunt Hubbell whereby a survivor benefit of $150,000 is payable to designated beneficiaries if the participant is employed by us at the time of death.
Principal Executive Officer Pay Ratio
We are required to provide annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The Company’s PEO is Mr. Riley, our Chief Executive Officer, and the outside members of the Compensation and Human Capital Committee reviewed, approved, and recommended to the Board for approval all components of Mr. Riley's total compensation package. The purpose of this disclosure is to provide a measure of the equitability of pay within the organization.
Due to the change in our employee population following the February 1, 2022 merger with Great Western, a new median employee was selected as permitted by applicable SEC disclosure rules. The new median employee was identified by ranking the total compensation of all employees other than the PEO as of December 31, 2022, and such median employee will be used for this purpose for three years unless circumstances change and a new median employee is determined to be needed for this analysis.
For purposes of determining total compensation, the following earnings were included to align with the results as reported in the Summary Compensation Table for our PEO:
▪Base Salary;
▪Overtime pay;
▪Short-Term Incentive;
▪Long-Term Incentive equity awards granted during the year; and
▪Other Compensation comprised of:
–Contributions by us to our qualified profit sharing and employee savings plans, under Section 401(k) of the Code;
–Contributions by us to our non-qualified deferred compensation plan;

–Premiums paid by us for individual long-term care plans;
–Dividends on unvested restricted stock; and
–Amounts paid by us for social club dues, signing bonuses, and moving/relocation expenses.

Median Employee Total Annual Compensation	PEO Total Annual Compensation	Ratio of PEO to Median Employee Total Annual Compensation
$55,506	$4,617,084	83 to 1
Pay versus Performance
In accordance with rules adopted by the Securities and Exchange Commission (“SEC”) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”, as calculated in accordance with the SEC rules) and certain Company performance measures for the fiscal years listed below. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive pay with performance, refer to our Compensation Discussion & Analysis (“CD&A”).

Pay Versus Performance Table
The following table provides the information required for our NEOs for each of the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020, along with the financial information required to be disclosed for each fiscal year:

Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(1)(3) (c)	Average Summary Compensation Table Total for non-PEO NEOs(2) (d)	Average Summary Compensation Actually Paid to non-PEO NEOS(2)(3) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (in $M) (h)	[Company Selected Measure] (i)
					Company Total Shareholder Return (f)	KBW Regional Banking Index Total Shareholder Return (g)
2022	$4,617,084	$4,215,324	$1,482,037	$1,343,374	$105.98	$106.02	$202.2	[●]
2021	3,201,243	2,342,207	928,135	733,189	106.81	117.08	$192.1	[●]
2020	2,939,173	3,641,663	1,260,013	1,454,331	103.18	87.90	$161.2	[●]
(1) Kevin Riley served as our PEO in each of the years 2020, 2021 and 2022
(2) Our non-PEO NEOs in each of the years 2020, 2021, and 2022 are as follows:
•2020: Marcy D. Mutch (EVP & Chief Financial Officer), Jodi Delahunt Hubbell (EVP & Chief Operating Officer), Renee L. Newman (Former EVP & Chief Strategy Officer), Russell A. Lee (EVP & Chief Banking Officer)
•2021: Marcy D. Mutch (EVP & Chief Financial Officer), Jodi Delahunt Hubbell (EVP & Chief Operating Officer), Russell A. Lee (EVP & Chief Banking Officer), Kirk D. Jensen (EVP & General Counsel)
•2022: Marcy D. Mutch (EVP & Chief Financial Officer), Kirk D. Jensen (EVP & General Counsel), Karlyn Knieriem (EVP & Chief Risk Officer), Scott Erkonen (EVP & Chief Information Officer), Jodi Delahunt Hubbell (Former EVP & Chief Operating Officer), Russell A. Lee (Former EVP & Chief Banking Officer)
(3) Adjustments to total compensation in the Summary Compensation Table (“SCT”), reported in columns (b) and (d), to calculate CAP, reported in columns (c) and (e), by year include:

	PEO			Average Other NEOs
	2020	2021	2022	2020	2021	2022
Summary Compensation Total	$2,939,173	$3,201,243	$4,617,084	$1,260,013	$928,135	$1,482,037
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(943,409)	(1,442,198)	(1,856,680)	(263,958)	(275,232)	(307,360)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,541,829	1,072,160	2,001,826	433,995	204,606	316,394
+/- Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	198,812	(629,879)	(521,348)	36,583	(150,406)	(60,385)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—	—	9,020
+/- Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(94,742)	140,881	(25,559)	(12,301)	26,087	(4,022)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	—	(92,310)
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—	—	—
Compensation Actually Paid	$3,641,663	$2,342,207	$4,215,324	$1,454,331	$733,189	$1,343,374
a.The methodologies used for determining the fair values shown in the table are materially consistent with those used to determine the fair values disclosed as of the grant date for each award.

Tabular List of Financial Performance Measures
In the Company’s assessment, the most important financial performance measures used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to the Company’s performance were:

●	Total Shareholder Return
●	Adjusted Return on Average Common Stockholders’ Equity
●	Adjusted PPNR per Share
●	Adjusted Efficiency Ratio
●	Non-Performing Assets
●	Criticized Assets
Pay Versus Performance: Graphical Description
The illustrations below provide graphical descriptions of the relationships between the following:

•CAP and the Company’s & Peer Group’s cumulative TSR;
•CAP and the Company’s Net Income; and
•CAP and the Company’s [Company Selected Measure]

Cap vs. FIBK & Peer Group Cumulative TSR
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$—
$140
$120
$100
$80
$60
$40
$20
$—
2019
2020
2021
2022
PEO Compensation Actually Paid
Avg. non-PEO NEO Compensation Actually Paid
FIBK TSR
Peer Group TSR

Cap vs FIBK Net Income
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$—
$250
$200
$150
$100
$50
$—
2020
2021
2022
PEO Compensation Actually Paid
Avg. non-PEO NEO Compensation Actually Paid
Net Income ($MM)

NEO Agreements
The Company currently has Executive Employment Agreements with each of Mr. Riley, Ms. Mutch, Mr. Jensen, Ms. Knieriem, and Mr. Erkonen.
The original terms of the employment agreements are for one year, commencing in August 2021 for Mr. Riley, December 2021 for Ms. Mutch and Mr. Jensen, and February 2022 for Ms. Knieriem and Mr. Erkonen. After the expiration of the original terms, the employment agreements automatically renew for an additional one-year period on each anniversary of the effective date, unless the Company gives the executive notice of termination 90 days prior to expiration.
The employment agreements outline the duties of each employee and forms of remuneration awarded for the performance of such duties, including base salary, bonuses, and various other employer provided benefits. In addition, the employment agreements outline specific duties and payments to be made upon termination of employment under various conditions.
Mr. Riley’s employment agreement also provides for the establishment of a non-qualified defined contribution supplemental executive retirement plan, as discussed above under the heading "2022 Non-Qualified Deferred Compensation."
Payments Made Upon Termination Following a Change in Control
The employment agreements define payments in the event of an involuntary termination of employment without cause (as defined in each executive’s agreement) or voluntary termination by the executive for good reason (as defined in each executive’s agreement) within six months preceding or 18 months after a change in control (as defined in each executive’s agreement).
The executive employment agreements provide that the executives shall receive an amount equal to two times their base salary (three times in the case of Mr. Riley) plus an amount equal to two times the annual short-term incentive at target (three times in the case of Mr. Riley), plus a pro rata portion of the executive’s target bonus for the calendar year in the year in which the termination event occurs (with respect to each executive, the “Change in Control Payment”).
All outstanding unvested restricted stock will fully vest upon termination and the Company will provide certain employment benefits for a period of 24 months following the date of termination. The benefits may be limited, however, if the executive is initially determined to be subject to excise taxes under Section 4999 and 280G of the Code but would be better off on a net-after tax basis by reducing the applicable Change in Control Payment to avoid being subject to the excise tax.
Payments Made Upon Termination Not Related to a Change in Control
The employment agreements define payments in the event of an involuntary termination by the Company without cause or voluntary termination by the executive for good reason.
Mr. Riley’s executive employment agreement indicates he shall receive an amount equal to two times the sum of his base salary, plus two times his average annual short-term incentive compensation paid during the three years prior to termination, as well as 24 months of continuing medical, dental, and vision benefits after termination.
Ms. Mutch, Mr. Jensen, Ms. Knieriem, and Mr. Erkonen’s executive employment agreements indicate they shall receive an amount equal to one times the sum of their base salary, plus one times their average short-term annual incentive compensation paid during the three years prior to termination, as well as 12 months of continuing medical, dental, and vision benefits after termination.
In the absence of an employment agreement, the Board, or the Chief Executive Officer (except with regard to any payments made on his behalf) at their discretion, may authorize payment of additional separation amounts for the NEOs.
Additionally, the employment agreements define payments in the event of an involuntary termination of employment without cause (as defined in each executive’s agreement) or voluntary termination by the executive for good reason (as defined in each executive’s agreement) within eighteen (18) months following the effective date of an acquisition that does not result in a change in control. The executive employment agreements provide that the executives shall receive an amount equal to two times their base salary (three times in the case of Mr. Riley) plus an amount equal to two times the average of the annual short-term incentive compensation paid to the executives (three times in the case of Mr. Riley) during each of the three years immediately prior to the year in which the Event of Termination occurs (with respect to each executive, the “Change in Control Payment”). The agreements further provide that the executives shall receive continued medical, dental, and vision benefits for 18 months (36 months in the case of Mr. Riley) after termination.

Payments Made Upon Retirement
Upon termination based on retirement, a NEO shall be entitled to all benefits under any retirement plan of the Company and other plans to which NEO is a party.
Payments Made Upon Death
In the event of termination due to death, the estates or other beneficiaries of the NEOs are entitled to receive benefits under our group life insurance plan equal to the lesser of (i) two and a half times their respective base salary or (ii) $300,000. For all NEOs, the applicable amount would be $300,000.
In addition, we have obtained life insurance policies on selected officers of First Interstate Bank, which include a survivor benefit, as described above under the heading "Survivor Income Benefits."
The individual equity award agreements governing outstanding equity awards provides for accelerated vesting and settlement upon the termination of employment due to death.
Payments Made Upon Disability
In the event of termination due to disability, the NEOs are entitled to receive benefits under our group disability plan which generally provides for 60% of pre-disability earnings up to a maximum of $13,000 per month. For each of the NEOs the applicable amount would be $13,000 per month.
The individual equity award agreements governing outstanding equity awards provides for accelerated vesting and settlement upon the termination of employment due to disability, as defined under the employment agreements.
Other Employment Termination
Pursuant to Section 409A of the Code, certain payments to the NEOs would not commence for six months following a termination of employment. If required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following NEO’s separation from service.
The following tables show estimated payments that our NEOs may receive assuming various employment termination and change-in-control scenarios as if they occurred on December 31, 2022. The actual amounts for those NEOs would be calculated based on facts as of the actual termination of employment.

Post-Employment Payments
Potential Payments Upon Termination or Change-in-Control Payments
as of 12/31/2022 - Mr. Kevin P. Riley

			Involuntary	Change in Control
Executive Payments and		Involuntary	Termination Without	With Termination
Benefits upon Termination	Voluntary	Termination	Cause / Termination	for Good Reason
or Change in Control	Termination	for Cause	for Good Reason	or Without Cause	Death	Disability
Compensation:
Severance	$—	$—	$3,153,045 (a)	$5,591,660 (b)	$—	$—
Pro-rata Bonus	—	—	—	931,943 (c)	—	—
Long-term Incentives
- Time-Restricted Awards (d)	—	—	—	1,203,406	1,203,406	1,203,406
- Performance Awards (e)	—	—	—	2,699,476	2,699,476	2,699,476
Supplemental Retirement (f)	—	—	—	387,483	387,483	387,483
Benefits & Perquisites:
Survivor Income Benefits (g)	—	—	—	—	150,000	—
Health Benefits (h)	—	—	36,890	36,890	—	—
Total	$—	$—	$3,189,935	$10,850,858	$4,440,365	$4,290,365

(a)	Severance is equal to two times the sum of: Mr. Riley's current base salary, plus his average annual incentive compensation paid during the three years prior to termination (2019, 2020, and 2021), when the termination event is neither in connection with a change-in-control nor following an acquisition of an entity. Severance would increase to $4,729,568 (three times the compensation described herein) if the termination event followed an acquisition of an entity not constituting a change-in-control. Benefits are payable over 18 months.
(b)	Severance is equal to three times the sum of Mr. Riley's current base salary, plus his 2022 target annual cash incentive, payable over 18 months.
(c)	Reflects Mr. Riley's target annual cash incentive award pro-rated for the portion of the year prior to termination. Because termination is assumed to occur on December 31, 2022, the amount reflects the full target cash award that would be payable in lieu of his 2022 annual incentive award.
(d)	Reflects full vesting of time-based restricted stock awards upon a qualifying termination during the 24 month period following a change-in-control, and in the event of death, or disability. Awards are valued using the December 30, 2022 closing price of $38.65.
(e)	Reflects vesting of performance-based restricted stock awards (including dividends accrued through December 31, 2022) upon a qualifying termination during the 24 month period following a change-in-control, and in the event of death or disability, payable at target levels. Awards are valued using the December 30, 2022 closing price of $38.65.
(f)	Reflects full vesting of Mr. Riley's unvested nonqualified defined contribution supplemental executive retirement plan balance upon a qualifying termination in connection with a change-in-control, and in the event of death, or disability. Amounts include annual and performance contingent contributions earned for service Mr. Riley has provided through December 31, 2022.
(g)	Reflects $150,000 of survivor income benefits payable to Mr. Riley's beneficiaries through a company owned life insurance policy covering the life of Mr. Riley. Mr. Riley's beneficiaries would also be entitled to receive $300,000 of life insurance benefits under our group life insurance plan.
(h)	Estimates the cost of continuing medical, dental, and vision benefits for 24 months for a qualifying termination using 2022 COBRA rates. If the termination event followed an acquisition of an entity not constituting a change-in-control, costs are estimated as $55,335 as benefits would continue for 36 months.

Potential Payments Upon Termination or Change-in-Control Payments
as of 12/31/2022 - Ms. Marcy D. Mutch

			Involuntary	Change in Control
Executive Payments and		Involuntary	Termination Without	With Termination
Benefits upon Termination	Voluntary	Termination	Cause / Termination	for Good Reason
or Change in Control	Termination	for Cause	for Good Reason	or Without Cause	Death	Disability
Compensation:
Severance	$—	$—	$748,874 (a)	$1,699,856 (b)	$—	$—
Pro-rata Bonus	—	—	—	349,970 (c)	—	—
Long-term Incentives
- Time-Restricted Awards (d)	—	—	—	318,863	318,863	318,863
- Performance Awards (e)	—	—	—	784,167	784,167	784,167
Benefits & Perquisites:
Survivor Income Benefits (f)			—	—	150,000	—
Health Benefits (g)	—	—	18,585	37,169	—	—
Total	$—	$—	$767,459	$3,190,025	$1,253,030	$1,103,030

(a)	Severance is equal to one times the sum of: Ms. Mutch's current base salary, plus her average annual incentive compensation paid during the three years prior to termination (2019, 2020 and 2021), when the termination event is neither in connection with a change-in-control nor following an acquisition of an entity. Severance would increase to $1,497,748 (two times the compensation described herein) if the termination event followed an acquisition of an entity not constituting a change-in-control. Benefits are payable over 12 months.
(b)	Severance is equal to two times the sum of: Ms. Mutch's current base salary, plus her 2022 target annual cash incentive, payable over 12 months.
(c)	Reflects Ms. Mutch's target annual cash incentive award pro-rated for the portion of the year prior to termination. Because termination is assumed to occur on December 31, 2022, the amount reflects the full target cash award that would be payable in lieu of her 2022 annual incentive award.
(d)	Reflects full vesting of time-based restricted stock awards upon a qualifying termination during the 24 month period following a change-in-control, and in the event of death, or disability. Awards are valued using the December 30, 2022 closing price of $38.65.
(e)	Reflects vesting of performance-based restricted stock awards (including dividends accrued through December 31, 2022) upon a qualifying termination during the 24 month period following a change-in-control, and in the event of death or disability, payable at target levels. Awards are valued using the December 30, 2022 closing price of $38.65.
(f)	Reflects $150,000 of survivor income benefits payable to Ms. Mutch's beneficiaries through a company owned life insurance policy covering the life of Ms. Mutch. Ms. Mutch's beneficiaries would also be entitled to receive $300,000 of life insurance benefits under our group life insurance plan.
(g)	Estimates the cost of continuing medical, dental, and vision benefits, using 2022 COBRA rates. Assumes 12 months of continued coverage for a qualifying termination not in connection with a change-in-control and 24 months of continued coverage for a termination in connection with a change-in-control. If the termination event followed an acquisition of an entity not constituting a change-in-control, costs are estimated to be $27,877, as benefits would continue for 18 months.

Potential Payments Upon Termination or Change-in-Control Payments
as of 12/31/2022 - Mr. Kirk D. Jensen

			Involuntary	Change in Control
Executive Payments and		Involuntary	Termination Without	With Termination
Benefits upon Termination	Voluntary	Termination	Cause / Termination	for Good Reason
or Change in Control	Termination	for Cause	for Good Reason	or Without Cause	Death	Disability
Compensation:
Severance	$—	$—	$532,806 (a)	$1,221,933 (b)	$—	$—
Pro-rata Bonus	—	—	—	229,112 (c)	—	—
Long-term Incentives
- Time-Restricted Awards (d)	—	—	—	156,880	156,880	156,880
- Performance Awards (e)	—	—	—	380,754	380,754	380,754
Benefits & Perquisites:
Survivor Income Benefits (f)	—	—	—	—	150,000	—
Health Benefits (g)	—	—	25,434	50,867	—	—
Total	$—	$—	$558,240	$2,039,546	$687,634	$537,634

(a)	Severance is equal to one times the sum of: Mr. Jensen's current base salary, plus his average annual incentive compensation paid during the three years prior to termination (2019, 2020 and 2021), when the termination event is neither in connection with a change-in-control nor following an acquisition of an entity. Severance would increase to $1,065,613 (two times the compensation described herein) if the termination event followed an acquisition of an entity not constituting a change-in-control. Benefits are payable over 12 months.
(b)	Severance is equal to two times the sum of Mr. Jensen's current base salary, plus his 2022 target annual cash incentive, payable over 12 months.
(c)	Reflects Mr. Jensen's target annual cash incentive award pro-rated for the portion of the year prior to termination. Because termination is assumed to occur on December 31, 2022, the amount reflects the full target cash award that would be payable in lieu of his 2022 annual incentive award.
(d)	Reflects full vesting of time-based restricted stock awards upon a qualifying termination during the 24 month period following a change-in-control, and in the event of death, or disability. Awards are valued using the December 30, 2022 closing price of $38.65.
(e)	Reflects vesting of performance-based restricted stock awards (including dividends accrued through December 31, 2022) upon a qualifying termination during the 24 month period following a change-in-control, and in the event of death or disability, payable at target levels. Awards are valued using the December 30, 2022 closing price of $38.65.
(f)	Reflects $150,000 of survivor income benefits payable to Mr. Jensen's beneficiaries through a company owned life insurance policy covering the life of Mr. Jensen. Mr. Jensen's beneficiaries would also be entitled to receive $300,000 of life insurance benefits under our group life insurance plan.
(g)	Estimates the cost of continuing medical, dental, and vision benefits, using 2022 COBRA rates. Assumes 12 months of continued coverage for a qualifying termination not in connection with a change-in-control and 24 months of continued coverage for a termination in connection with a change-in-control. If the termination event followed an acquisition of an entity not constituting a change-in-control, costs are estimated to be $38,151, as benefits would continue for 18 months.

Potential Payments Upon Termination or Change-in-Control Payments
as of 12/31/2022 - Ms. Karlyn M. Knieriem

			Involuntary	Change in Control
Executive Payments and		Involuntary	Termination Without	With Termination
Benefits upon Termination	Voluntary	Termination	Cause / Termination	for Good Reason
or Change in Control	Termination	for Cause	for Good Reason	or Without Cause	Death	Disability
Compensation:
Severance	$—	$—	$337,050 (a)	$1,078,560 (b)	$—	$—
Pro-rata Bonus	—	—	—	202,230 (c)	—	—
Long-term Incentives
- Time-Restricted Awards (d)	—	—	—	287,556	287,556	287,556
- Performance Awards (e)	—	—	—	124,253	124,253	124,253
Benefits & Perquisites:
Survivor Income Benefits (f)	—	—	—	—	—	—
Health Benefits (g)	—	—	32,718	65,435	—	—
Total	$—	$—	$369,768	$1,758,034	$411,809	$411,809

(a)	Severance is equal to one times the sum of: Ms. Knieriem's current base salary, plus her average annual incentive compensation paid during the three years prior to termination (2019, 2020 and 2021), when the termination event is neither in connection with a change-in-control nor following an acquisition of an entity. Because Ms. Knieriem was not employed by us until 2022, the amount assumes her incentive bonus component is $0. Severance would increase to $674,100 (two times the compensation described herein) if the termination event followed an acquisition of an entity not constituting a change-in-control. Benefits are payable over 12 months.
(b)	Severance is equal to two times the sum of Ms. Knieriem's current base salary, plus her 2022 target annual cash incentive, payable over 12 months.
(c)	Reflects Ms. Knieriem's target annual cash incentive award pro-rated for the portion of the year prior to termination. Because termination is assumed to occur on December 31, 2022, the amount reflects the full target cash award that would be payable in lieu of her 2022 annual incentive award.
(d)	Reflects full vesting of time-based restricted stock awards upon a qualifying termination during the 24 month period following a change-in-control, and in the event of death, or disability. Awards are valued using the December 30, 2022 closing price of $38.65.
(e)	Reflects vesting of performance-based restricted stock awards (including dividends accrued through December 31, 2022) upon a qualifying termination during the 24 month period following a change-in-control, and in the event of death or disability, payable at target levels. Awards are valued using the December 30, 2022 closing price of $38.65.
(f)	Ms. Knieriem's beneficiaries would be entitled to receive $300,000 of life insurance benefits under our group life insurance plan. She is not currently entitled to Survivor Income benefits.
(g)	Estimates the cost of continuing medical, dental, and vision benefits, using 2022 COBRA rates. Assumes 12 months of continued coverage for a qualifying termination not in connection with a change-in-control and 24 months of continued coverage for a termination in connection with a change-in-control. If the termination event followed an acquisition of an entity not constituting a change-in-control, costs are estimated to be $49,077, as benefits would continue for 18 months.

Potential Payments Upon Termination or Change-in-Control Payments
as of 12/31/2022 - Mr. Scott E. Erkonen

			Involuntary	Change in Control
Executive Payments and		Involuntary	Termination Without	With Termination
Benefits upon Termination	Voluntary	Termination	Cause / Termination	for Good Reason
or Change in Control	Termination	for Cause	for Good Reason	or Without Cause	Death	Disability
Compensation:
Severance	$—	$—	$270,250 (a)	$864,800 (b)	$—	$—
Pro-rata Bonus	—	—	—	162,150 (c)	—	—
Long-term Incentives
- Time-Restricted Awards (d)	—	—	—	167,973	167,973	167,973
- Performance Awards (e)	—	—	—	99,610	99,610	99,610
Benefits & Perquisites:
Survivor Income Benefits (f)	—	—	—	—	—	—
Health Benefits (g)	—	—	8,393	16,785	—	—
Total	$—	$—	$278,643	$1,311,318	$267,583	$267,583

(a)	Severance is equal to one times the sum of: Mr. Erkonen's current base salary, plus his average annual incentive compensation paid during the three years prior to termination (2019, 2020 and 2021), when the termination event is neither in connection with a change-in-control nor following an acquisition of an entity. Because Mr. Erkonen was not employed by us until 2022, the amount assumes his incentive bonus component is $0. Severance would increase to $540,500 (two times the compensation described herein) if the termination event followed an acquisition of an entity not constituting a change-in-control. Benefits are payable over 12 months.
(b)	Severance is equal to two times the sum of Mr. Erkonen's current base salary, plus his 2022 target annual cash incentive, payable over 12 months.
(c)	Reflects Mr Erkonen's target annual cash incentive award pro-rated for the portion of the year prior to termination. Because termination is assumed to occur on December 31, 2022, the amount reflects the full target cash award that would be payable in lieu of his 2022 annual incentive award.
(d)	Reflects full vesting of time-based restricted stock awards upon a qualifying termination during the 24 month period following a change-in-control, and in the event of death, or disability. Awards are valued using the December 30, 2022 closing price of $38.65.
(e)	Reflects vesting of performance-based restricted stock awards (including dividends accrued through December 31, 2022) upon a qualifying termination during the 24 month period following a change-in-control, and in the event of death or disability, payable at target levels. Awards are valued using the December 30, 2022 closing price of $38.65.
(f)	Mr. Erkonen's beneficiaries would be entitled to receive $300,000 of life insurance benefits under our group life insurance plan. He is not currently entitled to Survivor Income benefits.
(g)	Estimates the cost of continuing medical, dental, and vision benefits, using 2022 COBRA rates. Assumes 12 months of continued coverage for a qualifying termination not in connection with a change-in-control and 24 months of continued coverage for a termination in connection with a change-in-control. If the termination event followed an acquisition of an entity not constituting a change-in-control, costs are estimated to be $12,589, as benefits would continue for 18 months.

Payments Upon Termination - Ms. Jodi Delahunt Hubbell
Ms. Delahunt Hubbell separated employment with the Company effective May 31, 2022. Pursuant to the terms of her employment agreement the Company provided Ms. Delahunt Hubbell with a severance package totaling $1,449,488. This amount includes $1,424,479 (two times the sum of her current annual base salary at the time, plus her average annual incentive compensation paid during the three years prior to termination) payable over twelve months in equal installments. Also included is $25,009, the cost of continued Health Benefits for 18 months post termination for Ms. Delahunt Hubbell paid for by the Company.

Payments Upon Termination - Mr. Russell A. Lee
Mr. Lee separated employment with the Company effective December 30, 2022. Pursuant to the terms of his employment agreement, the Company provided Mr. Lee with a severance package totaling $1,288,765. This amount includes $1,262,260 (two times the sum of his current annual base salary at the time, plus his average annual incentive compensation paid during the three years prior to termination) payable over twelve months in equal installments. Also included is $26,505, the total cost of continued Health Benefits for 18 months post termination for Mr. Lee paid for by the Company.

Certain Relationships and Related Party Transactions
Related Person Transaction Policy
Our Board has adopted a written Related Person Transaction Policy that is applicable to our executive officers, directors, and certain entities and individuals related to such persons. With the exception of certain transactions reviewed by the Chief Risk Officer and deemed to be preapproved, the policy, as amended, and as applied prior to the close of the Great Western transaction, generally provided that we will not enter into any transactions with related parties unless such transaction(s) are (1) reviewed by the subcommittee of independent directors of our Governance and Nominating Committee after disclosure of the relevant facts and circumstances, including any benefits to the Company and the terms of any comparable products or services provided by unrelated third parties; and (2) determined by the subcommittee of independent directors of our Governance and Nominating Committee to be in the best interests of the Company and our shareholders. The policy also provided that the chair of such subcommittee, who was an independent director, had delegated authority to approve such transaction(s) in certain circumstances, subject to ratification by the subcommittee of independent directors of the Governance and Nominating Committee. Subsequent to the Great Western transaction, all of the members of the Governance and Nominating Committee were deemed independent by the Board. Accordingly, our Related Person Transaction Policy was revised to provide generally that we will not enter into any transactions with related parties unless such transaction(s) are (1) reviewed by the Governance and Nominating Committee after disclosure of the relevant facts and circumstances, including any benefits to the Company and the terms of any comparable products or services provided by unrelated third parties; and (2) determined by the Governance and Nominating Committee to be in the best interests of the Company and our shareholders. The policy also now provides that the chair of the Governance and Nominating Committee has delegated authority to approve such transaction(s) in certain circumstances, subject to ratification by the Governance and Nominating Committee. The policy does not apply to loan and credit transactions to directors and executive officers that are covered by Regulation O adopted by the Federal Reserve.
All related party transactions requiring approval were reviewed and approved either by the Governance and Nominating Committee, or by the subcommittee of independent directors of the Governance and Nominating Committee, in accordance with the terms of the policy in place at the relevant time. In addition, all pre-approved related party transactions were provided either to the Committee or to the Independent Committee for review as required by the terms of the policy in place at the relevant time. There were no related party transactions identified which were not subject to the policies and approvals above.
Related Party Transactions
We conduct banking transactions in the ordinary course of business with related parties, including directors, executive officers, shareholders, and their associates on the same terms as those prevailing at the same time for comparable transactions with unrelated persons and that do not involve more than a normal risk of collectability or present other unfavorable features.
Certain executive officers, directors, and greater than 5% shareholders of the Company and certain entities and individuals related to such persons had transactions with the Company in the ordinary course of business. These parties were deposit clients of the Bank and incurred indebtedness in the form of loans, as clients, of $18.9 million and $19.5 million at December 31, 2022 and 2021, respectively. During 2022, new loans and advances on existing loans of $6.5 million were funded and loan repayments totaled $7.1 million. No loans were removed or added due to changes in related parties during the year. All deposit and loan transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company and do not involve more than a normal risk of collectability or present other unfavorable features.
Pursuant to the terms of the stockholders’ agreement (the “stockholders’ agreement”), which became effective as of the closing of the Company’s merger with Great Western, among the Company and the members of the “Scott Family FIBK Shareholder Group” identified in the beneficial ownership table included elsewhere in this proxy statement, the Company agreed to pay all reasonable and documented out-of-pocket expenses incurred by the Scott Family FIBK Shareholder Group in connection with the Company’s merger with Great Western, up to a maximum of $8.5 million. Among the members of the Scott Family FIBK Shareholder Group who are a party to the stockholders’ agreement are three of our directors, Messrs. James R. Scott, John M. Heyneman, Jr., and Jonathan R. Scott; the Scott Family FIBK Shareholder Group members also collectively beneficially own greater than 5% of the outstanding shares of the Company’s common stock. In connection with the completion of the merger in February 2022, the Company paid an aggregate of $8.2 million in expense reimbursement under the stockholders’ agreement to the members of the Scott Family FIBK Shareholder Group.

The Company leased a portion of our aircraft hangar to the Scott family services group’s related entity during 2022, 2021, and 2020 and also provided pilot services to the Scott family services group’s related entity during 2021 and 2020. During 2022, 2021, and 2020, the Company received payments from the related entity of $26 thousand, $61 thousand, and $54 thousand, respectively, for hangar use, pilot fees, and reimbursement of certain third-party operating expenses related to the use of the aircraft.

The Company purchased services from an entity which includes certain members of the Scott family services group. Services provided for the Company’s benefit include shareholder communication and corporate governance coordination. During 2022, 2021, and 2020, the Company paid $102 thousand, $87 thousand, and $85 thousand, respectively, for these services. In addition, the Company provides human resource services to members of the Company’s control group during 2021 and 2020. The Company received payments from these related parties of $0.7 million during 2021 and 2020 for the reimbursement of human resource services provided.

Conflict of Interest Policy
On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire that requires disclosure of any transactions with our Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Under our code of conduct, all employees, including executive officers, are expected to avoid conflicts of interest. Pursuant to our code of ethics for the chief executive officer and senior finance officers, such officers are prohibited from engaging in activities that are or may appear to be a conflict of interest unless a specific, case-by-case exception has first been reviewed and approved by the Board. All directors are subject to the Board’s governance standards that include a code of ethics and conduct guide requiring the directors to avoid conflicts of interest.

Information About the Shareholder Meeting
Solicitation Information
This proxy statement, the accompanying proxy card, and the Annual Report are being made available to our shareholders on the Internet at www.astproxyportal.com/ast/40019/ beginning on or about April 11, 2023. Our Board is soliciting your proxy to vote your shares at the annual meeting of shareholders to be held on May 24, 2023. The Board is soliciting your proxy to give all shareholders the opportunity to vote on matters that will be presented at the annual meeting. This proxy statement provides you with information on these matters to assist you in voting your shares.
We are pleased to take advantage of the SEC e-proxy rules that allow companies to post their proxy materials on the internet. We will be able to provide our shareholders with the information they need while lowering the cost of the delivery of materials and reducing the environmental impact of printing and mailing hard copies. As permitted by the SEC rules, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to our shareholders on or about April 11, 2023. All shareholders will have the ability to access the proxy materials on the website referred to above and in the Notice. Shareholders will also have the ability to request a printed set of the proxy materials. Instructions on how to access the proxy materials on the internet or to request a printed copy may be found in the Notice. Instructions on how to vote your shares and how to download a proxy card for voting at the annual meeting will also be contained in the Notice.
What is a proxy?
A proxy is your legal designation of another person to vote on your behalf. By completing and returning the proxy card, you are giving the persons designated in the proxy the authority to vote your shares in the manner you indicate on the proxy card.
Why did I receive more than one Notice or proxy card?
You may receive multiple Notices or proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. In addition, if your shares are held by a broker or trustee, you will receive your proxy card or other voting information from your broker or trustee. You should vote separately with respect to each Notice or proxy card you receive as each will have a separate control number and will be related to different shares beneficially owned by you.
Who pays the cost of this proxy solicitation?
We pay the costs of soliciting proxies. Upon request, we will reimburse brokers, banks, trusts, and other nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our Class A common stock, which is sometimes referred to as our “common stock”.

Is this proxy statement the only way proxies are being solicited?
In addition to these proxy materials, certain of our directors, officers and employees may solicit proxies by telephone, facsimile, e-mail, or personal contact. They will not be specifically compensated for doing so.
Voting Information
Who is qualified to vote?
You are qualified to receive notice of, and to vote at, the annual meeting if you were an owner of record of our Class A common stock, our only voting securities, as of the close of business on our record date of March 24, 2023.
How many shares of common stock may vote at the annual meeting?
As of the record date, there were ______________ shares of Class A common stock outstanding and entitled to vote at our annual meeting. Our Class A common stock is our only capital stock outstanding.
How are shares voted by the proxies?
The proxies appointed by the Board will vote your shares as you instruct on your proxy. Each share of common stock is entitled to one vote on each matter to be considered at our annual meeting. If you are the shareholder of record of your shares and you sign a proxy without specific voting instructions indicated, the proxies will vote your shares as recommended by the Board on all matters to be considered at the meeting.
Is there a quorum requirement?
For the annual meeting to be valid, there must be a quorum present. A quorum requires that more than 50% of our issued and outstanding common stock be represented at the meeting, in person or by proxy.
What is the difference between a “shareholder of record” and other “beneficial” holders?
These terms describe how your shares are held. If your shares are registered directly in your name, you are a “shareholder of record.” If your shares are held on your behalf in the name of a broker, bank, trust, or other nominee as a custodian, you are a “beneficial” holder. Only “shareholders of record” may vote at the annual meeting.
How do I vote my shares?
If you are a “shareholder of record,” you can vote your shares in person at the annual meeting or by proxy:

Please refer to the specific instructions set forth on the proxy card. We encourage you to vote electronically. If you are a “beneficial” holder, your broker, bank, trust, or other nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the annual meeting?
If you are a “shareholder of record,” you may vote your shares in person at the annual meeting. If you are a “beneficial” holder, you must obtain a proxy from our broker, bank, trust, or other nominee giving you the right to vote the shares at the annual meeting.

What is the Board’s recommendation on how I should vote my shares?

PROPOSAL 1	The Board recommends you vote your shares FOR the election of each of the five director nominees.
PROPOSAL 2	The Board recommends you vote on your shares FOR the approval of the Plan of Conversion to change the Company’s state of incorporation from Montana to Delaware.
PROPOSAL 3	The Board recommends you vote your shares FOR the approval of our 2023 Equity and Incentive Plan.
PROPOSAL 4	The Board recommends you vote your shares FOR the adoption of a non-binding advisory resolution on executive compensation.
PROPOSAL 5	The Board recommends you vote your shares FOR the non-binding option of every “ONE YEAR” for the frequency of future advisory votes on executive compensation.
PROPOSAL 6	The Board recommends you vote your shares FOR ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023.
How will my shares be voted if I do not specify how they should be voted?
If you are a shareholder of record and you sign and return your proxy card without indicating how you want your shares to be voted, the appointed proxies will vote your shares FOR the election of the five director nominees; FOR the approval of the Plan of Conversion to change the Company’s state of incorporation from Montana to Delaware; FOR the approval of our 2023 Equity Incentive Plan; FOR the adoption of a non-binding advisory resolution on executive compensation; FOR the non-binding option of every “ONE YEAR” for the frequency of future advisory votes on executive compensation; and FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023.
Can my broker or other nominee vote the shares beneficially held by me (rather than held “of record” by me) for any of the proposals?
A broker or other entity holding shares for an owner in “street name” may vote for so-called “routine” proposals under certain circumstances without receiving voting instructions from the beneficial owner. A broker or other entity may vote on “non-routine” proposals only if the beneficial owner has provided it specific voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions on that proposal, at a meeting where the broker or other entity is able to and does vote on a routine matter that is also being voted upon at that meeting. The only “routine” matter included in this proxy statement is Proposal Six to ratify the appointment of our independent registered public accounting firm. Each of the other proposal relates a “non-routine matter”. Therefore, if you are a “beneficial” holder and you do not provide specific voting instructions to your broker or other entity on how to cast your vote in respect of a non-routine matter, the broker or other entity will not be able to cast a vote on your behalf with respect to that matter, resulting in so-called “broker non-votes” on that matter if the broker or other entity votes on the routine matter. It is important, therefore, that you instruct your broker as to how you wish to have your shares voted on each proposal, even if you wish to vote as recommended by the Board.
What vote is required once a quorum is present at the meeting?
With respect to Proposal One, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors is required to elect a director nominee.

With respect to Proposal Two, the affirmative vote of a majority of the total number of shares of common stock outstanding on the record date is required to approve the Conversion.

With respect to Proposal Three, Proposal Four and Proposal Six, the affirmative votes of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the corresponding matter must exceed the opposing votes of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the corresponding matter for each of such matters to be approved.

With respect to Proposal Five, the requested non-binding recommendation of the shareholders will be determined by a plurality of the affirmative votes of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal, with the option of “One Year”, “Two Years”
or “Three Years” receiving the most affirmative votes being considered the recommendation of the shareholders.

How are abstentions and broker non-votes treated?
Abstentions are deemed as present and “entitled to vote” at the annual meeting and are counted for purposes of establishing a quorum for the proper conduct of business at the annual meeting. Abstentions will have the same effect as votes “Against” the approval of Proposals One and Two, but they will have no effect on the outcome of the voting on any of the other proposals. Broker non-votes, if any, are deemed as absent and not “entitled to vote” at the annual meeting with respect to any matter for which a broker non-vote is received and are not relevant for purposes of establishing a quorum for the proper conduct of business at the annual meeting. Broker non-votes will have the same effect as a vote “Against” the approval of Proposal Two, but they will have no effect on the outcome of the voting of any of the other proposals.

How do I change or revoke my proxy?
After voting you may change your vote one or more times, or you may revoke your proxy, at any time before the vote is taken at the annual meeting. You may change your vote or revoke your proxy, as applicable, by doing one of the following:
•sending a written notice of revocation to our corporate secretary that is received prior to the annual meeting, stating that you revoke your proxy;
•signing a later-dated proxy card and submitting it so that it is received prior to the annual meeting in accordance with the instructions included in the proxy card(s);
•voting again via the internet or by telephone using the instructions described in the Notice; or
•attending the annual meeting and voting your shares in person.
Who will count the votes?
Representatives from American Stock Transfer & Trust Company, LLC, our transfer agent, will serve as our inspector of elections and count and tabulate the votes cast at the annual meeting. The inspector of election is expected to attend the annual meeting via telephone conference call.
What if I have further questions?
If you have any further questions about voting your shares or attending the annual meeting, please contact our corporate secretary, Kirk D. Jensen, Esq., at 406-255-5304, or by e-mail: Kirk.Jensen@fib.com.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, during the year ended December 31, 2022, all of our directors, executive officers, and greater than 10% shareholders complied with all Section 16(a) filing requirements, except that: (1) one report with respect to one transaction effected by Mr. Russell A. Lee was not timely filed; (2) one report with respect to eight transactions effected by Mr. Kevin P. Riley was not timely filed; (3) one report with respect to one transaction effected by Mr. James R. Scott was not timely filed; (4) one report with respect to three transactions effected by Ms. Julie Scott Rose was not timely filed; (5) one report with respect to three transactions effected by Mr. Jonathan R. Scott was not timely filed; and (6) one report with respect to one transaction effected by Mr. Homer A. Scott, Jr. was not timely filed.

Shareholder Proposals
The rules of the SEC permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by company action in accordance with the SEC’s proxy rules. Our 2023 annual meeting of shareholders is expected to be held on or about May 24, 2023, and proxy materials in connection with that meeting are expected to be mailed on or about April 11, 2023. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement for our 2024 annual meeting of shareholders is December 13, 2023 which is 120 days prior to the anniversary of the mailing date for our proxy materials for this year’s annual meeting.
Additionally, under the terms of our bylaws, shareholders who wish to present an item of business or nominate a director at the 2024 annual meeting, but does not seek to include such item of business or director nominee in our proxy statement for the 2024 annual meeting, must provide notice to the corporate secretary at our principal executive offices not later than the close of business on the 90th day (February 24, 2024), nor earlier than the close of business on the 120th day (January 25, 2024), prior to May 24, 2024, which will be the one-year anniversary of our 2023 annual meeting. If we do not receive notice of a shareholder proposal within that period of time, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board for our 2024 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal and/or the Chair may consider the matter out of order and not address it at the meeting at all.The notice must also contain the information required by our bylaws, and the shareholder(s) must comply with the information and other requirements set forth in our bylaws with respect to such proposals. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote in the election of directors in support of director nominees other than the Company’s nominees.
Other Matters
We know of no matters other than as contained in the Notice of Annual Meeting of Shareholders to be brought before the meeting. The enclosed proxy, however, gives discretionary authority for the proxy holders to vote on your behalf in the event that any additional matters should be duly presented.
Any shareholder may obtain without charge a copy of our Annual Report, which includes our audited financial statements. Written requests for a copy of our Annual Report should be addressed to Investor Relations, First Interstate BancSystem, Inc., P.O. Box 30918, Billings, Montana 59116-0918.

BY ORDER OF THE BOARD OF DIRECTORS

Kirk D. Jensen
General Counsel and Corporate Secretary

Billings, Montana
April ___, 2023

Appendix A - Non-GAAP Financial Measures
In addition to results presented in accordance with accounting principles generally accepted in the United States of America, or GAAP, this proxy statement contains the following non-GAAP financial measures that management uses to evaluate our performance relative to our capital adequacy standards and in connection with determining management’s performance under our short-term incentive plan: (i) tangible common stockholders’ equity; (ii) average tangible common stockholders’ equity; (iii) tangible book value per common share; (iv) return on average tangible common stockholders’ equity; (v) adjusted efficiency ratio; (vi) PPNR; (vii) adjusted PPNR; (viii) adjusted PPNR per common share; (ix) Adjusted EPS; (x) Adjusted return on average common equity; and (xi) Adjusted return on average tangible common stockholders’ equity.
Tangible common stockholders’ equity is calculated as total common stockholders’ equity less goodwill and other intangible assets (excluding mortgage servicing rights). Average tangible common stockholders’ equity is calculated as average stockholders’ equity less average goodwill and other intangible assets (excluding mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders’ equity divided by common shares outstanding. Return on average tangible common stockholders’ equity is calculated as net income available to common shareholders divided by average tangible common stockholders’ equity. Reported efficiency ratio is calculated utilizing the FDIC definition as non-interest expense less amortization of intangible assets and OREO gains/losses as a percent of net interest income plus non-interest income. Adjusted efficiency ratio is calculated utilizing the FDIC definition adjusted to exclude acquisition and litigation expenses from non-interest expense and securities gains/losses, mortgage servicing rights impairment or recovery of prior mortgage servicing rights impairments, gain on the disposition of debt, and a recovery in credit valuation discount on derivatives acquired from non-interest income. PPNR is calculated as net interest income plus non-interest income less non-interest expense. Adjusted PPNR excludes acquisition and litigation expenses from non-interest expense and securities gains/losses, mortgage servicing rights impairment or recovery of prior mortgage servicing rights impairments, gain on the disposition of debt, and a recovery in credit valuation discount on derivatives acquired from non-interest income. Adjusted PPNR per common share is calculated as adjusted PPNR divided by weighted-average diluted shares outstanding. Adjusted EPS, adjusted return on average common stockholders’ equity, and adjusted return on average tangible common stockholders’ equity are calculated as described in the reconciliation of such financial measures to their most directly comparable GAAP financial measures provided in this Appendix A below. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. They also should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.
The Company adjusts the most directly comparable capital adequacy GAAP financial measures to the non-GAAP financial measures described in subclauses (i) through (iv), (x), and (xi) to exclude goodwill and other intangible assets (except mortgage servicing rights). Management believes these non-GAAP financial measures are useful to investors in evaluating the Company’s performance because, as a general matter, they either do not represent an actual cash expense and are inconsistent in amount and frequency (often dependent upon the timing, size, and complexity of our acquisitions), or they cannot be anticipated or estimated in any particular period (in particular as it relates to unexpected recovery amounts). Our non-GAAP financial measures are are intended to complement the capital ratios, defined by banking regulators, and to present on a consistent basis our and our acquired companies’ organic continuing operations without regard to the acquisition costs and adjustments that we consider to be unpredictable and dependent on a significant number of factors that are outside our control. This impacts the ratios that are important to analysts and allows investors to compare certain aspects of the Company’s capitalization to other companies.
As described in subclauses (v) through (ix), we adjusted the performance measures against which our management’s 2022 performance was measured for purposes of determining payouts under the Company’s short-term incentive compensation program. EPS targets were adjusted because at the time the 2022 performance goals were established, the Compensation and Human Capital Committee determined it was not appropriate to reward short term incentives as a result of the provisioning (or recovery) of loan losses, due to indeterminable impact economic recovery might have on the required ACL. We adjusted our Efficiency Ratio for purposes of the short-term incentive program from the FDIC definition of Efficiency Ratio to eliminate OREO expense/income and Investment security gains/losses and non-operating expenses related to a litigation settlement and acquisition related costs. We adjusted PPNR for purposes of the short-term incentive program to excluded acquisition and litigation expenses from non-interest expense and securities gains/losses, mortgage servicing rights impairment or recovery of prior mortgage servicing rights impairments, gain on the disposition of debt, and a recovery in credit valuation discount on derivatives acquired from non-interest income. These non-GAAP financial measures have been included in this proxy statement to assist investors and other interested parties in understanding how actual payouts under our short-term incentive plan were determined and how they fit within the Company’s broader executive compensation program.
See the Non-GAAP Financial Measures table below, and the textual discussion provided elsewhere in this proxy statement for a reconciliation of the above-described non-GAAP Financial Measures to their most directly comparable GAAP financial measures.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		For the Year Ended
(In millions, except % and per share data)		Dec 31, 2022	Dec 31, 2021	Dec 31, 2020	Dec 31, 2019	Dec 31, 2018
Total common stockholders' equity (GAAP)	(A)	$3,073.8	$1,986.6	$1,959.8	$2,013.9	$1,693.9
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,225.9	690.9	700.8	711.7	631.6
Tangible common stockholders' equity (Non-GAAP)	(B)	$1,847.9	$1,295.7	$1,259.0	$1,302.2	$1,062.3

Average common stockholders’ equity (GAAP)	(C)	$3,189.5	$1,974.1	$1,985.2	$1,899.0	$1,525.8
Less: average goodwill and other intangible assets (excluding mortgage servicing rights)		1,186.5	695.7	706.1	694.1	566.6
Average tangible common stockholders’ equity (Non-GAAP)	(D)	$2,003.0	$1,278.4	$1,279.1	$1,204.9	$959.2

Common shares outstanding	(E)	104,442	62,200	62,096	65,246	60,623
Net income available to common stockholders	(F)	$202.2	$192.1	$161.2	$181.0	$160.2

Book value per share (GAAP)	(A)/(E)	29.43	31.94	31.56	30.87	27.94
Tangible book value per share (Non-GAAP)	(B)/(E)	17.69	20.83	20.28	19.96	17.52
Return on average common stockholders' equity (GAAP)	(F)/(C)	6.34%	9.73%	8.12%	9.53%	10.50%
Return on average tangible common stockholders’ equity (Non-GAAP)	(F)/(D)	10.09	15.03	12.60	15.02	16.70

		For the Year Ended
(In millions, except % and per share data)		Dec 31, 2017	Dec 31, 2016	Dec 31, 2015	Dec 31, 2014	Dec 31, 2013
Total common stockholders' equity (GAAP)	(G)	$1,427.6	$982.6	$950.5	$908.9	$801.6
Less goodwill and other intangible assets (excluding mortgage servicing rights)		521.8	222.5	215.1	218.9	188.2
Tangible common stockholders' equity (Non-GAAP)	(H)	$905.8	$760.1	$735.4	$690.0	$613.4

Average common stockholders’ equity (GAAP)	(I)	$1,243.7	$963.5	$926.1	$855.9	$779.5
Less: average goodwill and other intangible assets (excluding mortgage servicing rights)		408.9	216.7	216.5	200.7	189.0
Average tangible common stockholders’ equity (Non-GAAP)	(J)	$834.8	$746.8	$709.6	$655.2	$590.5

Common shares outstanding	(K)	56,466	44,926	45,458	45,788	44,155
Net income available to common stockholders	(L)	$106.5	$95.7	$86.7	$84.4	$86.1

Book value per share (GAAP)	(G)/(K)	25.28	21.87	20.92	19.85	18.15
Tangible book value per share (Non-GAAP)	(H)/(K)	16.04	16.92	16.19	15.07	13.89
Return on average common stockholders' equity (GAAP)	(L)/(I)	8.56%	9.93%	9.37%	9.86%	11.05%
Return on average tangible common stockholders’ equity (Non-GAAP)	(L)/(J)	12.76	12.81	12.23	12.88	14.59

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		For the Year Ended
(In millions, except % and per share data)		Dec 31, 2022	Dec 31, 2021	Dec 31, 2020	Dec 31, 2019	Dec 31, 2018
Total non-interest expense	(A)	$766.0	$405.5	$387.5	$388.6	$356.4
Less: Acquisition-related expense		118.9	11.6	—	20.3	12.4
Less: Litigation accrual (recovery)		1.8	1.0	—	—	—
Adjusted non-interest expense	(B)	645.3	392.9	387.5	368.3	344.0
Less: Intangible amortization	(C)	15.9	9.9	10.9	11.2	7.9
Less: Other real estate owned (income) expense		2.3	(0.2)	(0.5)	(2.2)	0.3
Adjusted expense for efficiency ratio	(D)	627.1	383.2	377.1	359.3	335.8

Net interest income	(E)	942.6	489.2	497.8	495.0	432.5
Add: Total non-interest income	(F)	163.2	149.5	155.9	142.6	138.8
Less: Net (loss) gain from investment securities		(24.4)	1.1	0.3	0.1	(0.1)
Less: MSR recovery (impairment)		3.4	6.9	(9.9)	(0.4)	—
Less: Other income*		3.1	—	—	—	—
Adjusted revenue	(G)	$1,123.7	$630.7	$663.3	$637.9	$571.4

Efficiency ratio	(A)-(C) (E)+(F)	67.83%	61.94%	57.61%	59.19%	61.00%
Adjusted efficiency ratio	(D)/(G)	55.81	60.76	56.85	56.33	58.77

Weighted-average diluted shares outstanding	(H)	103,341	61,742	63,729	63,885	58,217

PPNR	(E)+(F)-(A)	$339.8	$233.2	$266.2	$249.0	$214.9
PPNR per share	(E)+(F)-(A) (H)	3.29	3.78	4.18	3.90	3.69
Adjusted PPNR	(G)-(B)	478.4	237.8	275.8	269.6	227.4
Adjusted PPNR per common share	(G)-(B) (H)	4.63	3.85	4.33	4.22	3.91

(All adjustments are after-tax)
Reported net income (loss)	(I)	202.2	192.1	161.2	181.0	160.2
Plus: Non-PCD CECL Day 2 provision		53.6	—	—	—	—
Plus: Acquisition-related expenses		93.5	9.0	—	15.6	9.6
Plus: MSR fair value adjustments		(2.7)	(5.3)	7.6	0.3	—
Plus: Other income*		(2.4)	—	—	—	—
Plus: Investment securities loss (gain)		19.2	(0.9)	(0.2)	(0.1)	0.1
Plus: Litigation accrual (recovery)		1.4	0.8	—	—	—
Adjusted net income	(J)	$364.8	$195.7	$168.6	$196.8	$169.9

EPS	(I)/(H)	$1.96	$3.11	$2.53	$2.83	$2.75
Adjusted EPS	(J)/(H)	3.53	3.17	2.65	3.08	2.92

Average common stockholders’ equity (GAAP)	(K)	3,189.5	1,974.1	1,985.2	1,899.0	1,525.8
Less: average goodwill and other intangible assets (excluding mortgage servicing rights)		1,186.5	695.7	706.1	694.1	566.6
Average tangible common stockholders’ equity (Non-GAAP)	(L)	$2,003.0	$1,278.4	$1,279.1	$1,204.9	$959.2

Adjusted return on average common stockholders’ equity	(J)/(K)	11.44%	9.91%	8.49%	10.36%	11.14%
Adjusted return on average tangible common stockholders’ equity	(K)/(L)	18.21	15.31	13.18	16.33	17.71

*Other income represents the recovery in the credit valuation discount on derivatives acquired in the GWB acquisition at June 30, 2022, and the gain on the disposition of subordinated debt at March 31, 2022.

Appendix B - Plan of Conversion
PLAN OF DOMESTICATION AND CONVERSION
OF
FIRST INTERSTATE BANCSYSTEM, INC., A MONTANA CORPORATION,
TO
FIRST INTERSTATE BANCSYSTEM, INC., A DELAWARE CORPORATION
THIS PLAN OF DOMESTICATION AND CONVERSION, dated as of [●], 2023 (this “Plan”), is hereby adopted by First Interstate BancSystem, Inc., a Montana corporation (the “Company”), in order to set forth the terms, conditions and procedures governing the domestication and conversion of the Company from a Montana corporation to a Delaware corporation pursuant to Sections 35-14-920 through 35-14-924 of the Montana Business Corporation Act, as amended (the “MBCA”), and Section 265 of the General Corporation Law of the state of Delaware, as amended (the “DGCL”).
RECITALS:
WHEREAS, the Company is a corporation validly established and existing in good standing under the laws of the state of Montana;
WHEREAS, domestication of the Company from a domestic Montana corporation to a foreign Delaware corporation by conversion pursuant to Section 265 of the DGCL is permitted and, therefore, the Company may become a foreign Delaware corporation by complying with the domestication provisions of Sections 35-14-920 through 35-14-924 of the MBCA;
WHEREAS, the Board of Directors (the “Board”) of the Company has determined that it is advisable and in the best interests of the Company and its shareholders for the Company to domesticate from a Montana corporation to a Delaware corporation pursuant to such Sections 35-14-920 through 35-14-924 of the MBCA and Section 265 of the DGCL;
WHEREAS, the Board of the Company has authorized, approved and adopted the form, terms and provisions of this Plan and submitted and recommended this Plan to the Company’s shareholders for approval, and the Company’s shareholders have approved this Plan pursuant to Section 35-14-921 of the MBCA; and
WHEREAS, the Board of the Company has authorized, approved and adopted the form, terms and provisions of the Delaware Certificate of Incorporation (as defined in Section 2 below) and submitted and recommended the Delaware Certificate of Incorporation to the Company’s shareholders with this Plan for approval, and the Company’s shareholders have approved the Delaware Certificate of Incorporation also pursuant to Section 35-14-921 of the MBCA as required by Section 265(h) of the DGCL.
NOW, THEREFORE, IN CONSIDERATION AND RESPECT OF THE FOREGOING, the Company hereby adopts this Plan setting forth the terms, conditions and procedures governing the domestication and conversion of the Company from a Montana corporation to a Delaware corporation, as follows:
1.    DOMESTICATION AND CONVERSION; EFFECT OF DOMESTICATION AND CONVERSION.
(a)    At the Effective Time (as defined in Section 3 below), the Company shall be domesticated and converted from a Montana corporation to a Delaware corporation pursuant to Sections 35-14-920 through 35-14-924 of the MBCA and Section 265 of the DGCL (the “Domestication and Conversion”) and the Company, as domesticated and converted to a Delaware corporation (the “Delaware Company”), shall thereafter be subject to all of the provisions of the DGCL, except that, notwithstanding Section 106 of the DGCL, the existence of the Delaware Company shall be deemed to have commenced on the date the Company commenced its existence in the state of Montana.
(b)    At the Effective Time, by virtue of the Domestication and Conversion and without any further action on the part of the Company or its shareholders, the Delaware Company shall, for all purposes of the laws of the state of Montana and the state of Delaware, be deemed to be the same entity as the Company.

i.    At the Effective Time, by virtue of the Domestication and Conversion and without any further action on the part of the Company or its shareholders, for all purposes of the laws of the state of Montana, (1) all property owned by and every contract right possessed by the Company are the property and contract rights of the Delaware Company without transfer, reversion, or impairment; (2) all debts, obligations, and other liabilities of the Company are the debts, obligations, and liabilities of the Delaware Company; (3) the name of the Delaware Company may be but need not be substituted for the name of the Company in any pending proceeding; (4) the Delaware Certificate of Incorporation and Delaware Bylaws (as defined in Section 10 below) of the Delaware Company become effective; (5) the shares of the Company are reclassified into shares or other securities, obligations, rights to acquire shares or other securities in accordance with the terms of the Domestication and Conversion, and the shareholders of the Company are entitled only to the rights provided to them by those terms; and (6) the Delaware Company is (x) incorporated under and subject to the organic law of the state of Delaware, including the DGCL, (y) the same corporation without interruption as the Company, and (z) considered to have been incorporated on the date the Company was originally incorporated.
ii.    At the Effective Time, by virtue of the Domestication and Conversion and without any further action on the part of the Company or its shareholders, for all purposes of the laws of the state of Delaware, all of the rights, privileges and powers of the Company, and all property, real, personal and mixed, and all debts due to the Company, as well as all other things and causes of action belonging to the Company, shall remain vested in the Delaware Company and shall be the property of the Delaware Company and the title to any real property vested by deed or otherwise in the Company shall not revert or be in any way impaired by reason of the Domestication and Conversion or applicable Delaware law; but all rights of creditors and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall remain attached to the Delaware Company at the Effective Time, and may be enforced against the Delaware Company to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Delaware Company in its capacity as a corporation of the state of Delaware. The rights, privileges, powers and interests in property of the Company, as well as the debts, liabilities and duties of the Company, shall not be deemed, as a consequence of the Domestication and Conversion, to have been transferred to the Delaware Company at the Effective Time for any purpose of the laws of the state of Delaware.
(c)    The Company shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Domestication and Conversion does not constitute or cause the dissolution of the Company shall not be deemed a dissolution of the Company and shall constitute a continuation of the existence of the Company in the form of a Delaware corporation. The Domestication and Conversion shall not be deemed to affect any obligations or liabilities of the Company incurred prior to the Domestication and Conversion or the personal liability of any person incurred prior to the Domestication and Conversion.
(d)    The name of the domesticating corporation is First Interstate BancSystem, Inc. and the name of the domesticated corporation is First Interstate BancSystem, Inc. and the jurisdiction of formation of the domesticated corporation is Delaware. At the Effective Time, the name of the Delaware Company shall continue to be “First Interstate BancSystem, Inc.”
(e)    The Company intends for the Domestication and Conversion to constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.
2.    FILINGS. As soon as practicable following the date hereof, the Company shall cause the Domestication and Conversion to be effective by:
(a)    executing and filing with the Montana secretary of state (or causing to be executed and filed with the Montana secretary of state) articles of domestication pursuant to Section 35-14-922 of the MBCA, in a form containing the information prescribed by such section of the MBCA and reasonably acceptable to any proper officer of the Company (the “Montana Articles of Domestication”);
(b)    executing and filing with the Delaware secretary of state (or causing to be executed and filed with the Delaware secretary of state) a certificate of conversion to corporation pursuant to Sections 103 and 265 of the DGCL, in a form containing the information prescribed by Section 265(c) of the MBCA and reasonably acceptable to any proper officer of the Company (the “Delaware Certificate of Conversion”); and
(c)     executing, acknowledging and filing with the Delaware secretary of state (or causing to be executed, acknowledged and filed with the Delaware secretary of state) simultaneously with the Delaware Certificate of Conversion, a certificate of incorporation of the Delaware Company required by Section 265(b) of the MBCA and substantially in the form set forth on Exhibit A hereto (the “Delaware Certificate of Incorporation”).
3.    EFFECTIVE TIME. The Domestication and Conversion shall become effective upon the filing of the Delaware Certificate of Conversion and, simultaneously therewith, the Delaware Certificate of Incorporation with the Delaware secretary of state (the time of the effectiveness of the Domestication and Conversion, the “Effective Time”), which will occur promptly after the filing of the Montana Articles of Domestication with the Montana secretary of state.

4.    EFFECT ON COMMON STOCK. Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Domestication and Conversion and without any further action on the part of the Company or its shareholders, each issued and outstanding share of Class A common stock, no par value per share (“Class A Common Stock”), of the Company shall automatically be reclassified and convert into one duly authorized, validly issued, fully paid and nonassessable share of common stock, no par value per share (“Common Stock”), of the Delaware Company. Following the Effective Time, all shares of Class A Common Stock shall no longer be outstanding and all shall automatically be canceled and retired and shall cease to exist, and each holder of Class A Common Stock immediately prior to the Effective Time shall cease to have any rights with respect thereto.
5.    EFFECT ON OUTSTANDING OPTIONS AND OTHER RIGHTS. Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Domestication and Conversion and without any further action on the part of the Company or its shareholders, each outstanding option or other right to acquire shares of Class A Common Stock of the Company outstanding immediately prior to the Effective Time shall automatically be reclassified and convert into an equivalent option or other right to acquire, upon the same terms and conditions as were in effect immediately prior to the Effective Time, the same number of shares of Common Stock of the Delaware Company.
6.    EFFECT ON STOCK CERTIFICATES AND BOOK ENTRY NOTATIONS. Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Domestication and Conversion and without any further action on the part of the Company or its shareholders, all of the outstanding certificates or book entry notations that immediately prior to the Effective Time represented shares of Class A Common Stock of the Company shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Common Stock of the Delaware Company into which the shares represented by such certificates or book entry notations have been reclassified and converted as provided herein. From and after the Effective Time, the registered owner on the books and records of the Company or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer, reclassification or conversion or otherwise accounted for to the Delaware Company or its transfer agent, continue to have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Common Stock of the Delaware Company evidenced by such outstanding certificate as provided above.
7.    EFFECT ON EMPLOYEE BENEFIT, INCENTIVE COMPENSATION OR OTHER SIMILAR PLANS. Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Domestication and Conversion and without any further action on the part of the Company or its shareholders, each employee benefit plan, incentive compensation plan or other similar plan to which the Company is a party shall continue to be an employee benefit plan, an incentive compensation plan or another such similar plan of the Delaware Company. To the extent that any such plan provides for the issuance of shares of Class A Common Stock, at the Effective Time, by virtue of the Domestication and Conversion and without any further action on the part of the Company or its shareholders, such plan shall be deemed to provide for the issuance of shares of Common Stock of the Delaware Company. A number of shares of Common Stock of the Delaware Company shall be reserved for issuance under such plan or plans equal to the number of shares of Class A Common Stock of the Company so reserved immediately prior to the Effective Time of the Domestication and Conversion.
8.    QUALIFICATIONS, LICENSES, PERMITS, TITLED PROPERTY, ETC. As necessary or deemed appropriate, following the Effective Time, the Delaware Company shall apply for new qualifications to conduct business (including as a foreign corporation in the state of Montana), licenses, permits and similar authorizations on its own behalf and in its own name to reflect the fact that it is, from and after the Effective Time, a corporation duly formed and validly existing under the laws of the state of Delaware. If required or deemed appropriate, following the Effective Time, all real, personal or intangible property of the Company which was titled or registered in the name of the Company shall be re-titled or re-registered, as applicable, in the name of the Delaware Company by appropriate filings or notices to the appropriate party (including, without limitation, any applicable governmental agencies).
9.    EFFECT ON DIRECTORS AND OFFICERS. The members of the Board of the Company, in the classes of the Board of the Company to which they have been elected or appointed, and the officers of the Company immediately prior to the Effective Time shall continue following the Effective Time as directors on the Board of the Delaware Company, in classes of the Board of the Delaware Company corresponding to the classes to which the directors had been elected or appointed on the Board of the Company prior to the Effective Time, and officers of the Delaware Company, with the same titles and responsibilities that such officers had in the Company prior to the Effective Time, in the case of a director, until the expiration of the director’s remaining term as a director and until such director’s successor shall have been duly elected and qualified or until the director’s earlier death, resignation or removal, and in the case of an officer, until such officer is removed from such office by the Board of the Delaware Company or such officer’s earlier death or resignation.

10.    DELAWARE BYLAWS. To the fullest extent permitted by law, at the Effective Time, by virtue of the Domestication and Conversion and without any further action on the part of the Company or its shareholders or the Delaware Company or its shareholders, the bylaws of the Delaware Company shall be substantially in the form set forth on Exhibit B hereto (the “Delaware Bylaws”), and the Delaware Bylaws shall be the Bylaws of the Delaware Company.
11.    FURTHER ASSURANCES. If, at any time after the Effective Time, the Delaware Company shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in the Delaware Company its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company, or (b) to otherwise carry out the purposes of this Plan, the Delaware Company, its officers and directors and the designees of its officers and directors, are hereby authorized to solicit in the name of the Delaware Company any third-party consents or other documents required to be delivered by any third-party, to execute and deliver, in the name and on behalf of the Delaware Company all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Delaware Company, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company and otherwise to carry out the purposes of this Plan.
12.    IMPLEMENTATION AND INTERPRETATION. This Plan shall be implemented and interpreted, prior to the Effective Time, by the Board of the Company and, upon the Effective Time, by the Board of the Delaware Company, (a) each of which shall have full power and authority to delegate and assign any matters covered hereunder to any other party or parties, including any officers of the Company or the Delaware Company, as the case may be, and (b) the interpretations and decisions of which shall be final, binding, and conclusive on all parties.
13.    AMENDMENT. This Plan may be amended or modified by the Board of the Company at any time prior to the Effective Time, provided that such an amendment shall not alter or change (a) the amount or kind of shares or other securities to be reclassified or converted into hereunder by the shareholders of the Company, (b) any term of the Delaware Certificate of Incorporation or the Delaware Bylaws, other than changes permitted to be made without shareholder approval by the DGCL, or (c) any of the terms and conditions of this Plan if such alteration or change would adversely affect the shareholders of the Company.
14.    TERMINATION OR DEFERRAL. At any time prior to the Effective Time, (a) this Plan may be terminated and the Domestication and Conversion may be abandoned by action of the Board of the Company, notwithstanding the approval of this Plan by the shareholders of the Company, and (b) the consummation of the Domestication and Conversion may be deferred for a reasonable period of time if, in the opinion of the Board of the Company, such action would be in the best interests of the Company and its shareholders. In the event of termination of this Plan, this Plan shall become void and of no effect and there shall be no liability on the part of the Company, its Board or shareholders with respect thereto.
15.    THIRD PARTY BENEFICIARIES. This Plan shall not confer any rights or remedies upon any person other than as expressly provided herein.
16.    SEVERABILITY. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.
17.    DESCRIPTIVE HEADINGS. The descriptive section headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Plan.

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed as of the date first above written.

                        FIRST INTERSTATE BANCSYSTEM, INC.

                        By:
                        Name:
                        Title:

Exhibit A
CERTIFICATE OF INCORPORATION
OF
FIRST INTERSTATE BANCSYSTEM, INC.
_________________________
Pursuant to Section 265 of the
General Corporation Law of the State of Delaware
_________________________
I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), do execute this Certificate of Incorporation and do hereby certify as follows:
FIRST: The name of this corporation is First Interstate BancSystem, Inc. (the “Corporation”).
SECOND: The address of the Corporation’s registered office in the state of Delaware is 251 Little Falls Drive, in the City of Wilmington, County New Castle, Delaware 19808-1674. The name of its registered agent at such address is Corporation Service Company. The location of the Corporation’s registered office in the state of Delaware and the Corporation’s registered agent may be changed by resolution of the Corporation’s board of directors (the “Board”). Upon the adoption of such a resolution, a certificate certifying the change shall be executed, acknowledged, and filed in accordance with Section 103 of the DGCL.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
FOURTH: The Corporation is authorized to issue an aggregate of 150,100,000 shares of capital stock, 150,000,000 shares of which shall be common stock, no par value per share (the “Common Stock”), and 100,000 shares of which shall be preferred stock, no par value per share (“Preferred Stock”).
(a) Common Stock. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in such holder’s name on the books of the Corporation on all matters submitted to a vote of stockholders (including the election of directors), except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation or of any series of Preferred Stock established hereunder. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends (whether payable in cash or otherwise) as may be declared from time to time by the Board out of assets or funds legally available therefor, on a per share basis according to their respective shares. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the Corporation, the assets and funds of the Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which such holders may be entitled, shall be divided and paid to the holders of the Common Stock, on a per share basis according to their respective shares.
(b) Change in Control Transaction.
(i) The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

(ii) Notwithstanding the foregoing election not to be governed by Section 203 of the DGCL, the Corporation shall not (1) issue, in a transaction or series of related transactions, voting securities representing more than two percent (2%) of the total voting power of the Corporation before such issuance, to any person or persons acting as a group (a “Group”) as contemplated in Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended (or any successor provision), such that, following such transaction or related transactions, such person or Group would hold more than fifty percent (50%) of the total voting power of the Corporation, after giving effect to such issuance, or (2) consummate a Change in Control Transaction without first obtaining the affirmative vote, at a duly called annual or special meeting of the stockholders of the Corporation, of the holders of the greater of: (A) a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote thereon, voting together as a single class, and (B) sixty-six and two-thirds percent (66.67%) of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting called to consider the Change in Control Transaction and entitled to vote thereon, voting together as a single class.
(iii) For the purposes of this section, a “Change in Control Transaction” means the occurrence of any of the following events, whether in a single transaction or a series of related transactions:
(1) the sale, encumbrance or disposition (other than non-exclusive licenses in the ordinary course of business and the grant of security interests in the ordinary course of business) by the Corporation of (A) all or substantially all of the Corporation’s assets or (B) any direct or indirect subsidiary (I) that constitutes fifty percent (50%) or more of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, based on fair market value, or (II) whose revenues constitute fifty percent (50%) or more of the consolidated revenues of the Corporation and its subsidiaries, taken as a whole; or
(2) the merger, consolidation, combination, share exchange or other transaction involving the Corporation in which shares of Common Stock are exchanged for, converted into or otherwise changed into other stock or securities or the right to receive cash or any other property.
(c) Preferred Stock. Shares of Preferred Stock may be issued in one or more series from time to time by the Board, and the Board is expressly authorized to fix by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the DGCL (a “Preferred Stock Designation”) setting forth such resolution, to establish by resolution from time to time the number of shares to be included in each such series, and to fix by resolution powers, designations, preferences and relative, participating, optional, or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i) the distinctive serial designation of such series, which shall distinguish it from other series;
(ii) the number of shares included in such series;
(iii) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;
(iv) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;
(v) the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;
(vi) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;
(vii) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to any such obligation;
(viii) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and
(ix) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.
The Board is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock, but, unless otherwise specified in a Preferred Stock Designation, in all other respects the shares of each series shall be of equal rank with each other regardless of series. Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, unless otherwise specified in the Preferred Stock Designation and subject to the rights of the holders of any series of Preferred Stock, the Board may at any time thereafter authorize the issuance of additional shares of the same series (but not above the total number of authorized shares of the class) or may reduce (but not below the number of shares thereof then outstanding) the number of shares constituting such series.
FIFTH: The Corporation is to have perpetual existence.
SIXTH: The name and mailing address of the incorporator is Kirk D. Jensen, 401 North 31st Street, Billings, Montana 59116-0918.

SEVENTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the bylaws, as amended from time to time (the “Bylaws”), of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
(a) In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. The affirmative vote of a majority of the Board then in office shall be required in order for the Board to adopt, alter, amend or repeal the Corporation’s Bylaws. The Corporation’s Bylaws may also be adopted, altered, amended or repealed by the stockholders of the Corporation. Any Bylaws of the Corporation hereafter legally adopted, altered, amended or repealed shall not invalidate any prior act of the directors or officers of the Corporation that would have been valid if such Bylaws of the Corporation had not been adopted, amended, altered or repealed.
(b) Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
(c) The number of directors that constitute the whole Board shall be fixed exclusively in the manner designated in the Bylaws of the Corporation.
(d) Directors shall be elected by a majority of the voting power of the shares of capital stock present in person or represented by proxy at an annual meeting of shareholders and entitled to vote on the election of directors. There shall be no cumulative voting for directors of the Corporation.
EIGHTH: Subject to the rights of the holders of Preferred Stock, if any, to elect directors under specified circumstances, the Board shall be and is divided into three classes, as nearly equal in number of directors as practicable, designated: Class I; Class II; and Class III. The Board is authorized to assign to such classes directors already in office at the time this Certificate of Incorporation becomes effective (the “Effective Date”); provided that notwithstanding anything to the contrary any directors already in office at the Effective Date and who were elected, or whose appointment was ratified, at any annual or special meeting of shareholders for a term of office to expire at (i) the first annual meeting of shareholders following the Effective Date, shall be assigned to Class III, (ii) the second annual meeting of shareholders following the Effective Date, shall be assigned to Class I, and (iii) the third annual meeting of shareholders following the Effective Date, shall be assigned to Class II. Except as otherwise provided in this Article EIGHTH, the term of office of the directors initially assigned to Class III at the Effective Date will expire at the first annual meeting of shareholders following the Effective Date; the term of office of the directors initially assigned to Class I at the Effective Date will expire at the second annual meeting of shareholders following the Effective Date; the term of office of the directors initially assigned to Class II at the Effective Date will expire at the third annual meeting of shareholders following the Effective Date. At each annual meeting of shareholders beginning with the first annual meeting of shareholders following the Effective Date, the successors of the directors whose terms expire at that meeting shall be elected for a term of three years. The directors of each class will hold office until the expiration of the term of such class and until their respective successors shall have been elected and qualified, or until such their earlier death, resignation or removal. Notwithstanding anything to the contrary, the Board is authorized to take appropriate steps, by designation of short terms or otherwise, to return the rotation of election of directors to staggered terms as contemplated by, and established and fixed in accordance with, this Article EIGHTH and the Bylaws of the Corporation; provided that in all cases the Board shall comply with Section 6.12(b) of the Agreement and Plan of Merger between Great Western Bancorp, Inc. and the Corporation, dated as of September 15, 2021 (as the same may be amended, supplemented or modified from time to time).

(a) Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Corporation, and any vacancies on the Board resulting from death, resignation, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and not by the stockholders. Any director elected or appointed in accordance with the preceding sentence shall hold office until the next election of the class for which such director shall have been chosen, and until such director’s successor shall be duly elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
(b) Notwithstanding any classification of the Corporation’s Board, any director or the entire Board may be removed at any time, with or without cause, by the holders of a majority of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

NINTH: To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, neither a director nor an officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is hereafter amended to eliminate or limit further the liability of a director or officer, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director and officer shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any amendment, modification or repeal of this Article NINTH shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Corporation that exists at the time of such amendment, modification or repeal.

TENTH: The Corporation shall, to the fullest extent permitted by applicable law, indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, an officer, an employee or an agent of the Corporation or is or was serving at the request of the Corporation as a director, an officer, an employee or an agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, except as otherwise provided in the Bylaws. No amendment or repeal of this Article TENTH shall adversely affect any right or protection existing hereunder or pursuant hereto immediately prior to such amendment or repeal.

ELEVENTH: Meetings of stockholders may be held within or outside the state of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be maintained (subject to any provision of applicable law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

(a) Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by (i) the Board of the Corporation, (ii) the Chairman of the Board of the Corporation, (iii) the Chief Executive Officer (in the absence of a Chief Executive Officer, the President) of the Corporation, or (iv) a holder, or group of holders, of Common Stock holding more than ten percent (10%) of the outstanding shares of capital stock of the Corporation then entitled to vote.

(b) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in Certificate of Incorporation in the manner prescribed by the laws of the state of Delaware, and all rights conferred upon stockholders are granted subject to this reservation.

IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this [●] day of [●], 2023.

                            Kirk D. Jensen
                            Executive Vice President and General
Counsel, Corporate Secretary, and Incorporator

Exhibit B

BYLAWS
OF
FIRST INTERSTATE BANCSYSTEM, INC.
(a Delaware corporation)

TABLE OF CONTENTS

_________________
BYLAWS
OF
FIRST INTERSTATE BANCSYSTEM, INC.
_________________
ARTICLE I - CORPORATE OFFICES
1.1 REGISTERED OFFICE
The registered office in the state of Delaware of First Interstate BancSystem, Inc. (the “Corporation”) shall be fixed in the Corporation’s certificate of incorporation, as the same may be amended from time to time or as subsequently designated by the Corporation’s Board of Directors (the “Board”).
1.2 REGISTERED AGENT
The Corporation shall maintain a registered agent at the registered office, as fixed in the certificate of incorporation, as subsequently designated by the Board from time to time, or as subsequently set forth on file with the Delaware Secretary of State.
1.3 OTHER OFFICES
The Board may at any time establish other offices at any place or places where the Corporation is qualified to do business.
ARTICLE II - MEETINGS OF STOCKHOLDERS
2.1 PLACE OF MEETINGS
Meetings of stockholders shall be held at any place within or outside the State of Delaware as determined by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.
2.2 ANNUAL MEETING
The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The Board acting pursuant to a resolution adopted by a majority of the Board may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

2.3 SPECIAL MEETING
Unless otherwise required by law or the certificate of incorporation, special meetings of the stockholders may be called at any time, for any purpose or purposes, only by (i) the Board, (ii) the Chair of the Board, (iii) the Chief Executive Officer (in the absence of the Chief Executive Officer, the President) of the Corporation, or (iv) holders of more than ten percent (10%) of the outstanding shares of capital stock of the Corporation then entitled to vote.
The notice of a special meeting shall include the purpose for which the meeting is called. Any notice of a special meeting by holders of capital stock shall also be made pursuant to the requirements set forth in Section 2.4 of these bylaws. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by the parties entitled to call such meeting. Nothing contained in this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board may be held.
2.4 ADVANCE NOTICE PROCEDURES
(a)    Annual Meetings of Stockholders.
(i)    Nominations of persons for election to the Board or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only: (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto) with respect to such annual meeting given by or at the direction of the Board (or any duly authorized committee thereof); (2) as otherwise properly brought before such annual meeting by or at the direction of the Board (or any duly authorized committee thereof); (3) as may be provided in the certificate of designations for any class or series of preferred stock of the Corporation (“Preferred Stock”); or (4) by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of the notice contemplated by Section 2.4(a)(ii); (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting; (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting; (D) is a stockholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 2.4. For the avoidance of doubt, compliance with the foregoing subclause (4) shall be the exclusive means for a stockholder to make nominations, or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and inclusive of the rules and regulations promulgated thereunder, the “1934 Act”)), at an annual meeting of stockholders.
(ii)    In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to subclause (4) of Section 2.4(a)(i), the stockholder must have given timely notice in proper written form to the Secretary and any such nomination or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation no earlier than 8:00 a.m., local time, on the 120th day and no later than 5:00 p.m., local time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders. If, however, no annual meeting of stockholders was held in the preceding year, or the date of the applicable annual meeting has been changed by more than 30 days from the day of the first anniversary of the preceding year’s annual meeting, then, to be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation. In no event will the adjournment, rescheduling or postponement of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. If the number of directors to be elected to the Board or Board class is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board or Board class at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.4(a)(ii) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation no later than 5:00 p.m., local time, on the 10th day following the day on which such public announcement is first made. “Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the 1934 Act.
(iii)    To be in proper written form, the notice of any stockholder of record giving notice under this Section 2.4 (each, a “Noticing Party”) to the Secretary must set forth:
(1)    as to each person whom the Noticing Party proposes to nominate for election as a director (each, a “Proposed Nominee”), if any:

(A)    the name, age, business address, residence address and principal occupation or employment of such Proposed Nominee; the class and number of shares of the Corporation that are held of record or are beneficially owned by such Proposed Nominee and a description of any Derivative Instruments (as defined below) held or beneficially owned thereby or of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), written or oral, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from, changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Proposed Nominee; and all information relating to such Proposed Nominee or such Proposed Nominee’s respective affiliates (as defined below) and associates (as defined below) that would be required to be disclosed in a proxy statement or filing required to be made by such Noticing Party or any Stockholder Associated Person (as defined below) in connection with the solicitations of proxies for the election of directors in a contested election or otherwise required pursuant to the Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”);
(B)    such Proposed Nominee’s written consent to being named in such Noticing Party’s proxy statement as a nominee of such Noticing Party and to serving as a director of the Corporation if elected;
(C)    a reasonably detailed description of any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding (including the amount of any payment or payments received or receivable thereunder), written or oral, that such Proposed Nominee has, or has had within the past three years, and any other material relationships, between or among such Proposed Nominee and or any of such Proposed Nominee’s affiliates or associates, on the one hand, and any Noticing Party or any Stockholder Associated Person, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), as if such Noticing Party and any Stockholder Associated Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant (a “Third-Party Compensation Arrangement”); and
(D)    a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or its affiliates; and
(2)    as to any other business that the Noticing Party proposes to bring before the annual meeting:
(A)    a reasonably brief description of the business desired to be brought before the annual meeting;
(B)    the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the certificate of incorporation or these bylaws, the text of the proposed amendment);
(C)    the reasons for conducting such business at the annual meeting; and
(D)    all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Stockholder Associated Person, in connection with the solicitation of proxies in support of such proposed business by such Noticing Party or any Stockholder Associated Person, pursuant to the Proxy Rules; and
(3)    as to such Noticing Party and each Stockholder Associated Person:
(A)    the name and address of such Noticing Party and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);
(B)    for each class or series, the number of shares of stock of the Corporation that are, directly or indirectly, held of record or are beneficially owned (specifying the type of ownership) by such Noticing Party or any Stockholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition), the date or dates on which such shares were acquired, and the investment intent of such acquisition;
(C)    the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Stockholder Associated Person and any pledge by such Noticing Party or any Stockholder Associated Person with respect to any of such securities;

(D)    a complete and accurate description of any agreement, arrangement or understanding, written or oral, (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such Noticing Party or any Stockholder Associated Person with respect to the Corporation’s securities, or any other agreement, arrangement or understanding, written or oral, that has been made the effect or intent of which is to mitigate loss to, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Stockholder Associated Person with respect to the Corporation’s securities, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding, written or oral, is required to be reported on a Schedule 13D, 13F or 13G in accordance with the 1934 Act (any of the foregoing, a “Derivative Instrument”);
(E)    any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation or any affiliate thereof), by security holdings or otherwise, of such Noticing Party or any Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(F)    a complete and accurate description of all agreements, arrangements or understandings, written or oral: (1) between or among such Noticing Party and any Stockholder Associated Person; or (2) between or among such Noticing Party or any Stockholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to the Corporation or its securities or the voting thereof, including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such Noticing Party or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the 1934 Act by way of a solicitation statement filed on Schedule 14A) and (y) any understanding, written or oral, that such Noticing Party or any Stockholder Associated Person may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such Noticing Party or any Stockholder Associated Person;
(G)    any rights to dividends on the Corporation’s securities owned beneficially by such Noticing Party or any Stockholder Associated Person that are separated or separable from the underlying security;
(H)    any proportionate interest in the Corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Stockholder Associated Person: (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;
(I)    any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation that are held by such Noticing Party or any Stockholder Associated Person;
(J)    any direct or indirect interest of such Noticing Party or any Stockholder Associated Person in any agreement, arrangement or understanding, written or oral, with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (in each case, including any employment agreement, collective bargaining agreement or consulting agreement);
(K)    a description of any material interest of such Noticing Party or any Stockholder Associated Person in the business proposed by such Noticing Party, if any, or the election of any Proposed Nominee;
(L)    a written representation and undertaking that (1) neither such Noticing Party nor any Stockholder Associated Person has breached any agreement, arrangement or understanding, written or oral, with the Corporation except as disclosed to the Corporation pursuant hereto and (2) such Noticing Party and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the 1934 Act with respect to the matters set forth in this Section 2.4;
(M)    a complete and accurate description of any performance-related fees (other than an asset-based fee) that such Noticing Party or any Stockholder Associated Person is entitled to, based on any increase or decrease in the value of the Corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such Noticing Party or Stockholder Associated Person sharing the same household;

(N)    (1) a description of the investment strategy or objective, if any, of such Noticing Party who is not an individual, and (2) a copy of any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in the Noticing Party that contains or describes the Noticing Party’s investment thesis, or plans or proposals, with respect to the Corporation;
(O)    all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the 1934 Act or an amendment pursuant to Rule 13d-2(a) under the 1934 Act if such a statement were required to be filed under the 1934 Act by such Noticing Party or any Stockholder Associated Person, or such Noticing Party’s or any Stockholder Associated Person’s associates, with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such Noticing Party, any Stockholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D;
(P)    a certification that such Noticing Party and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Party’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such Noticing Party’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such Noticing Party or Stockholder Associated Person is or has been a stockholder of the Corporation;
(Q)     (1) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) is not a natural person, the identity of each natural person associated with such Noticing Party (or beneficial owner(s)) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Noticing Party (or beneficial owner(s)), the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting and (2) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting; and
(R)    any other information relating to such Noticing Party or any Stockholder Associated Person, or such Noticing Party’s or any Stockholder Associated Person’s associates, or Proposed Nominee or proposed business, that in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such Proposed Nominee (in a contested election of directors) or proposal pursuant to the Proxy Rules; provided, however, that the disclosures described in the foregoing subclauses (A) through (R) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and
(4)    a written representation and undertaking that the Noticing Party is a holder of record of stock of the Corporation as of the date of submission of the notice and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and an acknowledgment that, unless otherwise required by law, if such Noticing Party (or a Qualified Representative (as defined below) of such Noticing Party) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation and counted for purposes of determining a quorum (for purposes of this Section 2.4, to be considered a “Qualified Representative” of the Noticing Party, a person must be (1) a duly authorized officer, manager or partner of such Noticing Party or (2) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders);
(5)    a complete and accurate description of any pending or, to such Noticing Party’s knowledge, threatened legal proceeding in which such Noticing Party or any Stockholder Associated Person is a party or participant involving the Corporation or, to such Noticing Party’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;

(6)    identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Party to support the nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and
(7)    a written representation that such Noticing Party and any Stockholder Associated Person intends, or is part of a group that intends, to (1) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the 1934 Act or (2) engage in a solicitation (within the meaning of 1934 Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the 1934 Act) in such solicitation.
(b)    Special Meetings of Stockholders. Except to the extent required by the DGCL, and subject to Section 2.3(a), special meetings of stockholders may be called only in accordance with the Corporation’s certificate of incorporation and these bylaws. Only such business will be conducted at a special meeting of stockholders as has been brought before the special meeting pursuant to the Corporation’s notice of meeting. If the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then nominations of persons for election to the Board at such special meeting may be made by any stockholder who (i) is a stockholder of record at the time of giving of the notice contemplated by this Section 2.4(b); (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting; (iii) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting; (iv) is a stockholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 2.4(b). For nominations to be properly brought by a stockholder before a special meeting pursuant to this Section 2.4(b), the stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the special meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the special meeting was first made. In no event will any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice. A stockholder’s notice to the Secretary must comply with the applicable notice requirements of and must be in proper written from as provided under Section 2.4(a)(iii) of these bylaws.
(c)    Other Requirements.
(i)    To be eligible to be a nominee by any Noticing Party for election as a director of the Corporation, the Proposed Nominee must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.4(a)(ii) or Section 2.4(b):
(1)    a signed written questionnaire, completed by the Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within five days after receiving such request), containing information regarding such Proposed Nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation;
(2)    a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within five days after receiving such request) providing that, unless previously disclosed to the Corporation, such Proposed Nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such Proposed Nominee, if elected as a director, will vote on any issue or question that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law;
(3)    a written representation and undertaking that, unless previously disclosed to the Corporation, such Proposed Nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;
(4)    a written representation and undertaking that, if elected as a director, such Proposed Nominee would be in compliance, and will continue to comply, with all applicable rules of any securities exchange upon which the Corporation’s securities are listed, the certificate of incorporation, these bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law;
(5)    a written representation and undertaking that such Proposed Nominee, if elected, intends to serve a full term on the Board;

(6)    a written representation and undertaking that such Proposed Nominee will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and
(7)    a written representation and undertaking that such Proposed Nominee will tender his or her resignation as a director of the Corporation if the Board determines that such Proposed Nominee failed to comply with the provisions of this Section 2.4(c)(i) in any material respect, provides such Proposed Nominee notice of any such determination and, if such non-compliance may be cured, such Proposed Nominee fails to cure such non-compliance within 10 business days after delivery of such notice to such Proposed Nominee.
(ii)    At the request of the Board, any person nominated by the Board for election as a director must furnish to the Secretary the information that is required to be set forth in a Noticing Party’s notice of nomination that pertains to such Proposed Nominee.
(iii)    No person will be eligible to be nominated by a Noticing Party for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.4. No business proposed by a Noticing Party will be conducted at a stockholder meeting except pursuant to Rule 14a-8 of the Exchange Act and in accordance with this Section 2.4.
(iv)    The chair of the applicable meeting of stockholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that business was not properly brought before the meeting. If the chair of the meeting should so determine, then the chair of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be.
(v)    Without limiting this Section 2.4, a Noticing Party must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 2.4, it being understood that (1) any references in these bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.4; and (2) compliance with subclause (4) of Section 2.4(a)(i) and with Section 2.4(b) are the exclusive means for a Noticing Party to make nominations or submit other business (other than as provided in Section 2.4(c)(vi)).
(vi)    Notwithstanding anything to the contrary in this Section 2.4, the notice requirements set forth in these bylaws with respect to the proposal of any business pursuant to this Section 2.4 will be deemed to be satisfied by a Noticing Party if (1) such Noticing Party has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the 1934 Act; and (2) such Noticing Party’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders. Subject to Rule 14a-8 and other applicable rules and regulations under the 1934 Act, nothing in these bylaws will be construed to permit any Noticing Party, or give any Noticing Party the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a director or any other business proposal.
(d)    Additional Information.
(i)    In addition to the information required pursuant to the foregoing provisions of this Section 2.4, the Corporation may require any Noticing Party to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the SEC, any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within 10 days after it has been requested by the Corporation.
(ii)    The Board may require any Proposed Nominee to submit to interviews with the Board or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within 10 days following any reasonable request therefor from the Board or any committee thereof.

(e)    General
(i)    The number of nominees a Noticing Party may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no Noticing Party shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 2.4(a)(ii) or Section 2.4(b), as applicable. Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the Noticing Party proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or propose such business, such Proposed Nominee shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(ii)    A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 2.4, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (A) the record date for determining the stockholders entitled to receive notice of the meeting and (B) the date that is 10 business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (1) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the close of business five business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under subclause (A)) and (y) not later than the close of business seven business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to subclause (B)), (2) be made only to the extent that information has changed since such Noticing Party’s prior submission and (3) clearly identify the information that has changed since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.4(e)(ii) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.4 and shall not extend the time period for the delivery of notice pursuant to this Section 2.4. If a Noticing Party fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.4.
(iii)    If any information submitted pursuant to this Section 2.4 by any Noticing Party nominating individuals for election as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.4. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.4 (including if any Noticing Party or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.4(a)(iii)(7) within two business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 2.4 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 2.4 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.4.
(iv)    If (A) any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the 1934 Act with respect to any Proposed Nominee and (B) (1) such Noticing Party or Stockholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Stockholder Associated Person no longer intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the 1934 Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the 1934 Act and (2) no other Noticing Party or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the 1934 Act with respect to such Proposed Nominee (x) to the Corporation’s knowledge, still intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the 1934 Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the 1934 Act, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the 1934 Act, such Noticing Party shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the 1934 Act have been satisfied.
(v)    In addition to complying with the foregoing provisions of this Section 2.4, a Noticing Party shall also comply with all applicable requirements of state law and the 1934 Act with respect to the matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any rights of a (A) Noticing Party to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act, (B) Noticing Party to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

(vi)    Any written notice, supplement, update or other information required to be delivered by a Noticing Party to the Corporation pursuant to this Section 2.4 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.
(vii)    For purposes of these bylaws: (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the 1934 Act; (B) “beneficial owner” or “beneficially owned” shall have the meanings set forth for such terms in Section 13(d) of the 1934 Act; (C) “close of business” shall mean 5:00 p.m. local time on any calendar day, whether or not the day is a business day; and (D) “Stockholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed, (1) any person directly or indirectly controlling, controlled by or under common control with such Noticing Party or beneficial owner(s), (2) any member of the immediate family of such Noticing Party or beneficial owner(s) sharing the same household, (3) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the 1934 Act (or any successor provision at law)) with, or is otherwise known by such Noticing Party or other Stockholder Associated Person to be acting in concert with, such Noticing Party, such beneficial owner(s) or any other Stockholder Associated Person with respect to the stock of the Corporation, (4)  any affiliate or associate of such Noticing Party, such beneficial owner(s) or any other Stockholder Associated Person, (5) if such Noticing Party or any such beneficial owner is not a natural person, any Responsible Person, (6) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party, such beneficial owner(s) or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable, (7) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party or any other Stockholder Associated Person (other than a stockholder that is a depositary), and (8) any Proposed Nominee.
2.5 NOTICE OF STOCKHOLDERS’ MEETINGS
Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
Whenever notice is required to be given under applicable law, the certificate of incorporation or these bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
Whenever notice is required to be given under any provision of applicable law, the certificate of incorporation or these bylaws to any stockholder to whom (a) notice of two (2) consecutive annual meetings, or (b) all, and at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated.
Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of applicable law, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice. This paragraph shall not, however, apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

Subject to, and from the effective time of the Stockholders’ Agreement, dated as of September 15, 2021, by and between the Corporation and certain members of the Scott family and certain related parties that are stockholders of the Corporation (collectively, the “Specified Scott Family Stockholders”) (as the same may be amended, supplemented or modified from time to time) (the “Stockholders’ Agreement”), notwithstanding anything to the contrary in these bylaws, any advance notice requirements for nominations for the election of directors in these bylaws, including under Section 2.4 of these bylaws, shall not apply to the nominations of directors by the Specified Scott Family Stockholders pursuant to and in accordance with the terms and conditions of the Stockholders’ Agreement.

2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE
Notice of any meeting of stockholders shall be given in the manner set forth in the DGCL and:
i.    if mailed, will be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or
ii.    otherwise, will be deemed given when delivered.
An affidavit of the Secretary or an assistant Secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
2.7 QUORUM
The holders of a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.
If such quorum is not present or represented at any meeting of the stockholders, then the chair of the meeting, or the stockholders representing a majority of the voting power of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
2.8 ADJOURNED MEETING; NOTICE
When a meeting is adjourned to another time or place, by holders of a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, though less than a quorum, or by any officer entitled to preside at or to act as Secretary of such meeting, and unless these bylaws otherwise require, notice need not be given of the adjourned meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time, place, if any, and the means of remote communications, if any, thereof, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these bylaws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.12 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
2.9 ADMINISTRATION OF THE MEETING
Meetings of stockholders shall be presided over by the Chair of the Board or, in the absence thereof, by any Vice Chair of the Board or, in the absence thereof, by any officer of the Corporation designated by the Chair of the Board or, in the absence thereof, by any officer of the Corporation. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be the assistant corporate Secretary or such person as the chair of the meeting appoints.

The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting).
2.10 VOTING
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.
Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder as of the applicable record date.
In all matters other than election of directors, except as otherwise required by applicable law, the rules of any national securities exchange on which the Corporation’s securities are listed, the certificate of incorporation or these bylaws, if a quorum exists, action on a matter (other than election of directors) is approved if the votes cast favoring the action by shares present in person or represented by proxy at the meeting and entitled to vote on the matter exceed the votes cast opposing the action by shares present in person or represented by proxy at the meeting and entitled to vote on the matter. If a quorum exists, directors shall be elected by a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, except as otherwise required by applicable law, the rules of any national securities exchange on which the Corporation’s securities are listed, the certificate of incorporation or these bylaws, if a quorum of the class or series or classes or series exists, action on a matter (other than election of directors) is approved if the votes cast favoring the action by shares of the class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the matter exceed the votes cast opposing the action by shares of the class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the matter.
Abstentions will be considered for purposes of establishing a quorum, but will not be considered as votes cast for or against any matter. The stockholders of the Corporation shall not have the right to cumulate their votes for the election of directors of the Corporation.
2.11 NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders, unless otherwise required by applicable law.
2.12 RECORD DATES
In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.
If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or other date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.12 at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
2.13 PROXIES
Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board.
2.14 LIST OF STOCKHOLDERS ENTITLED TO VOTE
The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
2.15 INSPECTORS OF ELECTION
Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. Such inspectors shall, ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.
The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
ARTICLE III – DIRECTORS
3.1 POWERS
The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided in the DGCL or the certificate of incorporation.
3.2 NUMBER OF DIRECTORS
The number of directors of the Corporation shall be at least five (5) and not more than eighteen (18). The number of directors within that range can be increased or decreased by resolution of the Board and no decrease shall have the effect of shortening the term of any incumbent director. After expiration of a director’s term, the director shall continue to serve until a successor has been elected and qualified or until there is a decrease in the number of directors. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

The directors shall be divided into three classes, each class to be as nearly equal with the other classes in number as possible. The term of the office of each class of director shall be three years. Each director shall hold office until the expiration of such director’s term or until a director dies, resigns, or is removed. At each annual meeting, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office. In the case of increases or decreases in the number of directors of the Corporation, each class shall bear its reduction or increase proportionately to the extent reasonably practicable.
There are no term limits for directors. Subject to applicable law, however, no director may stand for re-election to the Board after he or she has reached the age of seventy-two (72), unless on a case-by-case basis, the director having reached the age of 72 is recommended, due to special circumstances then existing, to the Board by the Governance and Nominating Committee and his or her candidacy is approved by the Board.
3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS
Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.
All directors of the Corporation must be committed to the furtherance of the vision and goals of the Corporation and must be willing to devote the necessary time and energy for the self-education, corporate functions, and other actions necessary to fulfill this commitment. Directors have a fiduciary duty to the Corporation and shall make all decisions in a manner that is in the best interests of the Corporation and its stockholder. Directors shall not advocate or act in the best interests of any person or group unless it also serves the best interests of the Corporation and its stockholders.
All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must be either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized.
3.4 RESIGNATION AND VACANCIES
Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the Board effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.
Unless otherwise provided in the certificate of incorporation or these bylaws or permitted in the specific case by resolution of the Board, and subject to the rights of holders of Preferred Stock, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by stockholders. If the directors are divided into classes, a person so chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.
3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE
The Board may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.6 REGULAR MEETINGS
Regular meetings of the Board may be held with at least five business days prior notice at such time and at such place as shall from time to time be determined by the Board.

3.7 SPECIAL MEETINGS; NOTICE
Special meetings of the Board for any purpose or purposes may be called at any time by the Chair of the Board, any Vice Chair of the Board, the Chief Executive Officer, the President or any two directors. The person(s) authorized to call special meetings of the Board may fix the place and time of the meeting.
Notice of the time and place of special meetings shall be:
(a)    delivered personally by hand, by courier or by telephone;
(b)    sent by United States first-class mail, postage prepaid;
(c)    sent by facsimile;
(d)    sent by electronic mail; or
(e)    otherwise given by electronic transmission (as defined in Section 232 of the DGCL), directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the Corporation’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice of the time and place of the meeting may be communicated to the director in lieu of written notice if such notice is communicated at least 24 hours before the time of the holding of the meeting. The notice need not specify the place of the meeting if the meeting is to be held at the Corporation’s principal executive office nor the purpose of the meeting, unless otherwise required by applicable law.
3.8 QUORUM; VOTING
Except as otherwise required by applicable law or the certificate of incorporation, at all meetings of the Board, a majority of the authorized number of directors (as determined pursuant to Section 3.2 of these bylaws) shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.10 of these bylaws. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the certificate of incorporation or these bylaws.
The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the certificate of incorporation or these bylaws.
3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
3.10 ADJOURNED MEETING; NOTICE
If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.11 FEES AND COMPENSATION OF DIRECTORS
Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors, or the Board may delegate such authority to an appropriate committee thereof.
3.12 REMOVAL OF DIRECTORS
Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

3.13 CORPORATE GOVERNANCE COMPLIANCE
Without limiting the powers of the Board set forth in Section 3.1, if at any time during which shares of capital stock of the Corporation are listed for trading on either The NASDAQ Stock Market, including any successor thereto (“NASDAQ”), or The New York Stock Exchange, including any successor thereto (“NYSE”), the Corporation shall comply with the corporate governance rules and requirements of NASDAQ or the NYSE, as the case may be (the “Exchange Governance Rules”), applicable to the Corporation. If holders of the requisite voting power under the then applicable Exchange Governance Rules notify or have notified the Corporation in writing of their election to cause the Corporation to rely upon the applicable “controlled company” exemption (the “Controlled Company Exemption”) to the Exchange Governance Rules, the Corporation and Board may adopt any and all measures, including with respect to the composition of any Board committees, permitted by the Controlled Company Exemption. All references to the Exchange Governance Rules in these bylaws shall include any applicable exemption thereto, including the Controlled Company Exemption.
ARTICLE IV - COMMITTEES
4.1 COMMITTEES OF DIRECTORS
The Board may designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise such lawfully delegable powers and duties as the Board may confer. Each committee will comply with all applicable provisions of: the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC, and applicable Exchange Governance Rules, and will have the right to retain independent legal counsel and other advisers at the Corporation’s expense.
In addition to the foregoing committees designated by the Board, the Chair of the Board, and any Vice Chair of the Board, may from time to time designate and appoint, on a temporary basis, one or more directors to assist in the performance or discharge of any powers and duties of the Board or any committee thereof. Any such designation and appointment shall be in the form of a limited or special assignment and shall include such duties as determined by the Chair of the Board or any Vice Chair of the Board, as the case may be. The Corporation’s standard Board and committee fees and reimbursement policies and practices shall be applicable to any such designation and appointment. Any designation and appointment made hereunder shall be reported to the Board at the next regular or special meeting of the Board.
4.2 COMMITTEE MINUTES
Each committee (and subcommittee) shall keep regular minutes of its meetings.
4.3 MEETINGS AND ACTION OF COMMITTEES
Meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of:
(a)    Section 3.5 (place of meetings and meetings by telephone);
(b)    Section 3.6 (regular meetings);
(c)    Section 3.7 (special meetings and notice);
(d)    Section 3.8 (quorum; voting);
(e)    Section 3.9 (board action by written consent without a meeting); and
(f)    Section 3.10 (adjourned meeting and notice of adjournment), with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members, mutatis mutandis, for the Board and its members; provided, however, that (i) the time and place of regular meetings of committees or subcommittees may be determined either by resolution of the Board or by resolution of the committee or subcommittee; (ii) special meetings of committees or subcommittees may also be called by resolution of the Board or the committee or the subcommittee; and (iii) notice of special meetings of committees and subcommittees shall also be given to all alternate members who shall have the right to attend all meetings of the committee or subcommittee. The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these bylaws.

4.4 SUBCOMMITTEES
Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
4.5 EXECUTIVE COMMITTEE
The Board shall establish an Executive Committee whose principal purpose will be to function and act on behalf of the Board with respect to any and all matters between regularly scheduled Board meetings, particularly with respect to critical and time sensitive matters. The Executive Committee will also assist the Board in carrying out its responsibility to monitor the Corporation’s capital management policy. In addition, the Executive Committee will assume such other duties and responsibilities as the Board may confer upon the committee from time to time.
4.6 AUDIT COMMITTEE
The Board shall establish an Audit Committee whose principal purpose will be to oversee the Corporation’s and its subsidiaries’ accounting and financial reporting processes, internal systems of control, independent auditor relationships and audits of consolidated financial statements of the Corporation and its subsidiaries. The Audit Committee will also determine the appointment of the independent auditors of the Corporation and any change in such appointment and ensure the independence of the Corporation’s auditors. In addition, the Audit Committee will assume such other duties and responsibilities as the Board may confer upon the committee from time to time.
4.7 GOVERNANCE AND NOMINATING COMMITTEE
The Board shall establish a Governance and Nominating Committee whose principal duties will be to assist the Board by identifying individuals qualified to become Board members consistent with criteria approved by the Board, to recommend to the Board for its approval the slate of nominees to be proposed by the Board to the stockholders for election to the Board, to develop and recommend to the Board the governance principles applicable to the Corporation, as well as such other duties and responsibilities as the Board may confer upon the committee from time to time.
4.8 COMPENSATION COMMITTEE
The Board shall establish a Compensation Committee whose principal duties will be to review employee compensation policies and programs as well as the compensation of the Chief Executive Officer and other executive officers of the Corporation, to recommend to the Board a compensation program for outside Board members, as well as such other duties and responsibilities as the Board may confer upon the committee from time to time.
4.9 RISK COMMITTEE
The Board shall establish a Risk Committee whose principal duties will be to oversee the conduct of, and review the results of, enterprise-wide risk assessments, including the identification and reporting of critical enterprise risk management practices, as well as such other duties and responsibilities as the Board may confer upon the committee from time to time.
ARTICLE V - OFFICERS
5.1 OFFICERS
The officers of the Corporation shall be the Chair of the Board, Chief Executive Officer, President, one or more Vice Presidents, Chief Financial Officer, Chief Banking Officer, Chief Credit Officer, Chief Legal Officer/General Counsel, Chief Risk Officer, Secretary, and Treasurer. The Corporation may also have, at the discretion of the Board, a Vice Chair of the Board, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed by the Board, including, but not limited to, chief operating officer, chief accounting officer, chief information officer, chief compliance or regulatory officer, President of wealth management, and branch administration officer.
Any number of offices may be held by the same person.
5.2 APPOINTMENT OF OFFICERS
The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Each officer shall hold office until his or her successor is appointed and qualified or until his or her earlier resignation or removal. A failure to appoint officers shall not dissolve or otherwise affect the Corporation.

5.3 SUBORDINATE OFFICERS
The Board may appoint, or empower the Chief Executive Officer and/or the President of the Corporation, to appoint such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board or the Chief Executive Officer and/or the President may from time to time determine.
5.4 REMOVAL AND RESIGNATION OF OFFICERS
Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer appointed by the Board, by any officer upon whom such power of removal may be conferred by the Board.
Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
5.5 VACANCIES IN OFFICES
Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.
5.6 CHAIR OF THE BOARD
The Chair of the Board shall be a member of the Board and, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these bylaws.
5.7 VICE CHAIR OF THE BOARD
Any Vice Chair of the Board shall be a member of the Board and, in the absence or disability of the Chair of the Board, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these bylaws.
5.8 CHIEF EXECUTIVE OFFICER
Subject to the control of the Board and any supervisory powers the Board may give to the Chair of the Board, the Chief Executive Officer shall, together with the President of the Corporation, have general supervision, direction, and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall also perform all duties incidental to this office that may be required by law and all such other duties as are properly required of this office by the Board.
5.9 PRESIDENT
Subject to the control of the Board and any supervisory powers the Board may give to the Chair of the Board, the President shall, together with the Chief Executive Officer of the Corporation, have general supervision, direction, and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The President shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, the Chair of the Board or the Chief Executive Officer.
5.10 VICE PRESIDENTS
In the absence or disability of the President, one or more Vice Presidents, in order of their rank as fixed by the Board (such as an executive Vice President followed by a senior Vice President, Vice President and assistant Vice President) or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President. When acting as the President, the appropriate Vice President shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Chair of the Board, the Chief Executive Officer or the President.
5.11 CHIEF FINANCIAL OFFICER
The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as the Board may designate. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President and any directors, whenever they request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or the Chief Executive Officer.
The Chief Financial Officer may be the Treasurer of the Corporation.
5.12 CHIEF BANKING OFFICER
The Chief Banking Officer shall oversee the strategic direction and management of the Corporation in providing personal and commercial banking services. The Chief Banking Officer shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board or the Chief Executive Officer.
5.13 CHIEF CREDIT OFFICER
The Chief Credit Officer shall supervise, administer and implement the credit program, and related policies and procedures, of the Corporation. The Chief Credit Officer shall monitor the Corporation’s loan portfolio consistent with applicable laws, regulations and policies. The Chief Credit Officer shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board or the Chief Executive Officer.
5.14 CHIEF LEGAL OFFICER/GENERAL COUNSEL
The Chief Legal Officer or General Counsel shall assist the Corporation in minimizing and mitigating legal risks by advising the Corporation’s other officers and board members regarding legal and regulatory issues the Corporation confronts. The Chief Legal Officer or General Counsel shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board or the Chief Executive Officer.
5.15 CHIEF RISK OFFICER
The Chief Risk Officer shall assess and mitigate significant risk, including regulatory, strategic, reputational, operational, credit, financial, and technological risks, across the enterprise and coordinate the Corporation’s Enterprise Risk Management approach. The Chief Risk Officer shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board or the Chief Executive Officer.
5.16 SECRETARY
The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show:
i.    the time and place of each meeting;
ii.    whether regular or special (and, if special, how authorized and the notice given);
iii.    the names of those present at directors’ meetings or committee meetings;
iv.    the number of shares present or represented at stockholders’ meetings; and
v.    the proceedings thereof.
The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, a share register, or a duplicate share register showing:
i.    the names of all stockholders and their addresses;
ii.    the number and classes of shares held by each;
iii.    the number and date of certificates evidencing such shares or other applicable information with respect to uncertificated shares; and
iv.    the number and date of cancellation of every certificate surrendered for cancellation or other applicable information with respect to uncertificated shares.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board, the Chair of the Board or the Chief Executive Officer.
5.17 TREASURER
The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.
The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as the Board or the Chief Executive Officer may designate. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President and any directors, whenever they request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or the Chief Executive Officer.
5.18 ASSISTANT SECRETARY
The assistant Secretary, or, if there is more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may be prescribed by the Board or the Chief Executive Officer.
5.19 ASSISTANT TREASURER
The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or Treasurer or in the event of the Chief Financial Officer’s or Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer or Treasurer, as applicable, and shall perform such other duties and have such other powers as may be prescribed by the Board or the Chief Executive Officer.
5.20 REPRESENTATION OF SECURITIES OF OTHER ENTITIES
The Chair of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or assistant Secretary of this Corporation or any other person authorized by the Board or the Chief Executive Officer, the President or a Vice President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or other securities of any other entity or entities, and all rights incident to any management authority conferred on the Corporation in accordance with the governing documents of any entity or entities, standing in the name of this Corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
5.21 AUTHORITY AND DUTIES OF OFFICERS
In addition to the foregoing authority and duties, all officers the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board.
ARTICLE VI - RECORDS AND REPORTS
6.1 MAINTENANCE AND INSPECTION OF RECORDS
The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a stock ledger, a list of its stockholders, and its other books and records as required under the DGCL.
To the extent permitted by Section 220 of the DGCL, any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

6.2 INSPECTION BY DIRECTOR
Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.
ARTICLE VII - GENERAL MATTERS
7.1 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS
From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.
7.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS
Except as otherwise provided in these bylaws, the Board, or any officers of the Corporation authorized thereby, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confirmed to specific instances.
7.3 STOCK CERTIFICATES AND UNCERTIFICATED SHARES
The shares of the Corporation may, but need not, be represented by certificates. The Board may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. This authorization does not affect shares already represented by certificates until they are surrendered to the Corporation. The rights and obligations of stockholders within the same class or series are identical whether or not their shares are represented by certificates.
If shares of the Corporation are represented by certificates, each share certificate shall state on its face the name of the person to whom issued, the number and class of shares and the designation of the series, if any, that the certificate represents, and all other requirements applicable thereto as set forth in the DGCL. Each share certificate must be signed, either manually or in facsimile, by two officers designated in these bylaws and may bear the corporate seal or its facsimile. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
If the Board authorizes the issue of uncertificated shares, then within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall, upon request, send to each stockholder, at the stockholder’s address of record on the books and records of the Corporation, a written statement of the information that would be required on certificates representing shares as set forth in the DGCL.
If, at any time during which shares of the Corporation’s common stock or other capital stock of the Corporation are listed for trading on either NASDAQ or the NYSE, the Corporation shall ensure that all securities listed for trading are eligible for a Direct Registration Program (as defined below) operated by a clearing agency registered under Section 17A of the Exchange Act. For purposes of these bylaws, a “Direct Registration Program" shall mean any program by the Corporation, directly or through the Corporation’s transfer agent or registrar, whereby a stockholder may have securities registered in the stockholder's name on the books of the Corporation or its transfer agent or registrar without the need for a physical certificate to evidence ownership.
7.4 SPECIAL DESIGNATION FOR MORE THAN ONE CLASS OR SERIES
If the Corporation is authorized to issue more than one class of stock or more than one series of any class and the Corporation issues certificated shares, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. If the Corporation issued uncertificated shares, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in the certificate of incorporation.

7.5 LOST CERTIFICATES
Except as provided in this Section 7.5, no new certificates for certificated shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
7.6 CONSTRUCTION; DEFINITIONS
Unless the context required otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a Corporation and a natural person.
7.7 DIVIDENDS
The Board, subject to any restrictions contained in the DGCL, the certificate of incorporation and applicable law, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the DGCL, the certificate of incorporation and applicable law.
The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
7.8 FISCAL YEAR
The fiscal year of the Corporation shall be the calendar year or as otherwise fixed by resolution of the Board and may be changed by the Board.
7.9 SEAL
The Corporation may adopt a corporate seal, which shall be adopted by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
7.10 TRANSFER OF STOCK
Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by the transfer agent or registrar designated to transfer shares of the stock of the Corporation. The officers of the Corporation, together with the transfer agent or registrar, shall adopt and implement such policies and procedures as are necessary or advisable to facilitate the orderly processing of stock transfer requests.
7.11 STOCK TRANSFER AGREEMENTS
The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.
7.12 REGISTERED STOCKHOLDERS
The Corporation:
i.    shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;
ii.    shall be entitled to hold liable for calls and assessments on partly paid shares the person registered on its books as the owner of shares; and
iii.    shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.13 WAIVER OF NOTICE
Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.
7.14 FORUM SELECTION
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws (as either may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction.
Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against any person in connection with any offering of the Corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant.
ARTICLE VIII – INDEMNIFICATION
8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS
Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
8.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE COMPANY
Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3 SUCCESSFUL DEFENSE
To the extent that a present or former director or officer (for purposes of this Section 8.3 only, as such term is defined in Section 145(c)(1) of the DGCL) of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The Corporation may indemnify any other person who is not a present or former director or officer of the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein.
8.4 INDEMNIFICATION OF OTHERS
Subject to the other provisions of this Article VIII, the Corporation shall have power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the DGCL or other applicable law. The Board shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents shall be indemnified.
8.5 ADVANCED PAYMENT OF EXPENSES
 Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another Corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 8.6(b) or 9.6(c) prior to a determination that the person is not entitled to be indemnified by the Corporation.
Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8.8, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (a) by a vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (b) by a committee of such directors designated by the vote of the majority of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.
8.6 LIMITATION ON INDEMNIFICATION
Subject to the requirements in Section 8.3 and the DGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):
(a)    or which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(b)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
(c)    for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);
(d)    initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise required to be made under Section 8.7 or (iv) otherwise required by applicable law; or
(e)    if prohibited by applicable law.

8.7 DETERMINATION; CLAIM
If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.
8.8 NON-EXCLUSIVITY OF RIGHTS
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.
8.9 INSURANCE
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.
8.10 SURVIVAL
The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
8.11 EFFECT OF REPEAL OR MODIFICATION
A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
8.12 CERTAIN DEFINITIONS
For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

ARTICLE IX – AMENDMENTS; SEVERABILITY
The bylaws of the Corporation may be adopted, amended or repealed by a majority of the voting power of the stockholders entitled to vote; provided, however, that the Corporation may, in its certificate of incorporation, also confer the power to adopt, amend or repeal bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.
To the extent any provision of these bylaws would be, in the absence of this Article IX, invalid, illegal or unenforceable for any reason, such provision shall be severable for the other provisions of these bylaws, and all provision of these bylaws shall be construed so as to give effect to the intent manifested by these bylaws, including, to the maximum extent, the provision that would otherwise be invalid, illegal or unenforceable.

Appendix C - 2023 Equity and Incentive Plan
FIRST INTERSTATE BANCSYSTEM, INC.
2023 EQUITY AND INCENTIVE PLAN
INTRODUCTION
The name of this plan is the First Interstate BancSystem, Inc. 2023 Equity and Incentive Plan. The purposes of the Plan are to (a) enable First Interstate BancSystem, Inc. and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long-range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.
This Plan is effective as of February 28, 2023.
The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.
Awards that may be granted under the Plan include Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, and Performance Awards.
ARTICLE 1.
DEFINITIONS
1.1    Affiliate means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
1.2    Applicable Laws means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.
1.3    Award means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, or a Performance Award.
1.4    Award Agreement means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement is subject to the terms and conditions of the Plan.
1.5    Beneficial Owner or Beneficial Ownership has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
1.6    Board means the Board of Directors of the Company, as constituted at any time.

1.7    Cause means:
(a)    with respect to any Employee or Consultant: (a) If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) if no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws.
(b)    with respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (a) malfeasance in office; (b) gross misconduct or neglect; (c) false or fraudulent misrepresentation inducing the director’s appointment; (d) willful conversion of corporate funds; or (e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.
The Committee has the discretion to determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
1.8    Change in Control means the first to occur of the following:
(a)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of Beneficial Ownership of 50% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or an Affiliate, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its Affiliates, (C) any acquisition pursuant to a transaction that complies with (c)(i), (c)(ii) and (c)(iii) below, (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or
(b)    the Incumbent Directors cease for any reason to constitute at least a majority of the Board;
(c)    consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

(d)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any Person that is not a Subsidiary of the Company.
Notwithstanding the foregoing, if with respect to a Section 409A Award under which a Change in Control is a “payment event” under Section 409A, then for such purpose, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s incorporation.
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
1.9    Code means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code includes a reference to any regulations promulgated thereunder.
1.10    Committee means the Compensation and Human Capital Committee of the Company (as may be renamed from time to time) or any successor committee thereto.
1.11    Common Stock means the Class A common stock of the Company.
1.12    Company means First Interstate BancSystem, Inc., a Montana corporation, and any successor thereto.
1.13    Consultant means any individual or entity which performs bona fide services for the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.
1.14    Continuous Service means the absence of any interruption or termination of service as an Employee, Consultant or Director. Continuous Service as an Employee, Consultant or Director shall not be considered interrupted or terminated in the case of: (i) Company approved sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Company, provided that, if an Employee is holding an Incentive Stock Option and such leave exceeds 3 months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the 1st day following such 3-month period and the Incentive Stock Option shall thereafter automatically become a Non-qualified Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. Also, Continuous Service as an Employee, Consultant or Director shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Subsidiaries or Affiliates, or their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee.
Notwithstanding the foregoing, with respect to any Section 409A Award, Continuous Service will be determined, including any interruption or termination, in accordance with Section 409A.
1.15    Director means a member of the Board.
1.16    Disability means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option or a Section 409A Award, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.
1.17    Disqualifying Disposition has the meaning set forth in Section 6.11.
1.18    Effective Date means February 28, 2023, the date as of which this Plan was adopted by the Board.

1.19    Employee means any person employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee means an employee of the Company or a parent or subsidiary corporation within the meaning of Code Section 424. A Director may also be an Employee, although mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
1.20    Exchange Act means the Securities Exchange Act of 1934, as amended.
1.21    Fair Market Value means, as of any date, the value of the Common Stock as determined by reference to the closing sale price for the primary trading session in the principal U.S. market for the Common Stock on the first trading date prior to the date of grant.
1.22    Free Standing Rights has the meaning set forth in Section 7.1.
1.23    Good Reason means: (a) If an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or (b) if no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within 90 days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity (other than in connection with reductions made to other similarly situated Employees or Consultants); or (iii) only to the extent the Participant is an Employee, a geographical relocation of the Participant’s principal office location by more than 50 miles.
1.24    Grant Date means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
1.25    Incentive Stock Option means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.
1.26    Incumbent Directors means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.
1.27    Insider means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act and the rules thereunder.
1.28    Non-Employee Director means a Director who is a “non-employee director” within the meaning of Rule 16b-3 or its successors under the Exchange Act.
1.29    Non-qualified Stock Option means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
1.30    Option means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.
1.31    Optionholder means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
1.32    Option Exercise Price means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

1.33    Participant means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
1.34    Performance Award means an Award of Restricted Stock or Restricted Stock Units made subject to the attainment of performance goals over a performance period established by the Committee as described in Article 9.
1.35    Permitted Transferee means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; and (b) such other transferees as may be permitted by the Committee in its sole discretion.
1.36    Plan means this First Interstate BancSystem, Inc. 2023 Equity and Incentive Plan, as amended and/or amended and restated from time to time.
1.37    Related Rights has the meaning set forth in Section 7.1.
1.38    Restricted Period has the meaning set forth in Section 5.2.
1.39    Restricted Stock Award means any Award granted pursuant to Section 5.1.
1.40    Restricted Stock Unit Award means any Award granted pursuant to Section 8.1.
1.41    Rule 16b-3 means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
1.42    Securities Act means the Securities Act of 1933, as amended.
1.43    Section 409A means Code Section 409A and the regulations and other guidance issued thereunder.
1.44    Section 409A Award means an Award that is subject to the requirements of Section 409A.
1.45    Stock Appreciation Right means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.
1.46    Stock for Stock Exchange has the meaning set forth in Section 6.2.
1.47    Subsidiary means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
1.48    Ten Percent Shareholder means a person who owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent, as determined in accordance with Code Section 422 and the regulations promulgated thereunder.

ARTICLE 2.
ADMINISTRATION
2.1    AUTHORITY OF COMMITTEE. The Plan shall be administered by the Committee, provided that the Board may itself exercise or may delegate to any other person or committee any of the authority granted to the Committee with respect to the Plan. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by this Plan, the Committee shall have the authority:
(a)    to construe and interpret the Plan and apply its provisions;
(b)    to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
(c)    to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(d)    to delegate its authority to a subcommittee or to any officer of the Company;
(e)    to determine when Awards are to be granted under the Plan and the applicable Grant Date;
(f)    from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;
(g)    to determine the number of shares of Common Stock to be made subject to each Award;
(h)    to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;
(i)    to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;
(j)    to designate an Award as a Performance Award and to select the performance criteria used with respect to such Performance Award;
(k)    to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;
(l)    to provide for the acceleration of the exercisability, vesting or lapse of a Restricted Period of all or any portion of any Award in circumstances involving the Participant’s death or Disability, retirement or termination of Continuous Service or a Change in Control;
(m)    to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;
(n)    to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
(o)    to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and
(p)    to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

2.2    COMMITTEE DECISIONS FINAL. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
2.3    AWARDS TO INSIDERS. The Committee may establish procedures and guidelines such that Awards to Insiders will comply with the exemption requirements of Rule 16b-3, in which case the Awards will be determined and made by a subcommittee consisting solely of two or more Non-Employee Directors. In the event that an Award is made to an Insider that is not exempt from Rule 16b-3, the Award is not void unless otherwise provided in the Award Agreement.
2.4    INDEMNIFICATION. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1    INITIAL POOL. Subject to adjustment in accordance with Article 13, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed two million (2,000,000). The maximum number of shares of Common Stock which may be issued under Incentive Stock Options granted under the Plan is two million (2,000,000).
3.2    LAPSED AWARDS. If any Award is canceled, terminates, expires, or lapses for any reason, any shares of Common Stock subject to such Award shall not count against the aggregate number of Shares available for grants under the Plan set forth in Section 3.1 above.
3.3    NO NET COUNTING OF OPTIONS OR STOCK APPRECIATION RIGHTS; COUNTING OF SHARES USED TO PAY OPTION PRICE AND WITHHOLDING TAXES. The full number of shares of Common Stock with respect to which an Option or Stock Appreciation Right is granted shall count against the aggregate number of shares of Common Stock available for grant under the Plan. Accordingly, if in accordance with the terms of the Plan, a Participant pays the Option Exercise Price for an Option by either tendering previously owned shares of Common Stock or having the Company withhold shares of Common Stock, then such shares of Common Stock surrendered to pay the Option Exercise Price shall continue to count against the aggregate number of shares of Common Stock available for grant under the Plan set forth in Section 3.1 above. In addition, if in accordance with the terms of the Plan, a Participant satisfies any tax withholding requirement with respect to any taxable event arising as a result of this Plan by either tendering previously owned shares of Common Stock or having the Company withhold shares of Common Stock, then such shares of Common Stock surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of shares of Common Stock available for grant under the Plan set forth in Section 3.1 above,
3.4    ITEMS NOT INCLUDED. The following items shall not count against the aggregate number of Shares available for grants under the Plan set forth in Section 3.1 above: (a) the payment in cash of dividends or dividend equivalents under any outstanding Award; (b) any Award that is settled in cash rather than by issuance of shares of Common Stock; or (c) Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become Employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or any Affiliate.

3.5    LIMIT ON COMPENSATION PAID TO NON-EMPLOYEE DIRECTORS. The total compensation paid to a single Non-Employee Director in any calendar year, including the cash compensation and the cash value of all equity Awards granted to the Non-Employee Director in such calendar year, shall not exceed $500,000. Such annual limit shall be measured based on the value of an Award as of the date the Award is granted (not the date of payment). Accordingly, the annual limit shall not include the value of an Award in the calendar year when it is paid or vests if such year is different from the year the Award is granted. For purposes of this Section 3.5, Non-Employee Director compensation in any calendar year shall include amounts or grants that would have been paid or made, as applicable, to the Non-Employee Director in the calendar year absent the Non-Employee Director’s election to defer such compensation to a subsequent year.
ARTICLE 4.
ELIGIBILITY
4.1    ELIGIBILITY FOR SPECIFIC AWARDS. Subject to the terms and provisions of the Plan, Awards may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Notwithstanding the foregoing, (i) Incentive Stock Options may only be granted to Employees of the Company or its Affiliates; provided that the Affiliate is a type of entity whose employees can receive such options under Code Sections 422 and 424 and (ii) Nonqualified Stock Options and Stock Appreciation Rights may only be granted to Employees or Directors of the Company or its Subsidiaries.
4.2    TEN PERCENT SHAREHOLDERS. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.
ARTICLE 5.
RESTRICTED STOCK AWARDS
5.1    GENERAL. A Restricted Stock Award is an Award of actual shares of Common Stock (“Restricted Stock”) that provides that such Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose until the restrictions set forth in the Award Agreement lapse.
5.2    AWARD AGREEMENT; RESTRICTIONS. Each Restricted Stock Award granted under the Plan must be evidenced by an Award Agreement that sets forth the restrictions that apply to the Award, which restrictions may be either or both: (a) the requirement to continue to perform services for a designated period, and/or (b) the attainment of specified performance goals that must be achieved during a designated period. The required period for performance of services and/or the achievement of performance goals is referred to as the “Restricted Period.” Each Restricted Stock Award so granted will be subject to the conditions set forth in this Article 5, and to such other conditions not inconsistent with the Plan, as may be reflected in the applicable Award Agreement.
5.3    SHAREHOLDER RIGHTS. Unless otherwise provided in the Award Agreement, the Participant generally has the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends. In the event that the Award Agreement provides that cash dividends and/ or stock dividends with respect to the Restricted Stock will be withheld, they will be held by the Company for the Participant’s account, without interest (unless otherwise provided in the Award Agreement), and will be distributed to the Participant in cash (or at the discretion of the Committee in shares of Common Stock having a Fair Market Value equal to the amount of such dividends) upon the release of restrictions on the shares to which they relate and, if such shares are forfeited, the Participant will also forfeit the right to such dividends.
5.4    RESTRICTIONS. Restricted Stock awarded to a Participant will be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) the Participant will not be entitled to delivery of the Common Stock; (B) the shares will be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares will be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the Common Stock must be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares will terminate without further obligation on the part of the Company. The Committee has the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock was granted, such action is appropriate.

5.5    DELIVERY OF RESTRICTED STOCK. Upon the expiration of the Restricted Period, to the extent the service and/or performance goals applicable to the Restricted Stock are satisfied, the restrictions set forth in Section 5.4 and the applicable Award Agreement will be of no further force or effect with respect to such shares, and the Company will deliver to the Participant or his or her beneficiary, without charge, the shares of Common Stock (to the nearest full share) and (if applicable) any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock. No Restricted Stock Award may be granted or settled for a fraction of a share of Common Stock.
5.6    STOCK RESTRICTIONS. Restricted Stock awarded under the Plan will bear a legend in such form as the Company deems appropriate. An Award of Restricted Stock may be intended to be a Performance Award that is subject to the provisions of Section 9.1.
5.7    TRANSFERABILITY. Unless otherwise specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or such Participant’s legal representative.
ARTICLE 6.
STOCK OPTIONS
6.1    OPTION PROVISIONS. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Article 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant. Each Option Award Agreement shall specify the Option Exercise Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other provisions as the Committee shall determine. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A and the terms of such Option do not satisfy the requirements of Code Section 409A. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a)    Term. Subject to the provisions of Section 4.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.
(b)    Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 4.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code Section 424(a).
(c)    Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code Section 409A.

6.2    CONSIDERATION.
(a)    The Option Exercise Price may be paid, to the extent permitted by applicable statutes and regulations, either:
(1)    in cash or by certified or bank check at the time the Option is exercised; or
(2)    only to the extent permitted by the Committee (and, in the case of an Incentive Stock Option and to the extent required by Applicable Laws, shall be determined at the time of grant), (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) with respect to Non-qualified Stock Options only, by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. No fractional shares may be tendered or accepted in payment of the Option Exercise Price.
(b)    The Committee may impose any conditions on the payment of the Option Exercise Price, such as holding requirements in the event that the Option Exercise Price is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company.
(c)    No Director or executive officer (which for this purpose means executive officer as defined in Rule 3b-7 of the Exchange Act) will be permitted to pay an Exercise Price in any manner that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 13(k) of the Exchange Act.
6.3    TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
6.4    TRANSFERABILITY OF A NON-QUALIFIED STOCK OPTION. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If authorized in a Participant’s Award Agreement and by the Committee, in its sole discretion, a Participant may transfer, not for value, all or part of a Non-qualified Stock Option to any Permitted Transferee. For the purpose of this Section 6.4, a "not for value" transfer is a transfer which is a gift. Following a transfer under this Section 6.4, any such Non-qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and any shares acquired pursuant to the Non-qualified Stock Option shall be subject to the same restrictions on transfer of shares as would have applied to the Participant. Subsequent transfers of transferred Non-qualified Stock Options shall be prohibited except to Permitted Transferees of the original Participant in accordance with this Section 6.4 or by will or the laws of descent and distribution. The provisions of Section 6 and the Award Agreement governing the Non-qualified Stock Options, as relating to duration and exercisability of the Non-qualified Stock Options, including in the event of termination of the Participant’s employment or service shall continue to be applied with respect to the original Participant, following which the Non-qualified Stock Option shall be exercisable by the transferee only to the extent, and for the periods specified in Article 6 and the governing Award Agreement.

If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
6.5    VESTING OF OPTIONS. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.
6.6    TERMINATION OF CONTINUOUS SERVICE. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.
6.7    EXTENSION OF TERMINATION DATE. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option as set forth in the Award Agreement or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.
6.8    DISABILITY OF OPTIONHOLDER. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.
6.9    DEATH OF OPTIONHOLDER. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.
6.10    INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates as determined in accordance with Section 422 of the Code) exceeds $100,000 (or such other limit established in the Code), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options, notwithstanding any contrary provision of the applicable Award Agreement.

6.11    DISQUALIFYING DISPOSITIONS. Any Participant who makes a “disposition” (as defined in Code Section 424) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) must immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.
6.12    REPRICING. The Committee may not modify the Option Exercise Price in any manner that would constitute a repricing of the Option, without shareholder approval.
ARTICLE 7.
STOCK APPRECIATION RIGHTS
7.1    GENERAL. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Article 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).
7.2    RELATED RIGHT GRANT REQUIREMENTS. Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.
7.3    TERM OF STOCK APPRECIATION RIGHTS. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.
7.4    VESTING OF STOCK APPRECIATION RIGHTS. Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.
7.5    EXERCISE AND PAYMENT. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.
7.6    EXERCISE PRICE. The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Code Section 409A are satisfied.
7.7    REDUCTION IN THE UNDERLYING OPTION SHARES. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

7.8    REPRICING. The Committee may not modify the Exercise Price of a Stock Appreciation Right in any manner that would constitute a repricing of the Stock Appreciation Right, without shareholder approval.
7.9    NONTRANSFERABILITY. Except as otherwise provided in a Participant’s Award Agreement, Stock Appreciation Rights may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under such Awards shall be exercisable during the Participant’s lifetime only by such Participant or such Participant’s legal representative.
ARTICLE 8.
RESTRICTED STOCK UNIT AWARDS
8.1    GENERAL. A Restricted Stock Unit Award is an Award of hypothetical Common Stock units (“Restricted Stock Units” or “RSUs”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock that entitles the Participant to payment in cash or shares of Common Stock in the event the Restricted Period ends with respect to all or a portion of the RSU Award. Each RSU Award granted under the Plan must be evidenced by an Award Agreement. Each RSU Award so granted will be subject to the conditions set forth in this Article 8, and to such other conditions not inconsistent with the Plan, as may be reflected in the applicable Award Agreement.
8.2    AWARD AGREEMENT. The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock will be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant has no voting rights with respect to any Restricted Stock Units. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and/ or stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). If credited, Dividend Equivalents will be withheld by the Company for the Participant’s account, without interest (unless otherwise provided in the Award Agreement). Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) will be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant will also forfeit the right to such Dividend Equivalents.
8.3    RESTRICTIONS.
(a)    Restricted Stock Units awarded to any Participant will be subject to forfeiture until the expiration of the Restricted Period, including as a result of the satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units will terminate without further obligation on the part of the Company. RSUs will also be subject to such other terms and conditions as may be set forth in the applicable Award Agreement. An Award of Restricted Stock Units may be intended to be a Performance Award that is subject to the provisions of Section 9.1 as specified in the applicable Award Agreement.
(b)    The Committee has the authority to remove any or all of the restrictions on the Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws such action is appropriate.
(c)    The Committee may provide for an acceleration of vesting and the lapse of the Restricted Period in the terms of any Award Agreement upon the occurrence of a specified event.
8.4    SETTLEMENT OF RESTRICTED STOCK UNITS.  The Award Agreement shall specify the settlement date with respect to an Award of Restricted Stock Units, which may include a deferred settlement date which is later than the date of the expiration of the Restricted Period. Any Restricted Stock Units that become payable in accordance with the terms and conditions of the applicable Award Agreement shall be settled in cash, shares of Common Stock, or a combination of cash and shares as determined by the Committee in its discretion or as otherwise provided for under the Award Agreement.
8.5    NONTRANSFERABILITY. Except as otherwise provided in a Participant’s Award Agreement, Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under such Awards shall be exercisable during the Participant’s lifetime only by such Participant or such Participant’s legal representative.

ARTICLE 9.
PERFORMANCE AWARDS
9.1    PERFORMANCE CONDITIONS. The right of a Participant to receive a grant, vesting or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any such performance conditions.
9.2    PERFORMANCE GOALS GENERALLY. The performance goals for Performance Awards shall consist of one or more business or other criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 9.2. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries, or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). The Committee may determine the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
9.3    WRITTEN DETERMINATIONS. All determinations by the Committee as to the establishment of performance goals, the amount of any potential individual Performance Awards and the achievement of performance goals relating to Performance Awards, shall be made in writing. The Committee may delegate any responsibility relating to such Performance Awards.
ARTICLE 10.
SECURITIES LAW COMPLIANCE
Each Award Agreement may provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company will use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking does not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.
ARTICLE 11.
USE OF PROCEEDS FROM STOCK
Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, will constitute general funds of the Company.
ARTICLE 12.
MISCELLANEOUS
12.1    ACCELERATION OF EXERCISABILITY AND VESTING. The Committee has the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

12.2    SHAREHOLDER RIGHTS. Except as provided in the Plan or an Award Agreement, no Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements related to the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock is issued, except as provided in Article 13, or pursuant to the terms of an Award Agreement.
12.3    NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Award granted pursuant thereto confers upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affects the right of the Company or an Affiliate to terminate (a) the employment or service of an Employee or Consultant with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
12.4    TRANSFER; APPROVED LEAVE OF ABSENCE. For purposes of the Plan, termination of employment by an Employee will be determined in accordance with the terms of the Plan and will not be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Code Section 409A with respect to Section 409A Awards.
12.5    WITHHOLDING OBLIGATIONS. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy his or her obligations pursuant to this Section 12.5 by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company. If a Participant elects to satisfy tax withholding obligations through option (b), the Company may withhold a sufficient number of shares to meet the entire obligation, even if the value of the amount withheld exceeds the minimum amount of tax required to be withheld by law. If a Participant elects to satisfy tax withholding obligations through option (b), the full value of the shares withheld will be remitted to the taxation authorities. Notwithstanding the foregoing, such election regarding the satisfaction of withholding tax obligations must be made in writing on or prior to (i) the date of exercise, in the case of Options and Stock Appreciation Rights (ii) the date of income inclusion with respect to Restricted Stock Units, and thus the vesting, settlement or payment date, as applicable, and (iii) the expiration of the Restricted Period, in respect of Restricted Stock. Any election made under this Section 12.5 shall be irrevocable by the Participant and may be disapproved by the Committee at any time in its sole discretion. If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this paragraph in cash.
ARTICLE 13.
EFFECT OF CORPORATE TRANSACTION
13.1    ADJUSTMENTS UPON CHANGES IN STOCK.
(a)    In the event of material changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Article 3 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award.

(b)    In the case of adjustments made pursuant to this Article 13, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee will, in the case of Incentive Stock Options, ensure that any adjustments under this Article 13 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Code Section 424(h)(3) and in the case of Non-qualified Stock Options, ensure that any adjustments under this Article 13 will not constitute a modification of such Non-qualified Stock Options within the meaning of Code Section 409A. Any adjustments made under this Article 13 will be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment will be conclusive and binding for all purposes.
13.2    TREATMENT OF OUTSTANDING AWARDS UPON A CHANGE IN CONTROL.
(a)    In the event of a Change of Control, the Committee may provide without further consent or agreement by the Participant, that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices. To the extent Awards are not so assumed by the acquiring or succeeding corporation, the Committee may provide either (a) that outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, prior to or upon consummation of the Change in Control (and to the extent not exercised, will be terminated in connection with the Change in Control), or (b) that outstanding Awards will be terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Change in Control (and if as of the date of the closing of the Change in Control the Committee determines in good faith and the Company’s outside accounting firm confirms that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment).
(b)    In the event of a Change in Control, unless an Award has been terminated as provided in Section 13.2(a) above, unless otherwise provided in the Award Agreement, Awards will be treated as follows:
(1)    In the event of a Participant’s termination of Continuous Service by the acquiring or succeeding corporation (or an affiliate thereof) without Cause or by the Participant for Good Reason during the 24-month period following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all Options and Stock Appreciation Rights will become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period will expire immediately with respect to 100% of the shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.
(2)    With respect to Performance Awards, in the event of a Participant’s termination of Continuous Service by the acquiring or succeeding corporation (or an affiliate thereof) without Cause or by the Participant for Good Reason, in either case, within 24 months following a Change in Control, all target payout opportunities or other vesting criteria will be deemed achieved at the greater of (i) 100% of target levels and (ii) actual performance as of the date of the Change in Control, and all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service. The Performance Awards shall be settled or paid to the Participants within thirty (30) days following the effective date of such termination (such payment shall be in full satisfaction of the Award).
13.3    TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan and any rights or benefits provided to a Participant pursuant to this Article 13 without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Committee may terminate, amend, or modify this Article 13 at any time and from time to time prior to the date of a Change in Control.

13.4    DISSOLUTION OR LIQUIDATION. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of the dissolution or liquidation of the Company.
ARTICLE 14.
AMENDMENT OF THE PLAN AND AWARDS
14.1    AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in this Plan, no amendment will be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.
14.2    SHAREHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.
14.3    CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Code Section 409A and/or to bring the Plan and/or Awards granted under it into compliance therewith.
14.4    NO IMPAIRMENT OF RIGHTS. Rights under any Award granted before amendment of the Plan may not be materially impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.
14.5    AMENDMENT OF AWARDS. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute a material impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.
ARTICLE 15.
GENERAL PROVISIONS
15.1    FORFEITURE EVENTS. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
15.2    CLAWBACK. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). Additionally, notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).
15.3    OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan prevents the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.4    SUB-PLANS. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans may contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans will be deemed a part of the Plan, but each sub-plan will apply only to the Participants in the jurisdiction for which the sub-plan was designed.
15.5    DEFERRAL OF AWARDS. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.
15.6    UNFUNDED PLAN. The Plan is unfunded. Neither the Company, the Board nor the Committee is required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
15.7    DELIVERY. Upon exercise of a right granted under this Plan, the Company will issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days will be considered a reasonable period of time.
15.8    NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued or delivered pursuant to the Plan. The Committee will determine whether cash, additional Awards or other securities or property will be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.
15.9    OTHER PROVISIONS. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.
15.10    SECTION 409A. The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A will not be treated as deferred compensation unless Applicable Laws require otherwise. For Section 409A Awards, any payment or distribution that is triggered upon termination or cessation of employment or a comparable event shall be interpreted consistent with the definition of “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h). Notwithstanding anything in the Plan to the contrary, with respect to amounts payable under a Section 409A Award, in the event that a Participant is a “specified employee” as defined in Section 409A, any amount that is payable in connection with the Participant’s separation from service shall not be paid prior to the date which is six months after the date the Participant separates from service (or, if earlier, the date the Participant dies). A Participant who is subject to the restriction described in the previous sentence shall be paid on the first day of the seventh month after the Participant’s separation from service an amount equal to the benefit that the Participant would have received during such six-month period absent the restriction. Notwithstanding the foregoing, neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Code Section 409A and the none of the Company, any Affiliate or the Committee will have any liability to any Participant for such tax or penalty or any other tax consequences relating to Awards under this Plan.
15.11    BENEFICIARY DESIGNATION. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, must be in a form reasonably prescribed by the Committee and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.
15.12    EXPENSES. The costs of administering the Plan will be paid by the Company.

15.13    SEVERABILITY. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby.
15.14    PLAN HEADINGS. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
15.15    SUCCESSORS. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.
15.16    NON-UNIFORM TREATMENT. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee may make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
ARTICLE 16.
EFFECTIVE DATE OF PLAN
The Plan is effective as of the Effective Date, but no Award may be exercised (or, in the case of a stock Award, may be granted) unless and until the Plan has been approved by the shareholders of the Company within twelve months after the Effective Date.
ARTICLE 17.
TERMINATION OR SUSPENSION OF THE PLAN
The Plan will terminate automatically on February 28, 2033. No Award may be granted pursuant to the Plan after such date, but Awards granted before such date may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 14.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
ARTICLE 18.
CHOICE OF LAW
The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

Appendix D - Proxy Card

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